SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                    a21, INC.
                      (Name of Small Business Issuer in its
                                    Charter)

                TEXAS                                     7389                                74-2896910
   (State or Other Jurisdiction of            (Primary Standard Industrial                 (I.R.S. Employer
    Incorporation or Organization)               Classification Number)                   Identification No.)

                             7660 CENTURION PARKWAY
                           JACKSONVILLE, FLORIDA 32256
                                 (904) 565-0066
                                  (Address and
                Telephone Number of Principal Executive Offices)

                                   HAIM ARIAV
                             7660 CENTURION PARKWAY
                           JACKSONVILLE, FLORIDA 32256
                                 (904) 565-0066
                       (Name, Address and Telephone Number
                              of Agent for Service)

                        Copies of all communications to:
                             David C. Fischer, Esq.
                            Lloyd L. Rothenberg, Esq.
                                 Loeb & Loeb LLP
                                 345 Park Avenue
                            New York, New York 10154
             Telephone: (212) 407-4000 Facsimile No. (212) 407-4990

      APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE    AMOUNT TO BE    OFFERING PRICE PER       AGGREGATE OFFERING      AMOUNT OF
REGISTERED                                 REGISTERED          SHARE(1)                 PRICE(1)        REGISTRATION FEE

Common Stock, $.001 par value               52,943,129            $.25                 $13,235,783            $1,677

------------------
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked prices, as reported on the OTC Bulletin Board, on July 28, 2004.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED AUGUST 4, 2004

                                   PROSPECTUS

                                    a21, INC.
                        52,943,129 Shares of Common Stock

      This prospectus covers up to 52,943,129 shares of common stock of a21, Inc. being offered by selling shareholders. See "Selling Shareholders" beginning on page 26. We will not receive any proceeds from the sale of the shares by the selling shareholders.

      Our shares of common stock trade on the OTC Bulletin Board under the symbol "ATWO." The average of the bid and asked prices of our common stock on August 3, 2004 was $0.27.

                             ----------------------

      THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

                             ----------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------


                   The date of this prospectus is _____, 2004.

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Summary.........................................................................................................1

Risk Factors....................................................................................................2

Forward-Looking Statements......................................................................................5

Use of Proceeds.................................................................................................5

Market for Common Equity and Related Shareholder Matters........................................................5

Management's Discussion and Analysis or Plan of Operation.......................................................7

Business.......................................................................................................10

Directors, Executive Officers, Promoters and Control Persons...................................................16

Executive Compensation.........................................................................................19

Certain Relationships and Related Transactions.................................................................22

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure...........................23

Security Ownership of Certain Beneficial Owners and Management.................................................24

Selling Shareholders...........................................................................................26

Plan of Distribution...........................................................................................28

Description of Securities......................................................................................30

Indemnification................................................................................................30

Legal Matters..................................................................................................31

Financial Statements...........................................................................................31

Experts........................................................................................................31

Where You Can Find More Information............................................................................31

                                    SUMMARY

THE BUSINESS

      a21, Inc. was incorporated in the State of Texas in October 1998, under the name Saratoga Holdings I, Inc. In February 2004, we completed the acquisition of all of the voting common stock, representing 83% of the outstanding equity, of SuperStock, Inc. Through our subsidiary, SuperStock, we aggregate visual content from photographers, photography agencies, archives, libraries and private collections and license such visual content to our customers. Our customer base consists of four major groups: creative (advertising and design agencies), editorial (publishing and media entities), corporate (in-house communications departments and outside corporate communications firms) and consumers (the general public). Our products are sold directly and through a global network of distributors in over 90 countries.

EXECUTIVE OFFICES

      Our headquarters and executive offices are located at 7660 Centurion Parkway, Jacksonville, Florida 32256, and our telephone number is (904) 565-0066. We maintain websites located at www.a21group.com and www.superstock.com.

SUMMARY FINANCIAL DATA

      The following summary of our financial information has been derived from our unaudited consolidated financial statements for the quarters ended March 31, 2004 and March 31, 2003, our audited consolidated financial statements for the years ended December 31, 2003 and December 31, 2002, and our pro forma condensed consolidated financial statements which consolidated financial statements are included elsewhere in this prospectus.

SUMMARY FINANCIAL DATA

      The following summary of our financial information has been derived from our unaudited c onsolidated financial statements for the quarters ended March 31, 2004 and March 31, 2003, our audited consolidated financial statements for the years ended December 31, 2003 and December 31, 2002, and our pro forma condensed consolidated financial statements which consolidated financial statements are included elsewhere in this prospectus.

                                                                                  Quarter ended
                                                                     March 31, 2004(1)         March 31, 2003
                                                                     -----------------        -----------------
STATEMENT OF OPERATIONS DATA
Revenue...........................................................    $      797,868          $           --
Net loss..........................................................          (600,219)               (266,079)
Net loss per share, basic and diluted.............................    $        (0.02)         $        (0.02)
BALANCE SHEET DATA
Working capital deficit...........................................    $   (5,184,352)
Total current assets..............................................         2,641,559
Total current liabilities.........................................         7,825,911
Total shareholders' equity (deficiency)...........................    $    2,430,670

                                                                                      Year ended
                                                                     December 31, 2003        December 31, 2003
                                                                       (Historical)             (Pro Forma)
                                                                     -----------------        -----------------
STATEMENT OF OPERATIONS DATA
Revenue...........................................................    $            0          $    9,027,599
Net loss..........................................................        (1,333,000)             (3,201,755)
Net loss per share - basic and diluted............................    $        (0.08)         $        (0.09)
BALANCE SHEET DATA
Working capital deficit...........................................    $   (1,539,000)
Total current assets..............................................             1,000
Total current liabilities.........................................         1,540,000
Total capital deficit.............................................    $   (1,509,000)

(1)  Includes the operations of SuperStock, Inc. from February 29, 2004.

(2)  Includes the operations of SuperStock for the year ended February 29, 2004.

                                  RISK FACTORS

      Investing in our securities involves a great deal of risk. You should carefully consider the following factors as well as other information included or incorporated by reference in this prospectus before deciding to purchase our common stock.

      The following matters, among others, may have a material adverse effect on our business, financial condition, liquidity, results of operations or prospects, financial or otherwise. Reference to this cautionary statement in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements.

WE HAVE A HISTORY OF LOSSES AND MAY NEVER BE PROFITABLE.

      As of March 31, 2004, we had an accumulated deficit of $7,520,219 and a working capital deficit of $5,184,352. To date, our working capital has been generated primarily through sales of our common stock, issuance of debt securities and sale of assets. If we are not successful in executing our business plan, we may never achieve profitability.

WE MAY NOT BE ABLE TO COMPETE WITH EXISTING OR POTENTIAL COMPETITORS.

      The visual content industry is highly competitive. We believe that competitive factors include:

o     quality of images,

o     branding,

o     reputation,

o     service,

o     breadth of content,

o     depth of content,

o     content provider associations,

o     customer associations,

o     technology,

o     pricing, and

o     sales and marketing.

      There is significant competition in our industry. Our competitors include Getty Images, Corbis, Creatas, Photonica, Zefa Visual Media, Masterfile, Comstock, Index Stock and dozens of smaller stock photography agencies. Many of our competitors are significantly larger, have far greater resources, a far greater customer base, a far greater content provider base, significantly more technology infrastructure, and more well recognized names in the marketplace than we do, all of which may make it difficult for us to compete effectively. In addition, there are several companies that are aggressively pursuing this market with technology and services that we may not be able to match.

OUTSIDE CONTENT PROVIDERS ARE CRITICAL TO US.

      We rely on outside sources to provide us with visual content, which we aggregate and make available to our customers. We plan on entering into additional agreements with outside content providers to license their imagery. We cannot assure that we will enter into agreements with outside content providers or, if we are able to enter into such agreements, that we will have the resources or personnel to successfully integrate such content into our business. The quality and availability of content that we may be able to acquire on terms and conditions that are acceptable to us may be limited. If we are not able to enter into agreements to acquire quality content and/or if we are unable to successfully integrate content into our business, our financial condition and prospects may be materially adversely affected.

WE PLAN TO GROW OUR BUSINESS THROUGH ACQUISITIONS AND JOINT VENTURES.

      The acquisition of new businesses is costly, such acquisitions may not enhance our financial condition, and we may face difficulties and be unsuccessful in integrating new businesses. The resources expended in identifying and consummating acquisitions and joint ventures may be significant. Any future acquisitions will be subject to a number of challenges in integrating new operations into our existing operations, including:

o     diversion of management time and resources;

o difficulty of assimilating the operations and personnel of the acquired companies;

o     potential disruption of our ongoing business;

o difficulty of incorporating acquired technology and rights into our products and services;

o     unanticipated expenses related to technology integration;

o difficulties in maintaining uniform standards, controls, procedures and policies;

o impairment of relationships with employees and customers as a result of any integration of new management personnel; and

o     potential unknown liabilities associated with acquired businesses.

WE MAY NOT SUCCEED IN ESTABLISHING THE A21 BRANDS.

      We believe that having a well recognized brand name is a critical competitive factor in our industry. If we do not successfully establish the a21 brands, we may not be able to generate enough interest from buyers to consider licensing images from us or from suppliers to entertain licensing their images to us. To successfully develop and maintain the a21 brands, including the "SuperStock" brand, we will have to invest in marketing, promotion, advertising, sales, distribution, and other personnel to support it. We cannot assure you that we will have sufficient capital required to successfully develop and maintain the a21 brands or that we will be able to hire qualified personnel to support the a21 brands in the future. In addition, we will have to invest in aggregating additional images of the type demanded by our customers to constantly refresh, update and keep current our image archive.

KEY EMPLOYEES ARE ESSENTIAL TO BUILDING OUR CUSTOMER RELATIONSHIPS.

      We are highly dependent on key employees. Albert H. Pleus, our Chairman and Chief Executive Officer, Thomas V. Butta, our Vice Chairman and Chief Strategic Officer, Haim Ariav, our President and a member of our Board of Directors and President and Chief Operating Officer of SuperStock, Jose Perez, our Vice President of Finance and Vice President, Finance & Human Resources of SuperStock, and Susan O. Chiang, Senior Vice President and Chief Financial Officer of SuperStock, are essential to our ability to establish and maintain relationships with our customers and distributors. Competition in our industry for executive-level personnel is strong and we can make no assurance that we will be able to hire, motivate and retain highly effective executive employees.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH OPERATIONS IN MULTIPLE COUNTRIES.

      We have over 50 distributors doing business in over 90 countries. In addition, we have subsidiaries in the U.K. and in Canada. In 2003, SuperStock's revenues earned outside of the U.S. accounted for around 30% of its total revenue. As a result, we are subject to risks associated with operating in multiple countries, including:

o increased time, effort and attention of our management to manage our foreign operations;

o currency devaluations and fluctuations in currency exchange rates, including impacts of transactions in various currencies and translation of various currencies into dollars for U.S. reporting and financial covenant compliance purposes;

o     imposition of or increases in customs duties and other tariffs;

o language barriers and other difficulties in staffing and managing foreign operations;

o longer customer payment cycles and greater difficulties in collecting accounts receivable;

o uncertainties of laws and enforcement relating to the protection of intellectual property;

o imposition of or increases in currency exchange controls, including imposition of or increases in limitations on conversion of various currencies into U.S. dollars;

o imposition of or increases in revenue, income or earnings taxes and withholding and other taxes;

o imposition of or increases in investment or trade restrictions and other restrictions or requirements by non-U.S. governments;

o inability to definitively determine or satisfy legal requirements, inability to effectively enforce contract or legal rights and inability to obtain complete financial or other information under local legal, judicial, regulatory, disclosure and other systems; and

o nationalization and other risks which could result from a change in government or other political, social or economic instability.

We cannot assure you that such risks will not have a material adverse effect on us in the future.

SYSTEMS FAILURES AND SECURITY BREACHES MAY HARM OUR BUSINESS.

      Any failure of our current technology systems, the technology systems of our planned acquisitions or any breach of security of our system or the systems of our planned acquisitions, or the perception of a failure or breach of security of such systems, could decrease our customers' trust in us and our content providers' trust in us to safeguard confidential and valuable information and assets, which could adversely affect their willingness to do business with us.

WE RELY ON THIRD PARTIES FOR TECHNOLOGY AND BACKUP SYSTEMS.

      While we currently manage our technology on site at our headquarters, we are planning to add additional technology and systems to support our business during the third quarter of 2004. Some of the technologies and systems are to be managed by third parties off site on outside servers for website hosting and backup. We may not be able to control access and security to these servers as we would if they were on site. While we make every effort to maximize the security and integrity of our data, we cannot guarantee that third parties will do the same regardless of their contractual obligation to do so.

      Additionally, some of our distributors both domestically and overseas keep local copies of a portion of our image library on their servers to expedite delivery of images to their clients. We do not have control over the day-to-day management of their technology and the security and integrity of their systems. If our data is compromised, it may be rendered unusable or we may be unable to prevent unauthorized copies of images from our library from entering the marketplace.

IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR GROWTH WE WILL BE UNABLE TO SUCCESSFULLY OPERATE OUR BUSINESS IN THE FUTURE.

      Our growth has placed, and is expected to continue to place, a significant strain on our managerial, technical, operational and financial resources. To manage our expected growth, we will have to implement and improve our operational and financial systems, and we will have to train and manage our growing employee base. We will also need to maintain and expand our relationships with customers, outside content providers and other third parties. If we are unable to effectively manage our growth, our business may become inefficient and therefore less profitable.

YOU MAY SUFFER DILUTION UPON THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS AND THE CONVERSION OF CONVERTIBLE NOTES AND PREFERRED STOCK.

      As of July 30, 2004, we had stock options outstanding to purchase 4,697,623 shares of common stock, warrants to purchase 28,394,967 shares of common stock, preferred stock exchangeable into 5,000,151 shares of common stock and convertible notes convertible into between 625,000 and 1,388,889 (these notes are convertible at a minimum conversion price of $.90 per share and a maximum conversion price of $2.00 per share) shares of common stock, some of which have exercise prices at or below the price of our shares of common stock on the public market. To the extent such options or warrants are exercised and convertible notes and preferred stock are converted, there will be further dilution. In addition, in the event that any future financing should be in the form of securities convertible into, or exchangeable for, equity securities, investors may experience additional dilution upon the conversion or exchange of such securities.

WE MAY NEED TO OBTAIN ADDITIONAL FINANCING TO FUND OUR OPERATIONS AND TO ACQUIRE ADDITIONAL BUSINESSES.

      We may need to obtain additional financing to fund our operations and to acquire additional businesses. There is no guarantee that we will be able to raise additional capital under terms and conditions that are favorable to us, if at all. If we are unable to raise additional capital, we will have to extend the maturity on some of our obligations. There is no guarantee that we will be able to reach agreement on such extensions under terms and conditions that are favorable to us, if at all.

WE HAVE A LIMITED OPERATING HISTORY.

      While SuperStock has been in business since 1973, a21 was founded and commenced operations in October 1998, and members of our current management team have only been actively involved in our operations since 2001. Our operating history and the experience of our management team may be insufficient for you to evaluate our business and future prospects.

PROVISIONS OF OUR CORPORATE DOCUMENTS AND TEXAS CORPORATE LAW MAY DETER A THIRD PARTY FROM ACQUIRING OUR COMPANY.

      Provisions of our articles of incorporation, as amended, and our bylaws, authorize our Board of Directors to, among other things, issue preferred stock and fix the rights, preferences, privileges and restrictions of such shares without any further vote, approval or action by our shareholders. Our Board could take actions that could discourage a third party from attempting to acquire control of us and that could make it more difficult for a third party to acquire us. The Board could take such actions even if our shareholders consider a change in control to be in their best interests. In addition, the concentration of beneficial ownership of our common stock by the Board of Directors, along with certain provisions of Texas law, may have the effect of delaying, deterring or preventing a takeover of our company.

                           FORWARD-LOOKING STATEMENTS

      Statements in this prospectus that are not descriptions of historical facts are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular descriptions of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects," or similar terms, variations of such terms, or the negative of such terms. Forward-looking statements are based on management's current expectations. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth under "Risk Factors."

                                 USE OF PROCEEDS

      We will not receive any proceeds upon the sale of shares by the selling shareholders.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

      Our common stock has traded on the OTC Bulletin Board under the symbol "ATWO" since May 2002. Prior to May 1, 2002, our common stock was traded on the OTC Bulletin Board under the symbol "SGXK". From May 23, 2003 until August 28, 2003, our common stock traded on the "Pink Sheets."

      The following table sets forth for the quarterly periods indicated the high and low bid prices of our common stock as reported on the OTC Bulletin Board. The bid prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                                        HIGH                          LOW
                                                                        ----                          ---
2002
   First Quarter                                                     $    2.36                    $    0.23
   Second Quarter                                                         0.87                         0.11
   Third Quarter                                                          1.10                         0.12
   Fourth Quarter                                                         0.40                         0.15

2003
   First Quarter                                                     $    0.31                    $    0.17
   Second Quarter                                                         0.22                         0.02
   Third Quarter                                                          0.22                         0.06
   Fourth Quarter                                                         0.22                         0.07

2004
   First Quarter                                                     $    0.60                    $    0.08
   Second Quarter                                                         0.64                         0.25
   Third Quarter (through July 30, 2004)                                  0.37                         0.17

HOLDERS

      There were approximately 1,400 holders of record of our common stock on July 30, 2004.

DIVIDENDS

      We have not paid or declared any dividends on our common stock since our inception. Our Board of Directors does not expect to declare cash dividends on our common stock in the near future. We anticipate that we will retain our future earnings to finance the continuing development of our business.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

GENERAL

      The following should be read in conjunction with our unaudited and audited consolidated financial statements and the notes thereto.

RESULTS OF OPERATIONS

Three Months Ended March 31, 2004 and March 31, 2003

      During the three months ended March 31, 2004, we completed debt and equity financings and acquired SuperStock, Inc. and its subsidiaries on February 29, 2004. Prior to the acquisition, we were building our business plan, recruiting a management team and reviewing potential acquisitions.

      Revenues. Revenues were $797,868 in the three months ended March 31, 2004 compared to $0 in the three months ended March 31, 2003. The increase in revenues in the quarter ended March 31, 2004 is attributable to revenues of SuperStock for the period from February 29, 2004 (the date on which we acquired SuperStock and its subsidiaries) through March 31, 2004.

      Cost of Revenues. Cost of revenues were $211,747 in the three months ended March 31, 2004 compared to $0 in the three months ended March 31, 2003. As a percentage of revenues, cost of revenues were 27% in the three months ended March 31, 2004 and gross profit was 73%. Since we had no revenue or gross profit for the three months ended March 31, 2003, other comparisons are not applicable.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses were $986,651 in the three months ended March 31, 2004 compared to $237,381 in the three months ended March 31, 2003. This increase was primarily attributable to $473,629 of SuperStock expenses and $305,250 of variable option compensation.

      Depreciation and amortization expense. Depreciation and amortization expense was $98,963 in the three months ended March 31, 2003 as compared to $12,725 in the three months ended March 31, 2002 due to the acquisition of SuperStock.

      Net Interest Expense. Interest expense was $100,726 in the three months ended March 31, 2004 as compared to $15,973 in the three months ended March 31, 2003. This increase is attributable to $53,596 of amortization of debt discount and additional interest due on unsecured notes payable, convertible subordinated notes payable, a note payable to the selling shareholders of SuperStock and the assumption of a note secured by a first mortgage on our headquarters building, all in connection with the acquisition of SuperStock.

      Net Loss. Net loss was $600,219, or $0.02 per share, in the three months ended March 31, 2004 as compared to net loss of $266,079, or $0.02 per share, in the three months ended March 31, 2003. The increase in net loss is principally due to the reasons described above.

Years Ended December 31, 2003 and December 31, 2002

      We were in the development stage for the years ended December 31, 2003 and 2002. During this time, we developed our business plan, raised capital, recruited a management team and reviewed potential acquisitions. Research and development costs for the year ended December 31, 2003 were $0 compared to $178,000 for the year ended December 31, 2002. The decrease is attributable to our decision to focus our efforts on seeking acquisitions, rather than building our internal infrastructure. We incurred general and administrative costs of $1,133,000 and had an operating loss of $1,333,000 for the year ended December 31, 2003 compared to general and administrative costs of $2,012,000 and an operating loss of $3,291,000 for the year ended December 31, 2002. Additionally, we wrote down the value of an investment by $77,000 and $113,000 for the years ended December 31, 2003 and 2002, respectively. Depreciation and amortization expense for the year ended December 31, 2003 was $36,000 compared to $55,000 for the year ended December 31, 2002. Interest expense (net) was $87,000 and $90,000 for the years ended December 31, 2003 and 2002, respectively. Additionally, we wrote off $843,000 of web site costs during the year ended December 31, 2002. We had no significant increase in the purchase of depreciable assets as we switched our focus to seeking acquisitions from building internal infrastructure.

LIQUIDITY AND CAPITAL RESOURCES

      To date, we have been able to finance our operations by raising capital through the private placement of common and preferred stock, convertible debt and notes and in June 2004 we sold the building in which our and SuperStock's headquarters are located and then leased the building back from the buyer.

      As of March 31, 2004, we had $963,120 of cash and a working capital deficit of $5,184,352 as compared to $702 of cash and a working capital deficit of $1,538,751 at December 31, 2003.

      Net cash used in operating activities for the three months ended March 31, 2004 was $337,017 as compared to net cash used in operating activities of $77,815 for the three months ended March 31, 2003. Net cash used in operating activities in the three months ended March 31, 2004 was due primarily to our net loss of $600,219, adjusted for $305,250 of variable option compensation and $98,963 of depreciation and amortization, in addition to an increase in accounts receivable of $202,159 and an increase in prepaid expenses and other current assets of $115,050, partially offset by an increase in accounts payable and accrued expenses of $84,925. Net cash used in operating activities in the three months ended March 31, 2003 was principally due to the net loss of $266,079, partially offset by an increase in accounts payable and accrued expenses of $100,488.

      Net cash used in investing activities for the three months ended March 31, 2004 was $1,495,886 as compared to net cash used in investing activities for the three months ended March 31, 2003 of $0. Net cash used in investing activities in the three months ended March 31, 2004 was primarily for the acquisition of SuperStock.

      Net cash provided by financing activities for the three months ended March 31, 2004 was $2,791,900 as compared to net cash provided by financing activities of $107,000 for the three months ended March 31, 2003. Net cash provided by financing activities in the three months ended March 31, 2004 was from net proceeds of $2,790,000 received from the issuance of common stock and warrants, and proceeds of $2,300,000 from the issuance of notes payable and warrants were partially offset by the repayment of $2,298,100 of debt in the three months ended March 31, 2004. Net cash provided by financing activities in the three months ended March 31, 2003 was from notes payable to affiliates.

      The independent auditors' report on our financial statements for the year ended December 31, 2003 expressed substantial doubt about our ability to continue as a going concern. We have incurred net losses since inception, and SuperStock has incurred losses over the last few years. As of March 31, 2004, we had a net working capital deficit position and approximately $7,800,000 of total current liabilities, which raised substantial doubt about our ability to continue as a going concern.

      To increase our capital reserves and retire debt, we sold the building in which our and SuperStock's headquarters are located to an institutional investor for $7,500,000 and a closing credit for SuperStock's benefit of $180,000, which building we then leased back from the buyer. With the proceeds from such sale, we repaid the approximately $4,000,000 note secured by a first mortgage on the facility and an approximately $1,600,000 note payable to the selling shareholders of SuperStock, which significantly decreased our total current liabilities. The balance of the proceeds from such sale eliminated our working capital deficit and created a surplus, which we intend to use to fund our operations and make additional acquisitions.

      While we believe our capital resources will be sufficient for the next twelve months based on current operations, there can be no guarantee that we will have sufficient capital or that we will be able to obtain sufficient capital to meet our operational obligations or execute our business plan, which includes both internal growth and growth by acquisitions.

      Net cash used in operating activities was $430,000 and $476,000 during the years ended December 31, 2003 and 2002, respectively. Net cash used in operating activities in 2003 principally resulted from a net loss of $1,133,000, partially offset by equity-based charges of $391,000 and increases in accounts payable of $219,000 and accrued wages and payroll taxes of $161,000. Net cash used in operating activities in 2002 principally resulted from a net loss of $3,291,000, partially offset by a write-off of web site development costs of $843,000, equity-based charges of $626,000, and increases in accounts payable of $190,000 and accrued wages and payroll taxes of $993,000.

      Net cash provided by financing activities was $422,000 and $545,000 during the years ended December 31, 2003 and 2002, respectively, and resulted principally from shareholder loans and the sale of common stock.

OFF BALANCE SHEET ARRANGEMENTS

      Not applicable.

                                    BUSINESS

BACKGROUND

      a21, Inc. was incorporated in the State of Texas in October 1998, under the name Saratoga Holdings I, Inc. In April 2002, Agence 21, Inc. entered into an exchange agreement with the registrant (then named Saratoga Holdings I, Inc.) and a21 Acquisition LLC, a wholly owned subsidiary of Saratoga, pursuant to which Agence became an 83%-owned subsidiary of Saratoga. We are headquartered in Jacksonville, Florida, and operate company-owned subsidiaries in Canada and the United Kingdom. Our products are sold directly and through a global network of distributors in over 90 countries.

      In February 2004, we completed the acquisition of all of the voting common stock, representing 83% of the outstanding equity, of SuperStock, Inc., a licensor of stock images to the advertising and publishing industries. SuperStock's primary assets included approximately 900,000 images that it either owns or licenses from third parties, an approximately 73,000 square foot facility in Jacksonville, Florida (which we, through our SuperStock subsidiary, sold and leased back from the buyer), receivables from its customers, and cash.

      In consideration for the sale and purchase of the common stock of SuperStock, the sellers received 1,666,717 shares of non-voting participating preferred stock of SuperStock which is exchangeable into 5,000,151 shares of our common stock, $2,600,625 in cash and a 14 month secured note in the amount of $1,576,250 that initially pays an interest rate of LIBOR plus 1.9% per annum. In addition, we granted warrants to the sellers to purchase 160,000 shares of our common stock at $0.56 per share and issued to the sellers and their advisors 573,589 shares of our common stock for $149,539 cash consideration. Final adjustments will be made to the purchase price after finalization of SuperStock's closing balance sheet. The sellers have presented their proposed closing balance sheet. We are in the process of reviewing this balance sheet and have until August 18, 2004 to voice any objections thereto. The sellers may also receive up to $1,500,000 should SuperStock achieve certain revenue milestones during the four year period after closing.

      We raised $5,900,000 in equity and debt financing in addition to the $149,539 received as discussed above. Barron Partners, L.P. provided $3,000,000 of equity financing and in return received 15,000,000 shares of our common stock, warrants to purchase an additional 4,590,000 shares of our common stock at each of $.20, $.225, and $.45 per share, and warrants to purchase an additional 3,672,000 shares of our common stock at each of $.90 and $1.35 per share. $600,000 of financing was the result of our executive officers and directors converting loans they had made to us into shares of our common stock under the same terms and conditions as Barron Partners, L.P. See "Certain Relationships and Related Transactions - Shareholder Loans" for additional information about the conversions of such loans by our executive officers and directors. We obtained an additional $1,250,000 of financing and issued a two-year convertible subordinated note, which accrues interest at 12% for the first six months, 13.5% for the next 12 months, and 15% for the last six months and which is convertible into shares of our common stock with a floor of $.90 per share and a cap of $2.00 per share. The holder of the note also received 938,000 callable warrants with exercise prices of $.45, $.90 and $1.35 per share of our common stock. The remaining $1,050,000 of financing was in the form of unsecured debt, which accrues interest at 12% for up to 12 months along with 630,000 callable warrants with an exercise price of $.45 per share of our common stock.

INTELLECTUAL PROPERTY

      Through our subsidiary, SuperStock, we aggregate visual content from photographers, photography agencies, archives, libraries and private collections, and make such visual content available to creative professionals at advertising and design agencies, publishing and media companies, corporate communications departments, SO/HO businesses, and consumers.

      Images are not sold: reproduction and usage rights are licensed. Such licenses fall into two main types - rights-managed and royalty-free. A rights-managed license is a limited license whereby the usage (for instance, a magazine advertisement or a billboard), term (either for one-time use or for a specified time) and venue (for instance, within the U.S. or Europe or globally) are fully defined. A royalty-free license, which is a misnomer but has been widely adopted in the industry, is an unlimited license, whereby the image can be reused indefinitely for an unlimited time, as long as the license is not re-sold or transferred.

      Other than a portion of our library that is fully owned by SuperStock, the copyright to the images that we sell belongs to the independent photographer or company that grants us licensing and distribution rights.

PRODUCTS

      Our images are available for delivery to our customers through online downloads or on CD-ROM and may be viewed on our website and those of our distributors.

      Customers typically search for images by using the search engine on our website. Given any number of input parameters, which include keywords, subject matter, product type and image number, the search engine returns the appropriate images for the customer to peruse and select. The search can then be refined or repeated with modified input parameters. An image search is usually an iterative process.

Pricing of Our Products

      Pricing for each customer group varies depending upon product type, with rights-managed images generally selling at a higher price point than royalty-free images. Pricing of rights-managed licenses is determined by a number of factors, which factors are selected by our customers to suit their specific needs. Pricing for images procured through a rights-managed license currently range from approximately $185 for a quarter page editorial inside a magazine to over $10,000 for use in a major print advertising campaign. Pricing for images procured through a royalty-free license currently range from approximately $70 for a low resolution image to approximately $400 for a high resolution, full page image. Rights-managed image sales generally require more of our support staff than royalty-free image sales, typically because of the time and effort required to negotiate and monitor the rights-managed licenses and because rights-managed licensors are often a higher level, more sophisticated customer.

Contemporary Photography

      Our collection of contemporary photography forms the largest part of our library, and is a comprehensive offering of current and cutting-edge imagery in a wide variety of subjects, such as people and lifestyles, world travel and places, nature and wildlife, business and industry, sports and concepts.

      The majority of this collection comes from our contributing photographers and agencies, who provide us with imagery produced with the most current styles and techniques. In addition, we solicit new photographers and agencies based on the quality and type of their work that they produce or represent as well as the needs of our customers. Our success in recruiting new photographers and agencies is often dependent on the terms offered relative to those offered by the competition.

Vintage Photography

      The bulk of our vintage collection consists of SuperStock's earlier acquisition of the Devaney Collection, which is comprised of commercial and advertising photography from the 1940's through the 1960's. In addition to being virtually impossible to replicate, this unique collection is available for commercial and advertising use by virtue of the model releases, which are essentially written permissions from the persons appearing in the photographs that their image may be commercially exploited. In addition to the Devaney Collection, we have distribution agreements with a number of notable and prestigious archives, including the Culver Collection and the Underwood Photo Archive.

Fine Art

      Our repertoire of fine art imagery ranges from prehistoric cave paintings to modern and contemporary pieces from living artists, the many artistic movements throughout history, religious and cultural works, and photographs of antiques and artifacts. This collection is the result of over a quarter century of aggregations by SuperStock and affiliations with various archives, libraries, museums and private collections, which includes The Bridgeman Art Library, AKG Berlin, The National Portrait Gallery, Christie's Images, The Huntington Library and the Giraudon Collection.

CUSTOMERS

      Our customer base consists of four major groups: creative (advertising and design agencies), editorial (publishing and media entities), corporate (in-house communications departments and outside corporate communications firms) and retail (the general public).

Creative

      We supply imagery to our creative customers that typically convey a commercial or advertising message. These customers usually demand unique, cutting-edge imagery and often require exclusive rights for specific and sometimes extended periods, ranging from one year to ten years.

      We have found that conceptual imagery (those that depict victory, profit, joy, danger, etc.) is very important to this customer group. These images are the most difficult to search for using keywords, which can be highly subjective. Therefore, we have built a staff of researchers, all of whom have relevant fine arts backgrounds and who are well-trained and experienced in the matters of photography, the arts, and graphic design, allowing us to provide custom research to our customers. This is an important element in differentiating SuperStock from the competition.

Editorial

      We supply a variety of images for use in the publication of textbooks, magazines and newspapers where there is a need to illustrate the stories and editorials with imagery. Such images includes various places and landmarks of the world, wildlife and nature, societal issues such as health care and education, and famous people and historical figures and events.

Corporate

      We supply a variety of imagery for use in business and corporate communications, which may be included in brochures, annual reports, newsletters, websites and multi-media presentations. The imagery needs of this customer group typically run the gamut from conceptual imagery to editorial imagery.

Retail

      Our customers purchase our images, either directly from us or through a distributor, and market these images to the general public. Our imagery is generally made available to the retail market in the form of screensavers, posters, T-shirts, mugs and various other items. Customers in the retail group typically demand images that are cute, colorful and common, such as puppies, sunsets and flowers.

MARKETING

      Our fundamental draw and positioning, and therefore the products and services we offer, is our SuperStock brand. On occasion, we have been able to co-brand certain products, services and marketing activities with those of certain vendors, especially vendors who have well established brand identities. On occasion, we have used the names of individual photographers, especially those with unique bodies of work or those who are well renowned, in our marketing activities.

      We reach our customers and prospective customers through a variety of marketing activities, which include print advertising, direct mail, webmail and tele-marketing. These activities are designed to create and reinforce brand awareness, drive traffic to our website, and advertise our latest products and services.

Print Advertising

      We seek to build and reinforce our brand and promote our latest products and services through ongoing print advertising campaigns in a number of trade publications.

Direct Mail

      Direct mail forms are an integral part of our marketing efforts. Our direct mail campaigns consist of postcards, brochures and print catalogs and are designed to depict the most current styles and trends, incorporate our newest photography and appeal to the tastes and expectations of our customers. We believe that direct mail is also a very important channel in prospecting for new customers.

Webmail

      We send e-mails to our registered users regularly which contain invitations to visit various pages on our website. Our website accepts and enables visitors to view picture galleries, multi-media and interactive presentations and sales promotions.

Telemarketing

      Our ongoing effort to update and add to our customer list is also an opportunity to build and reinforce the personal contacts that are critical in servicing our customer's needs. We believe that such personal contact is an important part of our efforts to distinguish ourselves from our competitors. The main focus of our telemarketing efforts is towards those previously established customers whom we consider dormant or under-performing.

SALES AND DISTRIBUTION

      Our licensing revenue is generated from our direct sales operations in countries where we operate company-owned offices as well as revenue sharing arrangements with our distributors.

Direct Sales

      Our sales and service staff consists of Account Executives and a Customer Service Group. Account Executives are assigned key accounts, typically high volume and regular customers, and are responsible for managing and building these relationships. Account Executives are given the opportunity to prospect for new accounts. The Customer Service Group handles new customers and the occasional customer. Once certain criteria are met - frequency, volume and pattern of purchases - a customer will be assigned to an Account Executive for further development. We also employ a Technical Support Group that provides expertise in web, online and digital imagery applications and assists our customers to use our products.

Distribution

      Our imagery is licensed to customers worldwide through our international distribution network, which consists of over 50 distributors operating in over 90 countries. The use of our brand name, licensing rights to the imagery, access to various tools on our website and the provision of digital files are granted under license and revenue-sharing arrangements. The appointment of local distributors in various countries allows us to realize revenue opportunities without building operational infrastructure in different languages, cultures, legal systems and currencies.

      All of our distributors have built, or have access to, e-commerce capable websites with full search, transactional and online delivery capabilities. Where needed, we have provided our inventory of image files as well as image metadata to those who have built and maintain their own websites. In some cases, we have provided the same to third parties who provide such service. In a few cases, we have provided our own website as their primary online sales tool.

      In the case of royalty-free CD products, inventory is provided to the distributor on consignment.

OPERATIONS AND TECHNOLOGY

      The Internet and digital imaging technology allows an image that has been digitized to be seen worldwide and reproduced and distributed indefinitely, at little or no additional cost. This has created tremendous opportunities for us to streamline our operations and to realize the benefits of economies of scale. On our website, images can be found, licenses transacted and product delivered via downloads. Furthermore, our website is fully compatible with the latest versions of the most commonly and readily available web browsers, such as Internet Explorer(R) and Netscape(R).

      Acquisition and distribution of our products is primarily digital. Independent photographers and/or vendors deliver images to us either in digital form or on film, which we then digitize in our in-house scanning facilities. The image files are uploaded onto our online storage and are assigned various file names and information. Finally, they are assigned various metadata such as keywords and subject codes, enabling the search engine to find and display the images to our customers.

      We have a centralized and integrated technology platform as the foundation for our website and back-office systems. This platform enables our customers to search, select, license, transact payments and download our imagery. It also enables a centralized sales order, customer database, finance and accounting management systems. These systems cover many operational activities, from customer interaction and transaction processing, order fulfillment and invoicing, to photographer and vendor royalty reports and payments. The entire technology platform is currently fully owned and operated by SuperStock.

      We upgrade our systems as the need and opportunity arises. We are dedicated to regularly upgrading our hardware and search engine to increase its speed and accuracy. We also routinely obtain additional online storage as our library of images continues to grow. Similarly, we continue to build new search and communication tools on our website in order to improve its functionality and user-friendliness. We use a combination of software developed in house and third party service providers to support our operations.

COMPETITION

      The market for visual content is highly competitive, and we expect such competition to continue in the future. We have observed that the main competitive factors include quality of images, branding, reputation, service, breadth and depth of content, content provider associations, customer associations, technology, pricing, and sales and marketing. In addition, accessibility and timeliness of service are important competitive factors.

      Our current competitors include other general visual content providers such as Getty Images, Corbis, Creatas, Photonica, Zefa Visual Media, Masterfile, Comstock, Index Stock and dozens of smaller stock photography agencies and image content aggregators throughout the world. Many of our competitors are larger than us and have substantially greater financial, technical, and marketing resources.

RELATIONSHIP WITH OUR EMPLOYEES

      As of July 30, 2004, we had 76 employees, all of whom are full-time employees. We believe our relationship with our employees is good. We have not experienced any labor stoppages. None of our employees is covered by collective bargaining agreements.

LEGAL PROCEEDINGS

      We are not aware of any material pending or threatened legal proceedings that involve us.

DESCRIPTION OF PROPERTY

      In April 2004, SuperStock contracted with an institutional buyer to sell for $7,500,000 the approximately 73,000 square foot building in which its and our headquarters are located in Jacksonville, Florida. This transaction closed in June 2004 for $7,500,000 and a closing credit for SuperStock's benefit of $180,000. SuperStock also entered into a long term lease of the premises with the buyer. With the proceeds of the sale, we repaid the current mortgage of approximately $4,000,000, repaid an approximately $1,600,000 note payable to the selling shareholders of SuperStock, and intend to use the balance as working capital for operations and acquisitions. We intend to sublet any unused space on a short-term basis.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The following table sets forth the names and positions of our executive officers and directors and the executive officers of SuperStock, Inc., our subsidiary:


            Name                    Age                                       Position
-----------------------------     -------   ------------------------------------------------------------------------------
Albert H. Pleus                      42         Chairman and Chief Executive Officer

Thomas V. Butta                      47         Vice Chairman and Chief Strategic Officer

Haim Ariav                           40         President  and  Director  of a21 and  President  and Chief  Operating
                                                Officer of SuperStock, Inc.

Luke A. Allen                        40         Director

Vincent C. Butta                     42         Director

Philip N. Garfinkle                  43         Director

C. Donald Wiggins                    55         Director

Jose Perez                           34         Vice President of Finance of a21 and Vice President,  Finance & Human
                                                Resources of SuperStock, Inc.

Susan O. Chiang                      39         Senior Vice President and Chief Financial Officer of SuperStock, Inc.

Each director serves until the next annual meeting of shareholders and until his respective successor is elected and qualified, or until his earlier resignation. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships between or among any of our executive officers or directors other than the following: Thomas V. Butta and Vincent C. Butta are brothers; Susan O. Chiang is married to Kai Y. Chiang, Senior Vice President, Market Development, of SuperStock; and Susan O. Chiang and Richard Ong, an employee of SuperStock, are siblings and the children of James Ong, a selling shareholder who, prior to our acquisition of SuperStock, served as its Chief Executive Officer and Co-Chairman of the Board.

      ALBERT H. PLEUS has been our Chairman since our inception and Chief Executive Officer since May 2004. Mr. Pleus was our Principal Financial Officer from August 2001 to May 2004. Mr. Pleus started his career at Morgan Stanley, and over the last 10 years has focused on investment banking as well as in principal investment roles. From 1996 to 1999, Mr. Pleus was a Managing Director at Convergence Capital, Inc., an investment banking boutique focused on cross border mergers, acquisitions and financings. From 1999 to present, Mr. Pleus has been President of Whitney Holdings, Inc., which provides financial, strategic consulting and advisory services to developing businesses, and which is also one of our shareholders. Mr. Pleus received his BS and MS degrees from MIT and holds an MBA degree from Stanford University.

      THOMAS V. BUTTA has been a member of our Board of Directors since July 2001. Mr. Butta has served as our Vice Chairman and Chief Strategic Officer since June 2004. From February 2001 to May 2004, he served as an advisor to us. From November 2001 to May 2003, Mr. Butta was an Executive Vice President and Chief Marketing Officer of PTC, a $650 million design engineering software company. Prior to joining PTC, Mr. Butta was the Chief Marketing Officer of CommerceQuest, an enterprise software company, from August 2000 to August 2001 and of Red Hat, a software distributor, from June 1999 to June 2000. From July 1996 to June 1999, Mr. Butta served as Chief Executive Officer of FGI Inc., a strategic marketing, research and communications firm in Chapel Hill, North Carolina and New York City. Mr. Butta received his BA degree from Hamilton College and has attended Executive Education programs at Harvard Business School.

      HAIM ARIAV has been our President since March 2002, and has been a member of our Board of Directors since April 2004. Mr. Ariav has served as President and Chief Operating Officer of SuperStock, Inc. since March 2004. From February 2001 through February 2002, Mr. Ariav served as our Chief Creative Officer. Prior to joining us in February 2001, Mr. Ariav was the Senior Vice President and Chief Creative Officer of DVCi Technologies, the technology division of DVC Worldwide, a leading international marketing company. DVCi acquired Muffin-Head Productions, Inc. in 1998, a company that specialized in web design and production which Mr. Ariav founded in 1993 and of which he served as President. Prior to founding Muffin-Head, Mr. Ariav was a successful fashion and beauty photographer. Mr. Ariav controls Glossy Finish, LLC, which is also one of our shareholders. Mr. Ariav received his BA degree from Brooks Institute of Photography.

      LUKE A. ALLEN has been a member of our Board of Directors since our inception. Since 1994, Mr. Allen has been President of C.R.Allen & Co., Inc., a private investment company with interests ranging from biotech, Internet, and software companies to radio and media. Since 1994, Mr. Allen has also been Chairman of Westbrook Technologies, Inc., a computer software company specializing in document management technology. Mr. Allen is also involved with various family investment interests through Allen & Company, the New York investment bank. Mr. Allen's family controls LCA Capital Partners I, Inc., one of our shareholders. Mr. Allen received his BA degree from Duke University.

      VINCENT C. BUTTA has been a member of our Board of Directors since July 2001. He served as our Vice Chairman from March 2002 through May 2004, and also served as Chief Executive Officer from January 2001 through February 2002. Mr. Butta has been the President of Dashing Diva, a retail and wholesale beauty and cosmetics company, since May 2003. Mr. Butta was Chief Executive Officer of BFF Merchandising Group, a marketing and promotions company, from February 2002 through April 2003. From 1995 to 2000, Mr. Butta was employed by ADC, Inc., a point of purchase display manufacturing company, where he held senior sales and marketing positions and became President in 1999. Additionally, Mr. Butta acted as a consultant, principal and Board member of various privately-held businesses including business to business Internet companies, marketing companies, and other early stage companies. He received his BA degree in Marketing & Advertising from Pepperdine University.

      PHILIP N. GARFINKLE has been a member of our Board of Directors since June 2003 and has served as an advisor to us since September 2002. Since November 1999, Mr. Garfinkle has been President, Chief Executive Officer and Chairman of Navig8US.com LLC, an executive advisory company. From November 1996 to December 2001, Mr. Garfinkle was a member of the Board of Directors of PhotoNet Japan, an Internet photography company that completed an initial public offering in Japan in March 2002. From September 1999 to September 2000, Mr. Garfinkle was President and a member of the Board of Directors of Yazam.com Inc., a worldwide venture capital organization of which he was one of the founders and which was purchased by US Technologies in 2001. From September 1995 to May 2000, Mr. Garfinkle was President, Chief Executive Officer and Chairman of PictureVision, Inc., a digital imaging concern that introduced online photo processing to consumers, which he founded and which was sold to Kodak in February 1998. He also served as general manager of Network Services for Kodak from February 1998 until August 1999. Mr. Garfinkle received his BS degree in commerce and engineering from Drexel University.

      C. DONALD WIGGINS was nominated to our Board of Directors by James Ong, one of the selling shareholders of SuperStock, Inc., and has been a member of our Board since April 2004. He is President of Business Valuation, Inc., a firm specializing in business valuations, and Heritage Capital Group, a firm specializing in mergers and acquisitions of middle market companies. He has been with both companies since 1989. He is a member of the American Society of Appraisers, the Financial Executives Institute, Association for Corporate Growth, the AICPA and the Florida Institute of CPAs. Mr. Wiggins has published in such journals as Valuation, Business Valuation Review, Financial Analysts Journal, Financial Executive, and Management Accounting. He holds the professional designations of ASA, CPA, and CVA and is a Licensed Real Estate Broker and Registered Securities Principal. Mr. Wiggins received his BBA and MBA degrees from Georgia Southern University and a DBA from Louisiana Tech University in 1976.

      JOSE PEREZ has been our Vice President of Finance since May 2004. Since September 2000, Mr. Perez has been employed by SuperStock, Inc., most recently serving as its Vice President, Finance and Human Resources. From July 1997 to September 2000, Mr. Perez served as Controller and Director of Administration for Owen Electric Company, Inc., an electrical contracting company. Prior to that, he was a Partner and served as Executive Administrative Manager of SJE Enterprises, a restaurant development company. Mr. Perez graduated from Miami-Dade Community College with a degree in Business Administration.

      SUSAN O. CHIANG has been employed by SuperStock, Inc. since 1987, currently serving as Senior Vice President and Chief Financial Officer. Mrs. Chiang received her BA degree from Cornell University and holds an MBA degree from New York University's Stern School of Business.

AUDIT COMMITTEE

      The Board of Directors has established a separately designated stand alone audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is currently comprised of Luke A. Allen, Philip N. Garfinkle and C. Donald Wiggins. They are considered independent as that term is used under the Exchange Act. The Board of Directors has determined that C. Donald Wiggins is a financial expert.

                             EXECUTIVE COMPENSATION

      The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chairman and Chief Executive Officer at December 31, 2003 and to the other executive officer at December 31, 2003 whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 2003:

                           SUMMARY COMPENSATION TABLE


                                                                                       RESTRICTED
                                             SALARY             OTHER ANNUAL          STOCK AWARDS     STOCK OPTIONS
         NAME                 YEAR             ($)            COMPENSATION ($)             ($)              (#)
         ----                 ----             ---            ----------------             ---              ---

Albert H. Pleus               2003               $--             $180,000        (a)          --                --
Chairman and
Chief Executive Officer

                              2002                --              $65,000        (a)     $21,500 (a)            --

                              2001                --              $50,000        (a)          --                --

Haim Ariav                    2003          $180,000      (b)          --                     --                --
President

                              2002            45,000      (b)          --                     --           710,000

                              2001            32,145      (b)          --                     --           266,667

----------------------

(a) Mr. Pleus has been our Chief Executive Officer since May 2004 and was our Principal Financial Officer from August 2001 to May 2004. For 2003, includes $75,000 of consulting fees paid to Mr. Pleus's consulting firm, Whitney Holdings, Inc. ($0 in cash and $75,000 in common stock), and $105,000 of accrued but unpaid fees due to Whitney Holdings, Inc., but excludes $30,000 of 2002 consulting fees paid to Whitney Holdings, Inc. ($0 cash and $30,000 in common stock) which were included as accrued in 2002. For 2002, includes $35,000 of consulting fees paid to Mr. Pleus ($20,000 in cash and $15,000 in common stock) and $30,000 of accrued but unpaid consulting fees due to Mr. Pleus, but excludes $115,000 of accrued but unpaid consulting fees for 2002 that were waived by Mr. Pleus in 2002. For 2002, also includes 215,000 shares of fully-vested restricted common stock, which had a value of $17,200 at December 31, 2003. These shares of restricted common stock are entitled to receive dividend payments with our common stock. For 2001, includes $50,000 of consulting fees paid to Mr. Pleus, but excludes $130,000 of accrued but unpaid consulting fees for 2001 that were waived by Mr. Pleus in 2002.

(b) Mr. Ariav has served as our President since March 2002, was our Principal Executive Officer from March 2002 to April 2004 and has been an employee since February 2001. For 2003, includes $75,000 of salary paid to Mr. Ariav ($0 in cash and $75,000 in common stock) and $105,000 of accrued but unpaid salary to Mr. Ariav, but excludes $45,000 of 2002 salary, that was paid ($0 cash and $45,000 common stock) which were included as accrued in 2002. For 2002, includes $45,000 of accrued but unpaid salary to Mr. Ariav but excludes $112,500 of accrued but unpaid salary that was waived by Mr. Ariav in 2002. For 2001, includes $32,145 of salary paid to Mr. Ariav but excludes $105,355 of accrued but unpaid salary that was waived by Mr. Ariav in 2001.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

      We did not grant any stock options or stock appreciation rights during the last fiscal year.

AGGREGATED STOCK OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END STOCK OPTION/SAR VALUES

      The following table sets forth the total number of exercisable and unexercisable stock options held by each of our executive officers named in the Summary Compensation Table as of December 31, 2003. No options to purchase our common stock were exercised by any of our executive officers during 2003 and no stock appreciation rights were outstanding at December 31, 2003.

                                     NUMBER OF SECURITIES                           VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED OPTIONS                      IN-THE-MONEY OPTIONS
                                     AT DECEMBER 31, 2003                          AT DECEMBER 31, 2003(1)
                              ------------------------------------          ---------------------------------------
         NAME                 EXERCISABLE            UNEXERCISABLE           EXERCISABLE            UNEXERCISABLE
         ----                 -----------            -------------           -----------            -------------
Albert H. Pleus                 116,667                    0                      $0                     $0

Haim Ariav                      976,667                    0                      $0                     $0

(1) Based upon the closing sales price of our common stock on December 31, 2003 of $0.08.

DIRECTOR COMPENSATION

      During 2003, the outside directors did not receive any fees for attending Board meetings. Each director was only reimbursed for all reasonable and necessary cost and expenses incurred as a result of being a member of our Board of Directors.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

      Mr. Pleus currently serves as our Chairman of the Board of Directors and Chief Executive Officer. We intend to enter into an employment agreement with him, which agreement we are currently negotiating and which we expect will contain substantially similar terms as his consulting agreement (as discussed below). Upon entering into an employment with Mr. Pleus, we will terminate his consulting agreement.

      Prior to Mr. Pleus's becoming our Chief Executive Officer, he served as a consultant to us pursuant to a consulting agreement, which expires in September 2005. Under the consulting agreement, Mr. Pleus is entitled to receive consulting fees at the rate of $15,000 per month, which right he assigned to his consulting firm, Whitney Holding Inc., through February 29, 2004. From the effective date of the consulting agreement through May 31, 2003, we paid Mr. Pleus's consulting firm his compensation in the form of common stock and accordingly have issued to such consulting firm 1,138,005 shares of our common stock. For the $90,000 in compensation earned for the period between June 1, 2003 and November 30, 2003, Mr. Pleus agreed to participate in our February 2004 equity private placement transaction, under the same terms and conditions as Barron Partners, L.P. In addition, Mr. Pleus is entitled to receive an additional 300,000 shares of common stock if we are acquired at a valuation in excess of $2.50 per share and to participate in such other bonus programs as the Board of Directors may from time to time provide consistent with those provided to similarly situated consultants or executives. The consulting agreement may be terminated by Mr. Pleus upon 90 days' notice or by us upon 180 days' notice; provided, however, that in the event of termination without cause (as defined in the consulting agreement), Mr. Pleus will be entitled to continue to receive his consulting fee for the term of any non-competition agreement into which he may enter into with us.

      Mr. Ariav serves as our President pursuant to an employment agreement expiring in September 2004. Under this agreement, Mr. Ariav is entitled to receive a salary at the rate of $15,000 per month and a cash bonus of up to 75% of his base compensation based on sales and profitability targets. From the effective date of the agreement through May 31, 2003, we paid his compensation in the form of common stock and accordingly have issued to Mr. Ariav's firm 1,138,005 restricted shares. Mr. Ariav was also issued an option, expiring on May 1, 2007, to purchase 400,000 shares of common stock at prices between $.50 and $1.50 per share. In addition, Mr. Ariav is entitled to receive an additional 300,000 shares of common stock if we are acquired at a valuation in excess of $2.50 per share and to participate in such other bonus programs as the Board of Directors may from time to time provide consistent with those provided to similarly situated consultants or executives. The agreement may be terminated by Mr. Ariav upon 90 days' notice or by us upon 180 days' notice; provided, however that in the event of termination without cause (as defined in the agreement), Mr. Ariav will be entitled to continue to receive his annual base compensation for the term of any non-competition agreement which he may enter into with us. Our Board of Directors is negotiating a new employment agreement with Mr. Ariav, which terms are expected to be similar to his current employment agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF SUPERSTOCK, INC.

      On February 29, 2004, we completed the acquisition of all of the voting common stock, representing 83% of the outstanding equity, of SuperStock, Inc., a licensor of stock images to primarily the advertising and publishing industries. SuperStock's primary assets include approximately 900,000 images that it either owns or licenses from third parties, an approximately 73,000 square foot facility in Jacksonville, Florida (which we sold and leased back from the buyer), receivables from its customers and cash. SuperStock is now a subsidiary of ours.

      In consideration for the sale and purchase of the common stock of SuperStock, the sellers, including James Ong, the beneficial owner of more than 5% of our common stock, received:

      o 1,666,717 shares of non-voting participating preferred stock of SuperStock, which is exchangeable into 5,000,151 shares of our common stock;

      o     $2,600,625 in cash; and

      o a 14 month secured note in the amount of $1,576,250 that initially pays an interest rate of LIBOR plus 1.9% per annum (which was repaid with a portion of the proceeds of the sale of our Jacksonville facility).

In addition, we granted warrants to the sellers to purchase 160,000 shares of our common stock at $0.56 per share and issued to the sellers and their advisors 573,589 shares of our common stock for $149,539 cash consideration. Final adjustments will be made to the purchase price after finalization of SuperStock's closing balance sheet. The sellers have presented their proposed closing balance sheet of SuperStock. The sellers may also receive up to $1,500,000 should SuperStock achieve certain revenue milestones during the four year period after closing.

CONSULTING AGREEMENT WITH DIRECTOR

      Pursuant to a consulting agreement, dated July 1, 2002, between us and Thomas V. Butta, a member of our Board of Directors and brother of Vincent C. Butta, a member of our Board of Directors, Thomas Butta agreed to serve as a consultant to us and to provide marketing and consulting services. As compensation for his services, we issued to Mr. Butta a five year warrant to purchase 50,000 shares of our common stock at an exercise price of $.25 per share and 60,000 shares of our common stock. The consulting agreement expired on May 31, 2003. In June 2004, Mr. Butta became our Vice Chairman and Chief Strategic Officer. We are currently finalizing the terms of a new agreement with Mr. Butta.

SHAREHOLDER LOANS

      From time to time our shareholders, officers and directors have loaned to us funds that we believe have been on terms that are at least as favorable as we could have received from unrelated third parties. As of December 31, 2003, LCA Capital Partners I, Inc., a company controlled by Luke A. Allen, one of our directors, and in which Albert H. Pleus, our Chairman and Chief Executive Officer, is a minority shareholder, and which is also the beneficial owner of more than 5% of our common stock, had advanced $489,650, including accrued interest. Subsequent to December 31, 2003, LCA Capital Partners agreed to convert $450,000 of the amount outstanding into equity at $.20 per share of common stock, plus, for each share of common stock received, a warrant to purchase 1.4067 shares of common stock at prices ranging from $.20 to $1.35. LCA Capital Partners has also been issued warrants to purchase 201,000 shares of our common stock at prices from $.20 to $.30. The unconverted balance was repaid June 30, 2004. The terms on which LCA Capital Partners agreed to convert into equity were the same terms and conditions agreed to by Barron Partners, L.P.

      In addition, Mr. Allen, Mr. Pleus and Mr. Thomas Butta directly loaned to us $30,000, $15,000 and $25,000, respectively, during 2003, which along with accrued interest, was outstanding as of December 31, 2003. Mr. Butta converted all of the outstanding amount of his loan to us into equity at $.20 per share of common stock, and received, for each share of common stock, a warrant to purchase 1.4067 shares of common stock at prices ranging from $.20 to $1.35. The terms on which Mr. Butta agreed to convert into equity were the same terms and conditions agreed to by Barron Partners, L.P. The balance on the remaining notes, which accrued interest at 12% per annum, was repaid June 30, 2004.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      Effective March 2, 2004, we dismissed Marcum & Kliegman LLP as our independent accountants, which action was approved by our board of directors as of March 1, 2004. Except as described in the following sentence, the report of Marcum & Kliegman LLP on our financial statements for either of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Marcum & Kliegman LLP on our financial statements for the fiscal years ended December 31, 2002 and 2001 and for the period from September 19, 2000 (date of inception) to December 31, 2002 did, however, contain an expression of substantial doubt regarding our ability to continue as a going concern. During our two most recent fiscal years and through March 2, 2004, there was no disagreement with Marcum & Kliegman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. As of March 5, 2004, Eisner LLP was engaged as our new independent accountants, commencing with the audit for the year ended December 31, 2003. During the two most recent fiscal years and the interim period preceding the engagement of Eisner, we did not consult with Eisner regarding any matter referred to in Item 304 (a)(1)(iv) of Regulation S-B.

      Prior to Marcum & Kliegman LLP's engagement as our independent accountants, we had engaged Grassi & Co. CPAs, P.C. Effective April 29, 2003, we dismissed Grassi as our independent accountants, which action was approved by our board of directors as of April 30, 2003. Except as described in the following sentence, the report of Grassi on the financial statements of Agence 21, Inc. (our predecessor) for either of the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Grassi on the financial statements of Agence 21, Inc. (our predecessor) for the fiscal year ended December 31, 2001, for the period from September 19, 2000 (date of inception) to December 31, 2000 and for the period from September 19, 2000 (date of inception) to December 31, 2001 did, however, contain an expression of substantial doubt regarding our ability to continue as a going concern. During the fiscal years ended December 31, 2002 and 2001 and through April 29, 2003, there was no disagreement with Grassi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the two fiscal years ended December 31, 2002 and 2001 and the interim period preceding the engagement of Marcum & Kliegman, we did not consult with Marcum & Kliegman regarding any matter referred to in
Item 304(a)(i)(iv) of Regulation S-B.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of July 30, 2004, (i) each person known by us to be the beneficial owner of more than five percent of our common stock,
(ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

       NAME AND ADDRESS OF         AMOUNT OF BENEFICIAL
      BENEFICIAL OWNER (1)                OWNERSHIP         PERCENTAGE OF CLASS
-------------------------------- ------------------------- ---------------------
Albert H. Pleus                        5,375,274 (2)                13.32%

Thomas V. Butta                          544,283 (3)                 1.42%

Haim Ariav                             3,180,610 (4)                 7.97%

Luke A. Allen                          7,115,599 (5)                17.16%

LCA Capital Partners I, Inc.           6,290,100 (6)                15.17%
c/o Luke A. Allen
711 Fifth Avenue
New York, NY  10022

Vincent C. Butta                       1,115,500 (7)                 2.92%

Philip N. Garfinkle                      419,250 (8)                 1.09%

C. Donald Wiggins                         50,000                         *
Heritage Capital Group, Inc.
225 Water Street, Suite 1250
Jacksonville, Florida  32202

Barron Partners, L.P.                 36,114,000 (9)                60.99%
730 Fifth Avenue, 9th Floor
New York, NY  10019

James Ong                              2,668,751 (10)                6.59%
109 Lamplighter Island Court
Ponte Vedra Beach, FL  32082

All   Directors   and   Executive     17,800,516 (2) (3) (4)        38.52%
Officers as a Group (7 Persons)                  (5) (7) (8)

---------------

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1) Except as otherwise stated, the address of a beneficial owner is c/o a21, Inc., 7660 Centurion Parkway, Jacksonville, Florida 32256.

(2) Includes 1,046,338 shares of our common stock held by Whitney Holdings, Inc. and 533,334 shares of our common stock held by Whitney Holdings Group LLC, which are controlled by Mr. Pleus; 133,334 shares of our common stock held by the Albert Pleus Family Trust of which Mr. Pleus is trustee; options to purchase 1,622,181 shares of our common stock; and warrants held by Whitney Holdings, Inc. to purchase 633,420 shares of our common stock. Does not include 2,922,000 shares and warrants to purchase 3,368,100 shares of our common stock held by LCA Capital Partners I, Inc., in which Mr. Pleus is a minority shareholder.

(3) Includes 50,000 shares of our common stock held by Mr. Butta's immediate family and warrants to purchase 259,283 shares of our common stock.

(4) Includes options to purchase 1,554,608 shares of our common stock; 1,313,005 shares of our common stock held by Glossy Finish LLC which is controlled by Mr. Ariav; and warrants held by Glossy Finish LLC to purchase 246,330 shares of our common stock.

(5) Includes securities held by LCA Capital Partners I, Inc. which is controlled by Mr. Allen.

(6) Includes warrants to purchase 3,368,100 shares of our common stock.

(7) Includes options to purchase 140,000 shares of our common stock.

(8) Includes warrants to purchase 50,000 shares of our common stock and warrants to purchase 240,000 shares of our common stock held by Navig8US.com LLC, of which Mr. Garfinkle is the managing member.

(9) Includes warrants to purchase 4,590,000 shares of our common stock at each of $0.20, $0.225, and $0.45 per share; and warrants to purchase 3,672,000 shares of our common stock at each of $0.90 and $1.35 per share. Pursuant to the Stock Purchase Agreement dated January 2, 2004, 28% of these shares are to be voted as our Board of Directors may direct.

(10) Includes warrants to purchase 43,998 shares and participating preferred shares of SuperStock that are exchangeable into 2,336,874 shares of our common stock.

                              SELLING SHAREHOLDERS

      The following table sets forth the names of the selling shareholders, the number or shares of our common stock beneficially owned by each selling shareholder as of the date of this prospectus, and the number of shares being offered by the selling shareholder. The table assumes that all warrants and options are exercised into shares of our common stock, that all convertible notes and convertible preferred stock are converted into shares of our common stock, that all such shares of common stock are sold pursuant to this offering and that no other shares of our common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. The shares of common stock being offered are being registered to permit public sales, and the selling shareholders may offer all or part of the shares for resale from time to time. All expenses of the registration of our common stock on behalf of the selling shareholders are being borne by us. We will receive none of the proceeds of this offering.

      Except as set forth in the footnotes to the table below, no selling shareholder has held any position nor had any material relationship with us or our predecessors or affiliates during the past three years.


                                OWNED BENEFICIALLY       SHARES AVAILABLE    OWNED BENEFICIALLY
                              PRIOR TO THIS OFFERING     PURSUANT TO THIS   AFTER THIS OFFERING
SELLING SHAREHOLDER            SHARES       PERCENT         PROSPECTUS      SHARES      PERCENT
-------------------------   ------------  ------------  ----------------  ----------  ----------
Barron Partners, L.P. (1)   36,114,000        60.99%       36,114,000            --       --%

Thomas V. Butta (2)            544,283         1.42           300,950       243,333        *

Kai Y. Chiang (3)               69,195         *               69,195            --       --

Susan O. Chiang (4)          1,057,885         2.71         1,057,885            --       --

Cohanzick Absolute Return      186,111         *              186,111            --       --
Master Fund, Ltd.

Cohanzick Credit               465,278         1.21           465,278            --       --
Opportunities Fund, Ltd.

Cohanzick High Yield           372,222         *              372,222            --       --
Partners, L.P.

Gabriel Capital Group          837,500         2.15           837,500            --       --

Glossy Finish, LLC (5)       1,559,335         4.07           421,330     1,138,005      1.58

HC Wainwright & Co., Inc.      135,000         *              135,000            --       --

LCA Capital Partners I,      6,290,100        15.17         5,618,100       672,000        *
Inc. (6)

Robert Nathan                  315,000         *              315,000            --       --

Navig8US.com, LLC (7)          240,000         *              240,000            --       --

Richard Neslund                 90,000         *               90,000            --       --

James Ong (8)                2,668,751         6.59         2,668,751            --       --

                                OWNED BENEFICIALLY       SHARES AVAILABLE    OWNED BENEFICIALLY
                              PRIOR TO THIS OFFERING     PURSUANT TO THIS   AFTER THIS OFFERING
SELLING SHAREHOLDER            SHARES       PERCENT         PROSPECTUS      SHARES      PERCENT
-------------------------   ------------  ------------  ----------------  ----------  ----------
Richard Ong (9)              1,057,885         2.71         1,057,885            --       --

C. Donald Wiggins (10)          50,000         *               50,000            --       --

Lewis C. Pell                   60,000         *               60,000            --       --

John L. Steffens               465,278         1.21           465,278            --       --

Vertical Capital Partners,      25,200         *               25,200            --       --
Inc.

Vestal Venture Capital         480,000         1.24           480,000            --       --

Whitney Holdings, Inc. (11)  1,679,758         4.34         1,083,420       596,338        *

William F. Beermann Living     830,024         2.13           830,024            --       --
Trust (12)

---------------

* less than 1%

(1) In February 2004, as part of the financing to acquire all of the voting common stock, representing 83% of the outstanding equity, of SuperStock, Inc., we issued 18,000,000 shares of our common stock for cash consideration of $3,000,000 from an unaffiliated investor, Barron Partners, L.P., and the exchange of $600,000 due from us to a director, and entities controlled by our Chairman, President and one of our directors.

(2) Thomas V. Butta is currently our Vice Chairman and Chief Strategic Officer and served as an advisor to us from February 2001 to May 2004.

(3) Kai Y. Chiang is the Senior Vice President, Market Development of SuperStock, Inc., one of our subsidiaries.

(4) Susan O. Chiang is the Senior Vice President and Chief Financial Officer of SuperStock, Inc., one of our subsidiaries.

(5) Glossy Finish, LLC is controlled by Haim Ariav, our President and a member of our Board of Directors, and the President and Chief Operating Officer of SuperStock, Inc., one of our subsidiaries.

(6) LCA Capital Partners I, Inc. is controlled by Luke A. Allen, a member of our Board of Directors. Albert H. Pleus, our Chairman and Chief Executive Officer, is a minority shareholder in LCA Capital Partners I, Inc.

(7) Philip Garfinkle, a member of our Board of Directors, is the Managing Member of Navig8US.com, LLC.

(8) James Ong served as Chief Executive Officer and Co-Chairman of SuperStock, Inc.

(9)   Richard Ong is an employee of SuperStock, Inc.

(10)  C. Donald Wiggins is a member of our Board of Directors.

(11) Whitney Holdings, Inc. is controlled by Albert H. Pleus, our Chairman and Chief Executive Officer.

(12) William F. Beermann, trustee of the William F. Beermann Living Trust, served as President of SuperStock, Inc.

                              PLAN OF DISTRIBUTION

      We are registering the common stock on behalf of the above selling shareholders. The selling shareholders are offering shares of our common stock that they received in connection with private placements. As used in this prospectus, the term "selling shareholders" includes pledgees, transferees or other successors-in-interest selling shares received from the selling shareholders as pledgors, assignees, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling shareholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or non-sale related transfer. We will not receive any of the proceeds of such sales by the selling shareholders.

      The selling shareholders may sell their shares of common stock directly to purchasers from time to time. Alternatively, they may from time to time offer the common stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders or the purchasers of such securities for whom they may act as agents. The selling shareholders and any underwriters, broker/dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Exchange Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

      The common stock may be sold by the selling shareholders from time to time in one or more transactions at or on any stock exchange, market or trading facility on which shares are traded or in private transactions. The sales may be made at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be affected by means of one or more of the following transactions (which may involve cross or block transactions):

            o a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

            o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

            o transactions on any exchange or quotation service on which the shares may be listed or quoted at the time of sale in accordance with the rules of the applicable exchange;

            o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

            o     privately negotiated transactions;

            o     transactions through the settlement of short sales;

            o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

            o     a combination of any such methods of sale;

            o transactions through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

            o     any other method permitted pursuant to applicable law.

      The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

      Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling shareholders may also enter into option or other transactions with broker-dealers, or other financial institutions for the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction.)

      In connection with the sale of our common stock or otherwise, the selling shareholders may enter into hedging transactions with broker/dealers of other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these shares to close out such short positions, or loan or pledge common stock to broker/dealers that in turn may sell such securities.

      Each selling shareholder has agreed, until the shareholder has completed selling pursuant to this prospectus, not to and not to permit any affiliated purchaser to bid for, purchase, or attempt to induce any person to bid for or purchase any of our common stock, except as permitted by Regulation M. The selling shareholders will be subject to other applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling shareholders. The foregoing may affect the marketability of such securities.

      Pursuant to the registration rights agreement with the selling shareholders, all expenses of the registration of the common stock will be paid by us, including, without limitation, SEC filing fees; provided, however, that the selling shareholders will pay any broker or similar commissions, or, except to the extent otherwise provided for, any legal fees or other costs of the selling shareholders. The selling shareholders will be indemnified by us against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We will be indemnified by the selling shareholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

      To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

                           DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share, and 100,000 shares of preferred stock, par value $.001 per share. As of July 30, 2004, there were 38,096,237 shares of our common stock issued and outstanding, which are held of record by approximately 1,400 holders. There are an additional 4,697,623 shares of our common stock reserved for issuance upon the exercise of stock options, an additional 28,394,967 shares of our common stock reserved for issuance upon the exercise of stock purchase warrants, 5,000,151 shares of our common stock reserved for issuance upon conversion of the preferred stock of SuperStock, and between 625,000 and 1,388,889 (these notes are convertible at a minimum conversion price of $.90 per share and a maximum conversion price of $2.00 per share) shares of our common stock reserved for issuance upon conversion of our convertible debt.

COMMON STOCK

      Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, holders of each outstanding share of our common stock are entitled to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock.

      Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any additional preferred stock is authorized and issued. All outstanding shares of our common stock are, and the shares underlying all options and warrants and convertible securities will be, duly authorized, validly issued, fully paid and non-assessable upon our issuance of these shares.

                                INDEMNIFICATION

      Our articles of incorporation provide that none of our directors will be personally liable to a21 or any of our shareholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

      Pursuant to Texas corporation law, every Texas corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. Our articles of incorporation contain provisions authorizing it to indemnify our officers and directors to the fullest extent permitted by Texas corporation law.

      We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the courts decision.

                                 LEGAL MATTERS

      The validity of the securities offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York.

                              FINANCIAL STATEMENTS

      Our consolidated financial statements and the footnotes thereto are included in the section beginning on F-1.

                                    EXPERTS

      The consolidated financial statements of a21, Inc. appearing in this prospectus and registration statement have been audited by Eisner LLP and Marcum & Kliegman LLP (each of which is a registered independent accounting firm) to the extent indicated in their reports thereon (which contain explanatory paragraphs with respect to a21, Inc.'s ability to continue as a going concern), appearing elsewhere in this prospectus and registration statement, and are included in reliance upon such reports given on the authority of such firms as experts in auditing and accounting. The consolidated financial statements of SuperStock, Inc. appearing in this prospectus and registration statement have been audited by Howard & Company, CPA, P.A. and Grenadier, Howard & Associates, P.A., as set forth in their reports thereon appearing elsewhere in this prospectus and registration statement, and are included in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

      We do not send an annual report to our shareholders. We file all documents required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC through the Electronic Data Gathering, Analysis and Retrieval system (EDGAR), and is publicly available through the SEC's website located at http://www.sec.gov. This registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through EDGAR. You may also inspect this registration statement, including all exhibits, without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials from the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may obtain information about us on our websites located at http://www.a21group.com and http://www.superstock.com.

                                   a21, INC.
                         INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of March 31, 2004 (Unaudited)
   and December 31, 2003.....................................................F-2

Condensed Consolidated Statements of Operations (Unaudited)
   for the Three Months Ended March 31, 2004 and 2003........................F-3

Condensed Consolidated Statements of Cash Flows (Unaudited)
   for the Three Months Ended March 31, 2004 and 2003........................F-4

Notes To Condensed Consolidated Financial Statements (Unaudited).............F-5

Report of Registered Public Accounting Firm.................................F-12

Report of Previous Registered Public Accounting Firm........................F-13

Consolidated Balance Sheet as of December 31, 2003..........................F-14

Consolidated Statements of Operations for the Years Ended December 31,
   2003 and 2002 and for the period from September 19, 2000 (Inception)
   to December 31, 2003.....................................................F-15

Consolidated Statements of Changes in Stockholders' Equity (Capital
   Deficit) for the Years Ended December 31, 2003 and 2002 and for the
   period from September 19, 2000 (inception) to December 31, 2003..........F-15

Consolidated Statements of Cash Flows for the Years Ended December 31,
   2003 and 2002 and for the period from September 19, 2000 (Inception)
   to December 31, 2003.....................................................F-23

Notes to Consolidated Financial Statements..................................F-24

Unaudited pro forma condensed consolidated financial statements as of
   December 31, 2003 and for the year then ended............................F-41

                                SuperStock, INC.
                         INDEX TO FINANCIAL STATEMENTS

Auditor's Report............................................................F-47

Previous Auditor's Report...................................................F-48

Consolidated Balance Sheets as of May 31, 2003 and 2002.....................F-49

Consolidated Statements of Operations and Comprehensive Loss for the
   Years Ended May 31, 2003 and 2002........................................F-51

Consolidated Statements of Changes in Stockholders' Equity for the
   Years Ended May 31, 2003 and 2002........................................F-52

Consolidated Statements of Cash Flows for the Years Ended May 31, 2003
   and 2002.................................................................F-53

Notes to Consolidated Financial Statements..................................F-55

Consolidated Balance Sheets (Unaudited) as of February 29, 2004 and
   February 28, 2003........................................................F-68

Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
   for the Nine Months Ended February 29, 2004 and February 28, 2003........F-70

Consolidated Statements of Cash Flows (Unaudited) for the Nine Months
   Ended February 29, 2004 and February 28, 2003............................F-71

Notes to Consolidated Financial Statements (Unaudited)......................F-72
                           a21, Inc. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEET


                                                                                 March 31,     December 31,
                                                                                   2004            2003
                                                                               ------------    ------------
                                                                               (Unaudited)
                                     ASSETS

CURRENT ASSETS
     Cash                                                                      $    963,120    $        702
     Accounts receivable, net of allowance for doubtful acccounts of $50,000      1,434,737              --
     Prepaid expenses and deposits                                                  243,702              --
                                                                               ------------    ------------
       TOTAL CURRENT ASSETS                                                       2,641,559             702
                                                                               ------------    ------------

PROPERTY AND EQUIPMENT - net                                                      8,070,949          14,732
PHOTO COLLECTION - net                                                            2,812,081              --
OTHER ASSETS
     Goodwill                                                                     3,552,350              --
     Long-term note receivable                                                       70,448              --
     Advance to shareholder                                                          15,000          15,000
     Other assets                                                                   222,277              --
                                                                               ------------    ------------
                                                                                  3,860,075          15,000
                                                                               ------------    ------------
                                                                               $ 17,384,664    $     30,434
                                                                               ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                                     $  2,407,787         955,292
     Accrued purchase price payable                                                 300,000              --
     Note payable to bank                                                         4,032,637              --
     Unsecured notes payable to affiliates                                           85,176         584,266
     Unsecured notes payable to others, net                                         845,772              --
     Deferred income taxes                                                          154,539              --
                                                                               ------------    ------------
       TOTAL CURRENT LIABILITIES                                                  7,825,911       1,539,558
                                                                               ------------    ------------

LONG-TERM LIABILITIES
     Note payable to sellers                                                      1,576,250              --
     Convertible subordinated notes payable, net                                    956,748              --
     Deferred income taxes                                                        1,795,000              --
                                                                               ------------    ------------
          Total long-term liabilities                                             4,327,998              --

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST                                                                 2,800,085              --

SHAREHOLDERS' EQUITY:
     Preferred stock, $.001 par value,  100,000 shares authorized,
       no shares issued and outstanding                                                  --              --
     Common stock, $.001 par value,  100,000,000 shares authorized,
       41,753,512 issued and 38,073,737 outstanding                                  41,754          22,708
     Treasury stock (at cost, 3,679,775 shares)                                          --              --
     Additional paid-in capital                                                   9,907,827       5,388,384
     Deficit                                                                     (7,520,435)     (6,920,216)
     Cumulative translation adjustment                                                1,524              --
                                                                               ------------    ------------
       TOTAL SHAREHOLDERS' EQUITY                                                 2,430,670      (1,509,124)
                                                                               ------------    ------------
                                                                               $ 17,384,664    $     30,434
                                                                               ============    ============

           See notes to condensed consolidated financial statements
                           a21 , Inc. and Subsidiaries
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                              For the three months
                                               ended, March 31,
                                              2004            2003
                                          ------------    ------------
REVENUE                                   $    797,868    $         --

COST OF REVENUE                                211,747
                                          ------------    ------------

       GROSS PROFIT                            586,121              --


EXPENSES:
    Selling, general and administrative        986,651         237,381
    Depreciation and amortization               98,963          12,725
    Interest expense, net                      100,726          15,973
                                          ------------    ------------
       TOTAL EXPENSES                        1,186,340         266,079

                                          ------------    ------------

       NET LOSS                           $   (600,219)   $   (266,079)
                                          ============    ============

NET LOSS PER SHARE, BASIC AND DILUTED     $      (0.02)   $      (0.02)
                                          ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING, BASIC AND DILUTED       25,726,916      14,086,125
                                          ============    ============


            See notes to condensed consolidated financial statements
                           a21 , Inc. and Subsidiaries
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                  For the three months ended March 31,
                                                                                       ----------------------------
                                                                                          2004             2003
                                                                                       -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                              $(600,219)       $(266,079)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
           Depreciation & amortization                                                      98,963           12,725
           Amortization of debt discount                                                    53,596               --
           Compensation from prior issuance of variable options                            305,250               --
           Compensation from the issuance of options                                        48,056            7,666
           Consulting fees from the issuance of options and warrants                            --           13,980
           Common stock issued for services                                                     --           47,420
           Amortization of finance costs from the issuance of warrants                          --            5,985
   Changes in:
           Accounts receivable                                                            (202,159)              --
           Prepaid exp & other current assets                                             (115,050)              --
           Other assets                                                                     (1,259)              --
           Accounts payable and accrued expenses                                            84,925          100,488
           Deferred income taxes                                                            (9,120)              --
                                                                                       -----------      -----------
           NET CASH USED IN OPERATING ACTIVITIES                                          (337,017)         (77,815)
                                                                                       -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Investment in acquisition of SuperStock, net of cash balance of
          SuperStock at date of acquisition in the amount of $1,150,653                 (1,400,437)              --
       Investment in plant and equipment                                                   (95,449)              --
                                                                                       -----------      -----------
           CASH USED IN INVESTING ACTIVITIES                                            (1,495,886)              --
                                                                                       -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from sale of common stock and warrants                                   2,790,000               --
   Proceeds from issuance of unsecured notes payable and warrants                        1,050,000               --
   Proceeds fom issuance of convertible subordinated notes payable
     and warrants                                                                        1,250,000               --
   Proceeds from notes payable to affiliates                                                    --          107,000
   Repayment of revolving credit line                                                   (1,700,000)              --
   Repayment notes payable                                                                 (74,770)              --
   Principal payment of long-term debt                                                    (521,328)              --
                                                                                       -----------      -----------

           CASH PROVIDED BY FINANCING ACTIVITIES                                         2,793,902          107,000
                                                                                       -----------      -----------

NET (DECREASE) INCREASE IN CASH                                                            960,999           29,185
                                                                                       -----------      -----------

EFFECT OF CUMULATIVE TRANSLATION ADJUSTMENTS                                                 1,419               --
                                                                                       -----------      -----------

CASH AT BEGINNING OF PERIODS                                                                   702            8,590
                                                                                       -----------      -----------

CASH AT END OF PERIODS                                                                 $   963,120      $    37,775
                                                                                       ===========      ===========

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

NON-CASH FLOW FINANCING AND INVESTING ACTIVITIES:
    Issuance of common stock for:
        Repayment of notes payable to affiliates (with warrants)                       $   424,320      $        --
        Payment of accrued interest on notes payable to affiliates                          50,680               --
        Payment of accrued compensation (with warrants)                                    136,250               --
        Placement costs in connection with the sale of common stock                            450               --
        Investment bankers and advisors as part of acquisition costs of SuperStock          13,035               --
        Exercised options as part of acquisition cost of SuperStock                        136,500               --
   Issuance of warrants for financing costs                                                     --           27,588
   Debt discount from warrants issued in connection with unsecured notes
      payable and convertible subordinated notes payable                                   551,076               --
   Issuance of warrants as part of acquisition costs of SuperStock                          83,322               --
   Note payable to sellers on acquisition of SuperStock                                  1,576,250               --
   Accrued purchase price payable to sellers of SuperStock                                 300,000               --
   Minority interest for Seller Preferred issued on acquisition of SuperStock            2,800,085               --
   Accrued acquisition costs                                                                17,005               --
   Acquisition of SuperStock (Note C)                                                    7,477,287               --

            See notes to condensed consolidated financial statements a21, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
March 31, 2004
(Unaudited)


NOTE A - FINANCIAL STATEMENT PRESENTATION

     The unaudited condensed consolidated financial statements of a21, Inc. and subsidiaries (the "Company") herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position at March 31, 2004 and the results of operations for the interim periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years. These condensed consolidated financial statements have been presented on a going concern basis and do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The independent auditors' report on such financial statements expressed substantial doubt about the Company's ability to continue as a going concern. The Company has contracted to sell SuperStock's land and building for $7,500,000, which it intends to use to repay a bank note payable of approximately $4,000,000 that is secured by a first mortgage on the facility and to repay other indebtedness and/or for working capital.

     Through February 29, 2004, the Company was considered a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." As a result of its acquisition of SuperStock, Inc. and subsidiaries ("SuperStock") on February 29, 2004, the Company commenced planned principal operations and as such it is no longer considered to be a development stage enterprise in accordance with SFAS No. 7.

     The unaudited condensed consolidated financial statements of the Company include the accounts of SuperStock from the acquisition date of February 29, 2004. The minority interest in the condensed consolidated balance sheet represents the interest of the holders of preferred shares of SuperStock, which are exchangeable into common shares of the a21, Inc. The minority interest was valued at the estimated market value of the a21, Inc. shares at the acquisition date as if exchanged.

NOTE B - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     [1] Nature of business:

     The  Company   produces  and  acquires  stock   photography  for  worldwide
     distribution to advertisers and publishers through license and sublicense agreements.

     [2] Principles of consolidation:

     The consolidated  financial  statements include the accounts of the Company
     and  its   subsidiaries.   All   significant   intercompany   balances  and
     transactions have been eliminated.

     [3] Revenue recognition:

     The license fees earned by the Company from reproductions are affected by the manner in which they are used by clients. Accordingly, licensing revenues are recognized when a client licenses a reproduction and the Company is notified as to the manner in which it will be used. Revenues from catalog sales are recognized when the completed catalogs are shipped.

a21, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
March 31, 2004
(Unaudited)

     [4] Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     [5] Fair value of financial instruments:

     The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses and short-term debt, which approximate fair value because of their short maturities. The carrying amount of long-term debt approximates fair value due to the market rate of interest incurred by the Company. The fair value of the Company's notes payable to shareholders and an affiliated company are not reasonably determinable based on the related party nature of the transactions.

     [6] Cash and cash equivalents:

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     [7] Property and equipment:

     Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets' estimated lives ranging from 3 to 39 years. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations. Property and equipment includes $7,521,000 attributable to SuperStock's land and building at March 31, 2004.

     [8] Photo collection:

     The Company's photo collection is recorded at cost. Expenditures for additions and betterments to the collection are capitalized. Depreciation of the photo collection is computed by the straight-line method over the assets' estimated lives of 7 years. Upon sale or retirement of any portion of the collection, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

     [9] Long-lived assets:

     The Company evaluates its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," pursuant to which an impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value.

     [10] Goodwill:

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." This statement required the Company to test the goodwill balance for impairment annually and between annual tests in certain circumstances. When assessing impairment, the Company must estimate the implied fair value of the goodwill. The Company estimates the implied fair value based on a discounted cash flow model that involves significant assumptions and estimates based on management's best judgments of current and future circumstances, including currently enacted tax laws, our future weighted average cost of capital, and our future financial performance. As circumstances change, it is
a21, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
March 31, 2004
(Unaudited)

     reasonably possible that future goodwill impairment tests could result in a loss on impairment of assets, which would be included in the determination of net income (loss).

     [11] Income taxes:

     The Company uses the asset and liability method of accounting for deferred income taxes. Deferred income taxes are measured by applying enacted statutory rates to net operating loss carryforwards and to the differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets are reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     [12] Net income (loss) per share:

     The Company calculates net income (loss) per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires a dual presentation of "basic" and "diluted" income (loss) per share on the face of the statements of operations. Basic income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during each period. Diluted income
     (loss) per share includes the effect, if any, from the potential exercise or conversion of securities, such as stock options and warrants, which would result in the issuance of incremental shares of common stock. For the 3 months ended March 31, 2004 and 2003, the basic and diluted net loss per share is the same since the effect from the potential exercise of outstanding stock options and warrants would have been anti-dilutive. The Seller Preferred have also been excluded from the computation of basic and diluted net loss per share for the quarter ended March 31, 2004.

NOTE C - ACQUISITION OF SUPERSTOCK, INC.

     In February 2004, the Company completed the acquisition of SuperStock, a licensor of stock images to primarily the advertising and publishing industries. SuperStock's primary assets include images that it either owns or licenses from third parties, a facility in Jacksonville, Florida ("SuperStock Facility"), accounts receivable and cash. In consideration for all of the outstanding common stock of SuperStock, the Company paid (i) $2,601,000 in cash; (ii) $1,576,000 in the form of a promissory note at an interest rate starting at LIBOR plus 1.9% ("Seller Note"); (iii) 1,667,000 shares of non-voting participating preferred stock of SuperStock ("Seller Preferred"), which is exchangeable into 5,000,000 shares of the Company's common stock; and (iv) warrants to purchase 160,000 shares of the Company's common stock at $0.56 per share. The purchase price is subject to adjustments based on the finalization of SuperStock's closing balance sheet. The sellers may also receive up to an additional $1,200,000 in cash if SuperStock's revenue meets projections for the four-year period after the date of the acquisition, $300,000 of which is reflected as accrued purchase price in the accompanying condensed consolidated balance sheet because management believes that such portion of the contingency is likely to be met. The sellers may also receive an additional $300,000 and additional equity compensation if revenue exceeds projections. The principal on the Seller Notes is due and payable upon the earliest to occur of (a) April 30, 2005, (b) the sale of SuperStock's land and building, or
     (c) to the extent of fifty percent (50%) of additional capital raised by the Company by April 15, 2005.

     In addition, the Company repaid a $1,700,000 credit facility of SuperStock and paid down $500,000 of a note secured by a first mortgage on the SuperStock Facility. This reduced the principal balance on the note secured by a first mortgage to $4,048,000 at an interest rate of LIBOR plus 1.9% payable monthly plus principal ("First Mortgage"). As part of the transaction, the sellers and their advisors also purchased 574,000 shares of the Company's common stock for $150,000.

a21, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
March 31, 2004
(Unaudited)

     The aggregate purchase price was $ 7,477,287 and was allocated as follows:

      Current assets                   $ 2,511,883
      Photo collection                   2,862,508
      Land and building                  7,540,000
      Property and equipment               469,304
      Goodwill                           3,552,350
      Other assets                         291,466
      Note payable to bank-current      (4,553,965)
      Other current liabilities         (3,401,259)
      Deferred income taxes             (1,795,000)
                                       -----------
                                       $(7,477,287)
                                       ===========

     The following proforma information gives effect to the acquisition as if it had occurred on the first day of each of the quarters ended March 31, 2004 and 2003.

                                                      Quarter ended March 31,
                                                      ------------------------
                                                        2004            2003
                                                      --------        --------

        Total revenues                                $2,319,394     $2,458,585
        Net loss                                        (606,546)      (257,042)

        Basic and diluted net loss per share          $    (0.02)         (0.01)


NOTE D - MINORITY INTEREST

     As part of the financing to acquire all of the voting common stock, representing 83% of the outstanding equity of SuperStock, in consideration for the sale and purchase of such shares, the sellers received 1,666,717 shares of non-voting participating preferred stock of SuperStock which is exchangeable into 5,000,151 shares of a21 common stock. The preferred stock has no voting rights, pays no dividend, and except for exchange rights into a21 common stock, it has no other special rights except in liquidation. In liquidation it is senior to the common stock of SuperStock and has distribution rights to the greater of $4.25 million or 17% of the total liquidation distributions after creditors.

     The minority interest is valued as if it was exchanged into a21 common stock at the closing price the day of the acquisition.

NOTE E - NOTE PAYABLE TO BANK

     The note payable to bank of $4,032,637 at March 31, 2004 is due in October 2004, provides for interest at LIBOR plus 1.9% and is secured by a first mortgage on the SuperStock Facility.

a21, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
March 31, 2004
(Unaudited)

NOTE F - STOCK-BASED COMPENSATION

     The Company accounts for stock-based employee compensation under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." The Company follows the fair value-based method to account for awards to nonemployees. The following table illustrates the effect on net loss and loss per share if the fair value-based method had been applied to all awards.

                                                               3 months ended March 31,
                                                               ------------------------
                                                                  2004         2003
                                                                ---------    ---------
       Reported net loss                                        $(600,219)   $(266,079)

       Stock-based employee compensation included in net loss     305,000            0

       Stock-based employee compensation determined under the
        fair value-based method                                   (18,448)     (21,461)
                                                                ---------    ---------
                Pro forma net loss                               (313,667)    (287,540)
                                                                =========    =========

       Loss per share-basic and diluted
                As reported                                     $    0.02         0.02
                                                                =========    =========
                Pro forma                                       $    0.01         0.02
                                                                =========    =========



     The fair value of each option is measured at the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions used for stock options granted during the 3 months ended March 31, 2004 and 2003: annual dividends of $0.00; expected volatility of 80%; risk free interest rate of 3%, and expected life of five years.

     Compensation   expense  of  $305,250  was  recorded  in  the   consolidated
     statements of operations for the 3 months ended March 31, 2004, pursuant to variable accounting for certain options.

NOTE G - OPERATING SEGMENTS

     The Company operates domestically and internationally.  The following table
     presents   information  about  the  Company's  domestic  and  international activity:

       Quarter ended March 31, 2004
         (including minority interest)               Domestic       International    Total
       -------------------------------              ----------     ---------------  -------
         Revenue                                    $    517,545     $280,323      $   797,868
         Segment income (loss)                          (646,729)      46,510         (600,219)
         Segment assets                               16,979,828      404,836       17,384,664
         at March 31, 2004

       Quarter ended March 31, 2003
       ----------------------------
         Segment loss                               $   (266,079)                  $  (266,079)
         at March 31, 2003
         Segment Assets
         at March 31, 2003                               167,264                       167,264

a21, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
March 31, 2004
(Unaudited)

NOTE H - FINANCINGS

     In February 2004, the Company received aggregate gross proceeds of $5,900,000 in equity and debt financings.

     The Company received proceeds of $3,000,000 (net proceeds of $2,790,000) and $600,000 of liabilities owed by the Company were exchanged in connection with the issuance of 18,000,000 shares of common stock along with 5,508,000 warrants exercisable at $0.20 per share and 19,829,000 callable warrants exercisable at prices between $0.225 and $1.35 per share. Pursuant to a registration rights agreement, these shareholders have certain registration rights, including a commitment by the Company to file a registration statement within 60 days of the closing of this transaction. The Company shall use its best efforts to cause the registration statement to be declared effective on the earlier of (i)180 days following the closing date, (ii) 10 days following a "No Review" or similar letter from the SEC or (iii) the first day following the day the SEC determines that it is eligible to be declared effective, or the Company shall pay liquidating damages at the rate of 12% per annum. The Company has not yet filed this registration statement. In addition the Company issued 450,000 shares of common stock to an investment banking firm in connection with the placement of the equity. The liabilities that were exchanged included $475,000 of notes payable to shareholders and $125,000 of accrued compensation due to the Company's chairman and president.

     The Company received $1,250,000 in connection with the issuance of a 2-year convertible subordinated note (due February 29, 2006) which accrues interest at 12% for the first 6 months, 13.5% for the next 12 months, and 15% for the last 6 months and is convertible into the Company's common stock based on the fair value of the Company's stock at the time of conversion with a floor of $0.90 and a cap of $2.00 per share, along with 938,000 callable warrants exercisable at prices between $0.45 and $1.35 per share. The Company allocated the proceeds received to the principal amount of the note and the warrants based upon the relative fair value method. The fair value of the warrants was determined using the Black Scholes pricing model. The difference between the proceeds allocated to, and the relative fair value of the notes, which amounted to $306,002, was recorded as debt discount and additional paid-in capital. The discount is being amortized over the two-year term of the note and the balance of $956,748 at March 31, 2004 is presented net of the unamortized debt discount.

     The Company received $1,050,000 in connection with the issuance of unsecured debt in the form of promissory notes, which accrue interest at 12% for up to 12 months along with 630,000 callable warrants at $0.45 per share. In addition, the Company issued 63,000 warrants exercisable at $0.45 per share to an investment banking firm in connection with the placement of the unsecured debt. These notes mature on August 29, 2004, but provide for an automatic extension of six months. The fair value of the warrants, which amounted to $245,074, was determined using the Black Scholes pricing model and was recorded as debt discount and additional paid-in capital. The discount is being amortized over the six month term of the promissory notes, and the balance of $845,772 at March 31, 2004 is presented net of the unamortized debt discount.

NOTE I - OTHER

     During the 3 months ended March 31, 2004 the Company issued 2,083,455 options exercisable at $0.30 per share to its chairman and president in consideration for past compensation.

NOTE J - SUBSEQUENT EVENTS

     In June 2004, the Company sold SuperStock's facility and leased the building back from the buyer under a 20-year lease. The Company also repaid its mortgage note of $3,995,983 and the $1,576,250 note payable to the selling shareholders of SuperStock.

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

a21, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of a21, Inc. and subsidiaries (a development stage enterprise) (the "Company") as of December 31, 2003 and the related consolidated statements of operations, changes in stockholders' equity (capital deficit) and cash flows for the year ended December 31, 2003 and for the period from September 19, 2000 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of a21, Inc. and subsidiaries as of December 31, 2003 and the consolidated results of their operations and their consolidated cash flows for the year ended December 31, 2003 and for the period from September 19, 2000 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company is in the development stage, has incurred net losses since inception and has working capital and capital deficit positions as of December 31, 2003. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Eisner LLP
------------------
New York, New York
March 30, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Shareholders
a21 Inc. and Subsidiaries

We have audited the accompanying consolidated statements of operations, shareholders' equity (capital deficit), and cash flows of a21 Inc. and Subsidiaries (A Development Stage Enterprise) (the "Company") for the year ended December 31, 2002 and for the period from September 19, 2000 (Date of Inception) to December 31, 2002 (for which the consolidated statement of operations and cash flows are not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of a21 Inc. and Subsidiaries (A Development Stage Enterprise) referred to above present fairly, in all material respects, the results of their operations and their cash flows for the year ended December 31, 2002 and for the period from September 19, 2000 (Date of Inception) to December 31, 2002 (which are not presented separately herein) in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company is in the development stage, has incurred net losses since inception and expects to incur net losses for the foreseeable future. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Marcum & Kliegman LLP
----------------------------
New York, New York
May 22, 2003

CONSOLIDATED BALANCE SHEET
December 31, 2003

ASSETS
Current assets:
   Cash and cash equivalents                                                         $         1,000

Fixed assets, net                                                                             15,000
Other assets                                                                                  15,000
                                                                                     ---------------

                                                                                     $        31,000
                                                                                     ===============
LIABILITIES
Current liabilities:
   Accounts payable                                                                  $       556,000
   Accrued wages and payroll taxes (Note K[6])                                               340,000
   Accrued interest (including $53,000 to affiliates)                                         60,000
   Notes payable (including $509,000 to affiliates)                                          584,000
                                                                                     ---------------

      Total current liabilities                                                            1,540,000
                                                                                     ---------------


Commitments and other matters (Note K)

CAPITAL DEFICIT
Preferred stock; $.001 par value; 100,000 shares authorized; none issued
Common stock; $.001 par value; 100,000,000 shares authorized; 22,708,000 shares
   issued and 19,028,000 shares outstanding                                                   23,000
Additional paid-in capital                                                                 5,388,000
Treasury stock; 3,680,000 shares at cost                                                           0
Deficit accumulated during the development stage                                          (6,920,000)
                                                                                     ---------------

      Total capital deficit                                                               (1,509,000)
                                                                                     ---------------

                                                                                     $        31,000
                                                                                     ===============

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                          PERIOD FROM
                                                                                         SEPTEMBER 19,
                                                                                        2000 (INCEPTION)
                                                       YEAR ENDED DECEMBER 31,          TO DECEMBER 31,
                                                       2003              2002                 2003
                                                 ---------------   ---------------    ------------------
Expenses:
   Research and development                                        $       178,000    $          436,000
   General and administrative (1)                $     1,133,000         2,012,000             5,080,000
   Write-off of website development costs                                  843,000               843,000
   Loss on valuation of investment                        77,000           113,000               190,000
   Depreciation and amortization                          36,000            55,000               167,000
   Interest expense, net                                  87,000            90,000               204,000
                                                 ---------------   ---------------    ------------------

                                                       1,333,000         3,291,000             6,920,000
                                                 ---------------   ---------------    ------------------

Net loss                                         $    (1,333,000)  $    (3,291,000)   $       (6,920,000)
                                                 ===============   ===============    ==================

Net loss per share - basic and diluted           $          (.08)  $          (.30)
                                                 ===============   ===============

Weighted average common shares outstanding -
   basic and diluted                                  17,632,000        10,853,000
                                                 ===============   ===============


(1) General and administrative expenses are presented exclusive of depreciation and amortization, which is presented separately.


See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)


                                                         PREFERRED STOCK                 COMMON STOCK
                                                  -----------------------------   -------------------------
                                                    NUMBER OF                        NUMBER OF
                                                      SHARES           AMOUNT         SHARES        AMOUNT
                                                  ------------     ------------   ------------   ----------
Balance, September 19, 2000 (inception)
Issuance of common stock for cash:
   at $0.00012 per share, September                                                  2,991,000   $     3,000
   at $0.03 per share, September - December                                          2,405,000         3,000
Issuance of preferred stock for cash (Note A):
   at $1.50 per share, October - December              317,000
Issuance of common stock for services:
   at $0.03 per share, October - November                                              300,000
Net loss
                                                  ------------                   -------------  ------------
Balance, December 31, 2000                             317,000                       5,696,000         6,000
Issuance of common stock for services:
   at $0.03 per share, January - February                                              333,000
Issuance of preferred stock for cash (Note A):
   at $1.50 per share, February                        100,000     $    1,000
   at $2.25 per share, February                         33,000
   at $2.25 per share, March                            33,000
   at $1.50 per share, June                             17,000
Issuance of common stock to acquire AdPads Series
   B preferred stock at $0.09 per share, December                                    1,000,000         1,000
Net loss
                                                  ------------    -----------    -------------  ------------
Balance, December 31, 2001                             500,000          1,000        7,029,000         7,000

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)


                                                                                         DEFICIT
                                                      TREASURY STOCK                   ACCUMULATED
                                                ----------------------   ADDITIONAL     DURING THE
                                                 NUMBER OF                 PAID-IN     DEVELOPMENT
                                                  SHARES      AMOUNT       CAPITAL        STAGE             TOTAL
                                                ----------- ----------  ------------  --------------    ------------
Balance, September 19, 2000 (inception)
Issuance of common stock for cash:
   at $0.00012 per share, September                                      $      1,000                  $       4,000
   at $0.03 per share, September - December                                    69,000                         72,000
Issuance of preferred stock for cash (Note A):
   at $1.50 per share, October - December                                     475,000                        475,000
Issuance of common stock for services:
   at $0.03 per share, October - November                                      17,000                         17,000
Net loss                                                                                $    (356,000)      (356,000)
                                                                         ------------   ------------- --------------

Balance, December 31, 2000                                                    562,000        (356,000)       212,000
Issuance of common stock for services:
   at $0.03 per share, January - February                                      10,000                         10,000
Issuance of preferred stock for cash (Note A):
   at $1.50 per share, February                                               149,000                        150,000
   at $2.25 per share, February                                                75,000                         75,000
   at $2.25 per share, March                                                   75,000                         75,000
   at $1.50 per share, June                                                    25,000                         25,000
Issuance of common stock to acquire AdPads
   Series B preferred stock at $0.09 per share,
December                                                                       89,000                         90,000
Net loss                                                                                   (1,940,000)    (1,940,000)
                                                                         ------------ --------------- --------------

Balance, December 31, 2001                                                    985,000      (2,296,000)    (1,303,000)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIT) (CONTINUED)

                                                               PREFERRED STOCK                  COMMON STOCK
                                                       ---------------------------     ----------------------------
                                                         NUMBER OF                       NUMBER OF
                                                          SHARES          AMOUNT           SHARES          AMOUNT
                                                       ------------    -----------     -------------     ----------
 (brought forward)                                          500,000       $  1,000         7,029,000     $   7,000

 Exercise of stock options at $0.15 per share, March                                         800,000         1,000
 Issuance of common stock for 83,334 shares of AdPads
    Series A preferred stock at $0.15 per share, March                                       333,000
 Issuance of common stock for 83,334 shares of AdPads
    Series A preferred stock at $0.15 per share, April                                       333,000
 Issuance of common stock to a21 Acquisition                                               3,680,000         4,000
 Exercise of warrants at $0.15 per share                                                     250,000
 Issuance of common stock to shareholders of Saratoga
    Holding I, lnc. pursuant to the terms of the
    reverse acquisition agreement                                                          1,854,000         2,000
 Exchange of preferred stock for common stock pursuant
    to the terms of the reverse acquisition agreement      (500,000)        (1,000)          500,000         1,000
 Issuance of common stock for cash:
    at $0.40 per share, June                                                                  20,000
    at $0.60 per share, June                                                                 325,000         1,000
 Issuance of common stock for services:
    at $0.25 per share, May                                                                  166,000         1,000
    at $0.45 per share, May                                                                  100,000
    at $0.86 per share, July                                                                  50,000
    at $0.58 per share, August                                                               100,000
    at $0.50 per share, September                                                            115,000
    at $0.55 per share, September                                                             29,000
    at $0.60 per share, September                                                             10,000
    at $0.61 per share, September                                                             16,000
    at $1.67 per share, September                                                             40,000
    at $0.20 per share, October                                                              215,000
    at $0.50 per share, October                                                               50,000
                                                       ------------    -----------     -------------     ----------
 (carried over)                                                   0              0        16,015,000        17,000

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIT) (CONTINUED)

                                                                                                 DEFICIT
                                                              TREASURY STOCK                   ACCUMULATED
                                                        ----------------------   ADDITIONAL     DURING THE
                                                         NUMBER OF                PAID-IN      DEVELOPMENT
                                                          SHARES      AMOUNT      CAPITAL         STAGE             TOTAL
                                                        ----------- ----------  -----------  --------------    ------------

 (brought forward)                                                  $        0  $   985,000   $  (2,296,000)   $(1,303,000)

 Exercise of stock options at $0.15 per share, March                                119,000                        120,000
 Issuance of common stock for 83,334 shares of
    AdPads Series A preferred stock at $0.15 per share,
    March                                                                            50,000                         50,000
 Issuance of common stock for 83,334 shares of
    AdPads Series A preferred stock at $0.15 per share,
    April                                                                            50,000                         50,000
 Issuance of common stock to a21 Acquisition             (3,680,000)                 (4,000)                             0
 Exercise of warrants at $0.15 per share                                             37,000                         37,000
 Issuance of common stock to shareholders of
    Saratoga Holding I, lnc. pursuant to the terms of the
    reverse acquisition agreement                                                    (2,000)                             0
 Exchange of preferred stock for common stock
    pursuant to the terms of the reverse acquisition
    agreement
 Issuance of common stock for cash:
    at $0.40 per share, June                                                          8,000                          8,000
    at $0.60 per share, June                                                        194,000                        195,000
 Issuance of common stock for services:
    at $0.25 per share, May                                                          42,000                         43,000
    at $0.45 per share, May                                                          45,000                         45,000
    at $0.86 per share, July                                                         43,000                         43,000
    at $0.58 per share, August                                                       58,000                         58,000
    at $0.50 per share, September                                                    58,000                         58,000
    at $0.55 per share, September                                                    16,000                         16,000
    at $0.60 per share, September                                                     6,000                          6,000
    at $0.61 per share, September                                                    10,000                         10,000
    at $1.67 per share, September                                                    67,000                         67,000
    at $0.20 per share, October                                                      43,000                         43,000
    at $0.50 per share, October                                                      25,000                         25,000
                                                        ----------- ----------  -----------  --------------    ------------
 (carried over)                                          (3,680,000)         0    1,850,000      (2,296,000)       (429,000)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIT) (CONTINUED)


                                                               PREFERRED STOCK                  COMMON STOCK
                                                       ---------------------------     ----------------------------
                                                         NUMBER OF                       NUMBER OF
                                                          SHARES          AMOUNT           SHARES          AMOUNT
                                                       ------------    -----------     -------------     ----------
(brought forward)                                                 0    $         0        16,015,000     $   17,000
   at $0.62 per share, October                                                                26,000
   at $0.40 per share, November                                                               40,000
   at $0.40 per share, December                                                               40,000
Issuance of common stock for other liabilities:
   at $0.38 per share, September                                                             130,000
   at $0.60 per share, September                                                             251,000
   at $0.29 per share, December                                                              125,000
   at $0.26 per share, December                                                              400,000           1,000
   at $0.41 per share, December                                                              200,000
   at $0.90 per share, December                                                              153,000
Issuance of common stock for exercised convertible notes:
   at $1.50 per share, July                                                                  128,000
   at $2.25 per share, July                                                                  101,000
General release of liabilities for compensation and
   expenses by employee stockholders, September
Issuance of options and warrants for consulting
 services Issuance of options and
warrants for compensation Issuance of options and
 warrants for financing costs
Net loss for the year                                             0              0
                                                       ------------    -----------     -------------     ----------
BALANCE, DECEMBER 31, 2002                                                                17,609,000         18,000
Issuance of common stock for cash:
   at $0.20 per share, May                                                                   500,000          1,000
   at $0.28 per share, May                                                                   400,000
   at $0.10 per share, September                                                             500,000          1,000
Issuance of common stock for services:
   at $0.28 per share, January                                                               130,000
   at $0.21 per share, January                                                                50,000
   at $0.23 per share, April                                                                 100,000
   at $0.23 per share, May                                        0              0           120,000
                                                       ------------    -----------     -------------     ----------
(carried over)                                                    0              0        19,409,000         20,000

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIT) (CONTINUED)


                                                                                              DEFICIT
                                                      TREASURY STOCK                        ACCUMULATED
                                                 ------------------------    ADDITIONAL     DURING THE
                                                   NUMBER OF                  PAID-IN       DEVELOPMENT
                                                    SHARES       AMOUNT       CAPITAL           STAGE            TOTAL
                                                 ------------ ----------- --------------  --------------   -------------
(brought forward)                                (3,680,000)    $      0  $  1,850,000    $  (2,296,000)   $    (429,000)
   at $0.62 per share, October                                                  16,000                            16,000
   at $0.40 per share, November                                                 16,000                            16,000
   at $0.40 per share, December                                                 16,000                            16,000
Issuance of common stock for other liabilities:
   at $0.38 per share, September                                                49,000                            49,000
   at $0.60 per share, September                                               150,000                           150,000
   at $0.29 per share, December                                                 36,000                            36,000
   at $0.26 per share, December                                                104,000                           105,000
   at $0.41 per share, December                                                 83,000                            83,000
   at $0.90 per share, December                                                138,000                           138,000
Issuance of common stock for exercised
   convertible notes:
   at $1.50 per share, July                                                    191,000                           191,000
   at $2.25 per share, July                                                    228,000                           228,000
General release of liabilities for
compensation and expenses by employee stockholders,
   September                                                                 1,447,000                         1,447,000
Issuance of options and warrants for
   consulting services                                                         191,000                           191,000
Issuance of options and warrants for
   compensation                                                                103,000                           103,000
Issuance of options and warrants for
   financing costs                                                              34,000                            34,000
Net loss for the year                                                                        (3,291,000)      (3,291,000)
                                               ------------               ------------    -------------     ------------
Balance, December 31, 2002                       (3,680,000)                 4,652,000       (5,587,000)        (917,000)
Issuance of common stock for cash:
   at $0.20 per share, May                                                      99,000                           100,000
   at $0.28 per share, May                                                     110,000                           110,000
   at $0.10 per share, September                                                49,000                            50,000
Issuance of common stock for services:
   at $0.28 per share, January                                                  37,000                            37,000
   at $0.21 per share, January                                                  10,000                            10,000
   at $0.23 per share, April                                                    23,000                            23,000
   at $0.23 per share, May                                                      28,000                            28,000
                                               ------------   ----------  ------------    -------------     ------------
(carried over)                                   (3,680,000)           0     5,008,000       (5,587,000)        (559,000)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIT) (CONTINUED)


                                                            PREFERRED STOCK                     COMMON STOCK
                                                       ---------------------------     ----------------------------
                                                         NUMBER OF                      NUMBER OF
                                                          SHARES          AMOUNT          SHARES        AMOUNT
                                                       ------------    -----------     -----------   ------------
(brought forward)                                               0       $      0       19,409,000    $    20,000

   at $0.23 per share, May                                                                 50,000
   at $0.23 per share, May                                                                375,000          1,000
   at $0.23 per share, May                                                                 36,000
   at $0.11 per share, June                                                                45,000
   at $0.40 per share, June                                                                85,000
   at $0.08 per share, June                                                                30,000
   at $0.08 per share, June                                                                50,000
   at $0.11 per share, June                                                             1,138,000          1,000
   at $0.10 per share, June                                                             1,013,000          1,000
   at $0.11 per share, August                                                             200,000
   at $0.10 per share, August                                                              25,000
   at $0.10 per share, September                                                          125,000
   at $0.50 per share, October                                                             23,000
Issuance of common stock for potential
 acquisition which did not close at $0.11
 per share, June                                                                          100,000
Issuance of warrants for consulting services
Issuance of warrants with notes payable
Adjustment for 4,274 shares issued, effective at
 merger                                                                                     4,000
Compensation for change in value of variable options
Net loss for the year
                                                     ------------    -----------    -------------    -----------

Balance, December 31, 2003                                      0       $      0       22,708,000    $    23,000
                                                     ============       ========    =============    ===========

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIT) (CONTINUED)


                                                                                                DEFICIT
                                                       TREASURY STOCK                         ACCUMULATED
                                                 ------------------------     ADDITIONAL      DURING THE
                                                  NUMBER OF                     PAID-IN       DEVELOPMENT
                                                    SHARES         AMOUNT       CAPITAL          STAGE          TOTAL
                                               ---------------   ---------   ------------    ------------- --------------
(brought forward)                                   (3,680,000)  $       0   $  5,008,000    $  (5,587,000) $    (559,000)

   at $0.23 per share, May                                                         12,000                          12,000
   at $0.23 per share, May                                                         87,000                          88,000
   at $0.23 per share, May                                                          8,000                           8,000
   at $0.11 per share, June                                                         5,000                           5,000
   at $0.40 per share, June                                                        34,000                          34,000
   at $0.08 per share, June                                                         2,000                           2,000
   at $0.08 per share, June                                                         4,000                           4,000
   at $0.11 per share, June                                                       119,000                         120,000
   at $0.10 per share, June                                                       104,000                         105,000
   at $0.11 per share, August                                                      22,000                          22,000
   at $0.10 per share, August                                                       2,000                           2,000
   at $0.10 per share, September                                                   12,000                          12,000
   at $0.50 per share, October                                                     11,000                          11,000
Issuance of common stock for potential
   acquisition which did not close at $0.11 per share, June                        11,000                          11,000
Issuance of warrants for consulting services                                       22,000                          22,000
Issuance of warrants with notes payable                                            28,000                          28,000
Adjustment for 4,274 shares issued, effective
   at merger                                                                                                            0
Compensation for change in value of variable
   options                                                                       (103,000)                       (103,000)
Net loss for the year                                                                           (1,333,000)    (1,333,000)
                                               ---------------   ---------   ------------    ------------- --------------

Balance, December 31, 2003                          (3,680,000)  $       0   $  5,388,000    $  (6,920,000) $  (1,509,000)
                                               ===============   =========   ============    =============  =============


See notes to consolidated financial statements

STATEMENTS OF CASH FLOWS

                                                                                                                PERIOD FROM
                                                                                                               SEPTEMBER 19,
                                                                               YEAR ENDED DECEMBER 31,        2000 (INCEPTION)
                                                                          ---------------------------------   TO DECEMBER 31,
                                                                                2003             2002*              2003*
                                                                          ----------------  ---------------  ----------------
Cash flows from operating activities:
   Net loss                                                               $    (1,333,000)  $    (3,291,000) $    (6,920,000)
   Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                              36,000            55,000          167,000
        Write-off of website development costs                                                      843,000          843,000
        Write-off of advances to shareholder                                                                         136,000
        Write-off of advances on abandoned merger                                                                     26,000
        Writedown of investment                                                    77,000           113,000          190,000
        Consulting fee from issuance of options and warrants                       22,000           191,000          213,000
        Compensation from options                                                (103,000)          103,000
        Financing costs from issuance of warrants                                  28,000            34,000           62,000
        Interest converted to note payable                                                           19,000           19,000
        Common stock issued for services                                          444,000           298,000          769,000
        Changes in:
           Deposits                                                                                   2,000
           Accounts payable                                                       219,000           190,000          702,000
           Accrued wages and payroll taxes                                        161,000           993,000        1,840,000
           Accrued interest and other current liabilities                          19,000           (26,000)         134,000
                                                                          ---------------   ---------------  ---------------

              Net cash used in operating activities                              (430,000)         (476,000)      (1,819,000)
                                                                          ---------------   ---------------  ---------------

Cash flows from investing activities:
   Acquisition of property and equipment                                                                             (14,000)
   Advances to shareholders/affiliates                                                              (15,000)        (151,000)
   Advances on abandoned merger                                                                                      (25,000)
   Website development costs                                                                        (55,000)        (169,000)
                                                                                            ---------------  ---------------

              Net cash used in investing activities                                                 (70,000)        (359,000)
                                                                                            ---------------  ---------------

Cash flows from financing activities:
   Proceeds from notes payable - shareholder                                      177,000           424,000          740,000
   Proceeds from convertible notes payable                                                                           197,000
   Proceeds from exercised warrants for common stock                                                 38,000           38,000
   Repayment of notes payable - shareholder                                                        (120,000)        (120,000)
   Repayment of notes payable                                                     (15,000)                           (15,000)
   Proceeds from sale of common stock                                             260,000           203,000          539,000
   Proceeds from sale of preferred stock                                                                             800,000
                                                                          ---------------   ---------------  ---------------

              Net cash provided by financing activities                           422,000           545,000        2,179,000
                                                                          ---------------   ---------------  ---------------

Net (decrease) increase in cash and cash equivalents                               (8,000)           (1,000)           1,000
Cash and cash equivalents - January 1                                               9,000            10,000
                                                                          ---------------   ---------------  ---------------

Cash and cash equivalents - December 31                                   $         1,000   $         9,000  $         1,000
                                                                          ===============   ===============  ===============

Supplemental disclosure of noncash activities:
 Issuance of common stock for:
      Investment in AdPads preferred stock                                                  $       100,000  $       190,000
      Repayment of convertible notes payable                                                $       365,000  $       365,000
      Payment of accrued interest on convertible note payable                               $        54,000  $        54,000
      Repayment of notes payable - shareholders                                             $       130,000  $       130,000
      Payment of accrued interest on notes payable - shareholders                           $        21,000  $        21,000
      Payment of other liabilities and accruals                                             $       712,000  $       712,000
      Paid-in capital contributed from general release of accrued
        compensation by employee stockholders                                               $     1,447,000  $     1,447,000
      Prior year accrued wages                                            $        90,000                    $        90,000
Property and equipment acquired through the issuance of
  convertible notes payable                                                                                  $       168,000
Issuance of note payable for accounts payable                             $        90,000                    $        90,000
Issuance of common stock to effect reverse acquisition                                      $         2,000  $         2,000
Website development costs included in accrued wages and payroll taxes                       $       218,000  $       674,000

* Revised to adjust amounts for prior year

See notes to consolidated financial statements

NOTE A - THE COMPANY

a21, Inc. (the "Company") was incorporated in the State of Texas on October 28, 1998, under the name Saratoga Holdings I, Inc.

On April 18, 2002, Agence 21, Inc. ("Agence") entered into an exchange agreement with Saratoga Holdings I, Inc. ("Saratoga"), a Texas corporation and a publicly traded company, and a21 Acquisition LLC ("A21 Acquisition"), a wholly owned subsidiary of Saratoga. Prior to the closing of the exchange, A21 Acquisition held 12,925,000 shares of Saratoga, its parent company, which represented 87.4% of Saratoga's outstanding common stock.

On April 30, 2002, pursuant to the exchange agreement, the shareholders of Agence exchanged 26,236,000 shares (84.3%) of the common stock of Agence and 1,500,000 shares (100%) of preferred stock of Agence on a basis of three shares of Agence for each share of common stock of Saratoga held by A21 Acquisition. The aggregate of 9,245,000 shares of the Company's common stock issued to Agence's shareholders represented 83.3% of the outstanding common stock of Saratoga. The remaining 3,680,000 shares of common stock of Saratoga held by A21 Acquisition will be retired April 30, 2004. The minority shareholders of Agence hold 4,887,000 shares (the "Nonexchanged Shares") of common stock in Agence representing a 15.7% minority interest in the subsidiary, which the holders could have exchanged into 1,629,000 common shares of the Company prior to the expiration of the exchange agreement. 4,062,000 of the Nonexchanged Shares were issued to a founder upon formation of Agence. 825,000 of the Nonexchanged Shares were issued as consideration for services.

Effective with the closing of the exchange, Saratoga changed its name to a21, Inc.

In February 2004, the Company acquired SuperStock, Inc., a Florida company engaged in the licensing and sale of stock photography.

The Company is currently seeking to acquire companies which have developed technology and infrastructure engaged in the business of providing photographers and photography agencies with a full range of marketing, distribution, editorial and other business services. The Company is seeking to support the digitization and delivery of images through an electronic infrastructure, and to support scanning and conversion of print-quality digital images, digital watermarking, electronic payment and settlement and to provide associated digital asset management. Marketing services are expected to include artist promotions, exhibitions and fine art print sales.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]      Basis of presentation:

         The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting By Development Stage Enterprises." Since inception, the Company has devoted substantial efforts to fund-raising, planning, and development of its electronic infrastructure and technology. The Company has not commenced its principal operations, nor has it generated revenues from its operations.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred net losses of $6,920,000 since inception. Additionally, the Company had a net working capital deficit of $1,539,000 at December 31, 2003. The Company has experienced cash shortages and inability to pay its obligations from time to time in 2003 and 2002. Principally all of the $1,540,000 of current liabilities is past due or has been extended. These amounts include approximately $88,000 payable to the Internal Revenue Service and other payroll taxing authorities and $252,000 of accrued wages owed to officers and employees of the Company. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

         The Company has sustained operations by raising capital through the private placement of common stock, convertible debt and other debt and by issuing equity as consideration for services.

         Subsequent to December 31, 2003 the Company raised capital and acquired SuperStock, Inc. and subsidiaries (see Note L).

         The Company is planning to raise additional capital from time to time to reduce its debt, provide working capital for operations, and to provide capital for acquisitions. The Company plans to raise capital through the issuance of debt, equity or other potential transactions, depending upon which provides the most favorable terms for the Company. One potential transaction involves the sale of SuperStock's facility in Jacksonville, Florida, which would then be leased back. Upon the closing of this transaction, the Company plans to repay its first mortgage note on the facility and reduce other liabilities as well as provide additional working capital for operations and acquisitions. There is no guarantee that management will be successful in closing this transaction or any debt or equity financings. If the Company is unable to raise additional capital, then the Company may not be able to fully execute its business plan.

[2]      Principles of consolidation:

         The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

[3]      Use of estimates:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[4]      Fair value of financial instruments:

         The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses, which approximate fair value because of their short maturities. The fair value of the Company's notes payable to shareholders and an affiliated company are not reasonably determinable based on the related party nature of the transactions.

[5]      Cash and cash equivalents:

         The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

[6]      Website development costs:

         The Company applies Emerging Issues Task Force 00-02, "Accounting for Website Development Costs," in determining the amount of website development costs to be capitalized. These standards require capitalization of certain direct development costs associated with internal use software and website development costs. Costs to be capitalized include internal and external direct project costs including, among others, payroll and labor, material and services. Preliminary website development costs are expensed as incurred. Capitalized costs are amortized on a straight-line basis over three years commencing upon substantial completion and commercialization of the website.

         Due to the uncertainty of recovery of these costs from future revenue and change in the Company business plan to a plan more directed at growth through strategic alliances and acquisitions, the Company recorded a valuation allowance in the full amount of website development costs incurred as of December 31, 2002 in the amount of $843,000. There have been no additional research and development costs incurred through December 31, 2003.

[7]      Fixed assets:

         Fixed assets are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets' estimated lives ranging from 3 to 7 years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

[8]      Long-lived assets:

         The Company evaluates its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," pursuant to which an impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value.

[9]      Research and development costs:

         Research and development costs are expensed as incurred.

[10]     Income taxes:

         The Company uses the asset and liability method of accounting for deferred income taxes. Deferred income taxes are measured by applying enacted statutory rates to net operating loss carryforwards and to the differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets are reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

[11]     Advertising:

         The Company expenses the cost of advertising the first time the advertising takes place. Advertising expense charged to operations for the years ended December 31, 2003 and 2002 amounted to approximately $0 and $3,000, respectively.

[12]     Net income (loss) per share:

         The Company calculates net income (loss) per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires a dual presentation of "basic" and "diluted" income (loss) per share on the face of the statements of operations. Basic income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during each period. Diluted income (loss) per share includes the effect, if any, from the potential exercise or conversion of securities, such as stock options and warrants, which would result in the issuance of incremental shares of common stock. For the years ended December 31, 2003 and 2002, the basic and diluted net loss per share is the same since the effect from the potential exercise of 3,832,000 and 3,712,000 outstanding stock options and warrants as of December 31, 2003 and 2002, respectively, would have been anti-dilutive.

         For purposes of the loss per share computation, based on date of issuance, preferred shares are deemed to be common shares in the calculation of weighted average shares outstanding.

[13]     Stock-based compensation:

         The Company accounts for stock-based employee compensation under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." The following table illustrates the effect on net loss and loss per share for the year ended December 31, 2003 if the fair value based method had been applied to all awards.

           Reported net loss                                           $ (1,333,000)
           Stock-based employee compensation included in
              reported net loss, net of related tax effects                (103,000)
           Stock-based employee compensation determined under the
              fair value based method, net of related tax effects                 0
                                                                       ------------

           Pro forma net loss                                          $ (1,436,000)
                                                                       ============

           Loss per share (basic and diluted):
              As reported                                                $(0.08)
                                                                         ======

              Pro forma                                                  $(0.08)
                                                                         ======

         The fair value of each option is measured at the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions used for stock options granted during the year ended December 31, 2002: annual dividends of $0.00; expected volatility of 308%; risk free interest rate of 2%, and expected life of five years. There were no options granted during the year ended December 31, 2003.

         Had compensation cost for the options granted been determined based on fair value at the grant date for the awards consistent with the provisions of SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $3,413,000 and $0.31, respectively, for the year ended December 31, 2002.

         Compensation expense of $103,000 was recorded in the consolidated statements of operations as of December 31, 2002, pursuant to variable accounting for certain options. The fair value of the Company's stock was less than the exercise price of these options on December 31, 2003. Accordingly, general and administrative expense for the year ended December 31, 2003 was reduced by the $103,000 of compensation expense recorded through December 31, 2002.

[14] Recently issued accounting pronouncements:

         On May 15, 2003, the Financial Accounting Standards Board issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments:

         o Mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets.

         o Instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; includes put options and forward purchase contracts.

         o Obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares.

         SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company believes that it is substantially in compliance with the requirements of SFAS No. 150.

NOTE C - ADVANCE TO SHAREHOLDER

Advance to shareholder in the amount of $15,000 is non-interest bearing, is due on demand and is repayable in shares of common stock of the Company with a value of $15,000.

NOTE D - FIXED ASSETS

Fixed assets are stated at cost, less accumulated depreciation and amortization, and at December 31, 2003, are summarized as follows:

       Office and computer equipment                             $   152,000
       Furniture and fixtures                                         17,000
       Computer software                                              13,000
                                                                 -----------

                                                                     182,000
       Accumulated depreciation and amortization                     167,000
                                                                 -----------

                                                                 $    15,000
                                                                 ===========

Depreciation and amortization in the amount of $36,000 and $55,000 are included in expenses for the years ended December 31, 2003 and 2002, respectively, in the consolidated statements of operations.

NOTE E - WEBSITE DEVELOPMENT COSTS

During the period from September 19, 2000 (inception) to December 31, 2001, the Company capitalized website development costs in the amount of $570,000. During the period from January 1 to September 30, 2002, the Company capitalized additional costs in the amount of $273,000. Due to the uncertainty of recovery of these costs from future revenue and change in the Company business plan to a plan more directed at growth through strategic alliances and acquisitions, the Company has recorded a valuation allowance in the full amount of website development costs incurred from inception to December 31, 2002 in the amount of $843,000.

NOTE F - INVESTMENT

In December 2001, the Company entered into a transaction with AdPads Corporation ("AdPads") in which 1,000,000 shares of common stock of the Company valued at $90,000 were purchased by AdPads for 125,000 shares of Series B preferred stock of AdPads. The Series B preferred stock is convertible into 50,000,000 shares of common stock of AdPads and has demand registration rights as of July 1, 2002. AdPads trades under the symbol APAD on the OTC bulletin board. Subsequent to this transaction, the Company's Chairman and Principal Financial Officer became a director of AdPads, a position that he no longer holds.

In March and April 2002, the Company issued 667,000 shares of common stock valued at $100,000 to certain advisors of the Company in exchange for 167,000 shares of Series A preferred stock of AdPads held by the advisors. The Series A preferred stock is convertible into 20,000,000 shares of common stock of AdPads.

As of December 31, 2003, the Company has written down its investment in AdPads to a nominal value. The Company recognized a loss of $113,000 in the year ended December 31, 2002 and an additional loss of $77,000 during the year ended December 31, 2003.

NOTE G - NOTES PAYABLE

At December 31, 2003, notes payable in the amount of $584,000 consist of advances from shareholders, directors and affiliates in the amount of $509,000 (including $177,000 issued during 2003) and notes payable of $75,000 due to others. These notes payable bear interest at 10% to 12% per annum. The $509,000 of notes payable to shareholders, directors and affiliates have been extended through June 30, 2004. The $75,000 note payable contains payment terms through March 2004. 107,000 warrants were issued with certain of the notes issued in 2003 with exercise prices of $0.20 to $0.30. Interest expense for the year ended December 31, 2003 includes $28,000 attributable to these warrants. 94,000 warrants were issued with notes in previous periods with exercise prices of $0.25 to $0.30.

NOTE H - CONVERTIBLE NOTES PAYABLE

During 2001, the Company issued convertible notes payable of $365,000 consisting of the following:

         A convertible note dated October 1, 2000 in the amount of $165,000 bearing interest at 8% per annum and due on the earlier of the second anniversary of the date of the note or the closing of a merger of the Company with a public traded company. The note is repayable in cash or common stock of the Company.

         Convertible notes dated July 6, 2001 in the amount of $200,000 bearing interest at 12% per annum and due on the first anniversary of the date of the notes. The note is repayable in cash or common stock of the Company.

In September 2002, the Company exercised its option to convert these notes payable in the amount of $365,000, plus accrued interest of $54,000 into 229,000 shares of common stock of the Company.

NOTE I - INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The income tax benefit differs from the amount computed by applying the statutory federal income tax rate to the loss before income taxes as follows:

                                                                        Year Ended December 31,
                                                                    -------------------------------
                                                                         2003            2002
                                                                    -------------   ---------------
       Income tax benefit at the federal statutory rate             $     453,000   $     1,150,000
       Losses for which no benefit is recognized                                         (1,150,000)
       State income tax benefit, net of effect on federal taxes            53,000
       Other                                                              255,000
       Increase in valuation allowance                                   (761,000)
                                                                    -------------   ---------------

                                                                    $           0   $             0
                                                                    =============   ===============

The Company has total net operating loss carryforwards for tax purposes totaling approximately $4,824,000 at December 31, 2003 expiring between the years 2020 through 2023. Portions of the net operating loss carryforward generated by the Company are subject to limitations under Section 382 of the Internal Revenue Code. Future stock issuances may subject the Company to additional limitations on the utilization of its net operating loss carryforwards.

The deferred tax asset at December 31, 2003 was $2,001,000 consisting of $1,833,000 relating to the Company's net operating loss carryforwards and $168,000 relating to timing differences between financial and tax reporting. The Company has provided a valuation allowance, which increased during 2003 and 2002 by $761,000 and $420,000, respectively, against the full amount of its deferred tax asset, since the likelihood of realization cannot be determined.

NOTE J - STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)

All equity issuances of Agence from September 19, 2000 (inception) through the exchange transaction with the Company have been retroactively adjusted to reflect the 3 for 1 exchange rate effected between Agence and the Company.

[1]      Preferred stock:

         As discussed in Note A, the Company exchanged all of its pre-acquisition preferred stock (1,500,000 pre-adjusted shares) as part of its exchange agreement with Saratoga on April 30, 2002.

         The Company is authorized to issue 100,000 shares of its $.001 par value preferred stock.

         At December 31, 2003, there are no shares of preferred stock issued or outstanding.

 [2]     Common stock:

         The Company is authorized to issue 100,000,000 shares of its $.001 par value common stock.

         During the period from September 19, 2000 (inception) through December 31, 2000, the Company issued shares of common stock as follows (excluding the Nonexchanged Shares described in Note A):

                  In September, 2,991,000 shares were issued to its founding officers and directors for cash consideration in the amount of $4,000.

                  In October, November and December, 2,405,000 shares were issued to investors for cash consideration in the amount of $72,000.

                  In October and November, 300,000 shares were issued to officers, employees, consultants and advisors for services valued at $17,000.

         During the year ended December 31, 2001, the Company issued shares of common stock as follows:

                  In January, 333,000 shares were issued to officers, employees, consultants and advisors for services valued at $10,000.

                  In December, 1,000,000 shares valued at $0.09 per share were issued to AdPads in exchange of 125,000 shares of Series B preferred stock of AdPads (see Note F).

         During the year ended December 31, 2002, the Company issued shares of its $0.001 par value common stock as follows:


                  In March 2002, the Company issued 800,000 shares of common stock at $0.15 per share for fully vested options exercised by officers and employees.

                  In April 2002, the Company issued 250,000 shares of common stock at $0.15 per share for warrants exercised by shareholders.

                  In March and April 2002, the Company issued 667,000 shares of common stock to certain advisors of the Company in exchange for 167,000 shares of Series A preferred stock of AdPads held by the advisors. The Series A preferred stock is convertible into 20,000,000 shares of common stock of AdPads (see Note G).

                  In May 2002, the Company issued 166,000 shares of its common stock to the investment banker providing services in connection with the reverse acquisition of Saratoga. Services from the investment banking firm have been valued at a $42,000.

                  In May 2002, the Company issued 100,000 shares of its common stock to the Company's primary legal professionals for services to the Company valued at a $45,000.

                  In June 2002, the Company issued 345,000 shares of its common stock to outside investors for cash consideration in the amount of $203,000.

                  In July 2002, the Company issued 50,000 shares of its common stock for legal services valued at $43,000.

                  In August 2002, the Company issued 100,000 shares of its common stock for investment banking services rendered valued at $58,000, estimated fair market value.

                  In September 2002, the Company issued 60,000 shares of its common stock for investor and public relations services rendered valued at $30,000.

                  In September 2002, the Company issued 29,000 shares of its common stock for consulting services rendered valued at $16,000.

                  In September 2002, the Company issued 40,000 shares of its common stock for prior legal services rendered valued at $67,000.

                  In September 2002, the Company issued 26,000 shares of its common stock in exchange for other liabilities for services valued at $16,000.

                  In September 2002, the Company issued 55,000 shares of its common stock to an officer and a member of the Company's advisory committee for services rendered valued at $28,000.

                  In September 2002, the Company exercised its option to convert notes payable in the amount of $365,000, plus accrued interest of $54,000 into 229,000 shares of common stock of the Company.

                  In September 2002, the Company converted certain other notes payable in the amount of $130,000, plus accrued interest of $20,000, into 251,000 shares of common stock of the Company.

                  In September 2002, the Company issued 130,000 shares of its common stock in full payment of the remaining balance due at the time of the issuance in the amount of $49,000 resulting from settlement of litigation referred to in Note K [3].

                  In October 2002, the Company issued 215,000 shares of its common stock to the chairman of the Company's Board of Directors for services rendered valued at $43,000.

                  In October 2002, the Company issued 50,000 shares of its common stock for investment banking services to be rendered valued at $25,000, estimated fair market value.

                  In October 2002, the Company issued 26,000 shares of its common stock for consulting services rendered valued at $16,000, estimated fair market value.

                  In November 2002, the Company issued 40,000 shares of its common stock for consulting services rendered valued at $16,000.

                  In December 2002, the Company issued 40,000 shares of its common stock for consulting services rendered valued at $16,000.

                  In December 2002, the Company issued 753,000 shares of its common stock to past employees of the Company for full release of past compensation and other liabilities valued at $326,000.

                  In December 2002, the Company issued 125,000 shares of its common stock to a company controlled by the chairman of the Company's Board of Directors for services rendered by the chairman valued at $36,000, based upon a compensation agreement.

         During the year ended December 31, 2003, the Company issued shares of its $0.001 par value common stock as follows:

                  In January 2003, the Company issued 130,000 shares of its common stock for consulting services valued at $37,000.

                  In January 2003, the Company issued 50,000 shares of its common stock for consulting services valued at $10,000.

                  In April 2003, the Company issued 100,000 shares of its common stock for consulting services valued at $23,000.

                  In May 2003, the Company issued 120,000 shares of its common stock for past consulting services valued at $28,000.

                  In May 2003, the Company issued 50,000 shares of its common stock for financial advisory services valued at $12,000.

                  In May 2003, the Company issued 375,000 shares of its common stock for advisory services valued at $88,000.

                  In May 2003, the Company issued 500,000 shares of its common stock to an investor for cash consideration of $100,000.

                  In May 2003, the Company issued 400,000 shares of its common stock to an investor for cash consideration of $110,000.

                  In May 2003, the Company issued 36,000 shares of its common stock to a legal advisor for services valued at $8,000.

                  In June 2003, the Company issued 45,000 shares of its common stock to a financial consultant for services valued at $5,000.

                  In June 2003, the Company issued 100,000 shares of its common stock valued at $11,000 in connection with a potential acquisition which did not close.

                  In June 2003, the Company issued 85,000 shares of its common stock to a consultant of the Company as consideration for $34,000 of accrued consulting fees.

                  In June 2003, the Company issued 30,000 shares of its common stock to a director of the Company in exchange for advisory services valued at $2,000.

                  In June 2003, the Company issued 50,000 shares of its common stock to a director of the Company in exchange for advisory services valued at $4,000.

                  In June 2003, the Company issued 1,138,000 shares of its common stock to a company controlled by the Company's President in exchange for all compensation due through May 31, 2003 valued at $120,000.

                  In June 2003, the Company issued 1,013,000 shares of its common stock to a company controlled by the Company's chairman in exchange for all compensation due through May 31, 2003 valued at $105,000.

                  In August 2003, the Company issued 200,000 shares of its common stock for accounting and bookkeeping services valued at $22,000.

                  In August 2003, the Company issued 25,000 shares of its common stock for consulting services valued at $2,000.

                  In September 2003, the Company issued 125,000 shares of its common stock to a financial consultant for services valued at $12,000.

                  In September 2003, the Company issued 500,000 shares of its common stock to an investor for cash consideration of $50,000.

                  In October 2003, the Company issued 23,000 shares of its common stock for compensation to a consultant of the Company who is acting as Chief Operating Officer valued at $11,000.

 [3]     Stock options and warrants:

         Options and warrants have been granted to officers, directors and employees based upon employment agreements and other agreements with investors and members of the Company's Advisory Board at the discretion of the Board of Directors.

         During 2000, the Company's Board of Directors granted options for the purchase of 975,000 shares of its common stock to officers, directors and employees of the Company. The exercise prices for such options were established by the Board of Directors at $1.50 per share. Vesting of the right to exercise such stock options occurred over periods until the year 2003. All of the stock options expire at the end of 5 years from the date of grant.

         During 2001, the Company's Board of Directors granted options for the purchase of 1,075,000 shares of its common stock to officers, directors and employees of the Company. The exercise price for such options was established by the Board of Directors at $1.50 per share. Effective October 31, 2001, the exercise price for all prior options was established at $0.15 per share and are accounted for utilizing variable accounting. Vesting of the right to exercise such stock options occurs over periods until 2004. All of these stock options expire at the end of 5 years from the date of grant.

         During 2002, the Company's Board of Directors granted options for the purchase of 454,000 shares of its common stock to officers and employees of the Company. The exercise price for such options was established by the Board of Directors. Options were granted for 54,000 shares at $0.15 per share; 160,000 shares at $0.50 per share; 120,000 shares at $1.00 per share; and 120,000 shares at $1.50 per share.

         During 2001, the Company's Board of Directors granted warrants for the purchase of 558,000 shares of its common stock to investors and members of the Company's Advisory Board. The exercise prices for such options were established by the Board of Directors at prices ranging from $0.15 to $3.00 per share. The fair value of these warrants was nominal. Vesting of the right to exercise such warrants occurs over periods until 2005. The right to exercise these warrants expires at the end of 5 years from the date of grant.

         During 2002, the Company's Board of Directors granted warrants for the purchase of 815,000 shares of its common stock to investors and members of the Company's Advisory Board. The exercise prices for such warrants were established by the Board of Directors at prices ranging from $0.25 to $1.75 per share. The fair value of these warrants was nominal. The right to exercise these warrants expires at the end of 5 years from the date of grant. Warrants for the purchase of 250,000 shares of common stock at $0.15 per share were exercised during the year ended December 1, 2002.

         In April 2002, the Company adopted a Stock Option, Stock Warrant and Stock Award Plan covering the issuance of up to 223,000 shares of common stock, which plan was amended in July 2002 to, among other things, increase the number of shares assumable thereunder to 3,000,000 (as amended, "the Stock Plan"). The purpose of the Stock Plan is to maintain the ability of the Company to attract directors, employees and consultants. In addition, the Stock Plan is intended to encourage ownership of common stock of the Company by the directors, employees and consultants of the Company and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company's business.

         In September 2002, pursuant to the Stock Plan, the Board of Directors approved the issuance of options for the purchase of 1,335,000 shares of the Company's common stock at an exercise price of $0.25, based upon the then current market price, to officers and employees of the Company. While these shares are fully vested and exercisable, the Company has limited the sale of the underlying shares by each employee over any 30-day period to 1/12 of the total shares issued.

         In January 2003, the Company granted warrants to purchase 50,000 shares of its common stock exercisable at $1.75 per share with an aggregate fair value of $14,000 based on Black-Scholes in connection with its investment banking agreement.

         In February, March and April 2003, the Company granted warrants to purchase 57,000 shares of its common stock exercisable at $0.30 per share and 50,000 shares exercisable at $0.20 per share in connection with raising working capital and the issuance of notes payable with an aggregate fair value of $28,000 based on Black-Scholes.

         In May 2003 the Company granted warrants to purchase 50,000 shares of its common stock exercisable at $0.40 per share for consulting services with an aggregate fair value of $8,000 based on Black-Scholes.

         The following summarizes the Company's stock option and warrant activity:


                                                               Stock Options                           Warrants
                                                     -----------------------------------   ----------------------------------
                                                                           Weighted                             Weighted
                                                                            Average                              Average
                                                          Shares         Exercise Price        Shares         Exercise Price
                                                     ---------------  ------------------   ---------------  ------------------
       Balance, September 19, 2000 (Inception)
       Granted                                               975,000         $1.50
                                                     ---------------

       Balance, December 31, 2000                            975,000          1.50

       Granted                                             1,075,000          1.50                558,000         $1.08
       Cancelled                                            (254,000)         1.50
                                                     ---------------                       ---------------

       Balance, December 31, 2001                          1,796,000          0.15 *              558,000          1.08

       Granted                                             1,789,000          0.40                815,000          0.93
       Non-participating                                    (171,000)         0.15
       Cancelled                                                                                  (25,000)         3.00
       Exercised                                            (800,000)         0.15               (250,000)         0.15
                                                     ---------------                       ---------------

       Balance, December 31, 2002                          2,614,000          0.32              1,098,000          1.13

       Granted                                                                                    207,000          0.65

       Cancelled                                                                                  (37,000)         1.83
                                                     ---------------                       ---------------

       Balance, December 31, 2003                          2,614,000          0.32              1,268,000          1.02
                                                     ===============                       ===============


       Exercisable, December 31, 2002                      2,405,000          0.34              1,040,000          1.19
                                                     ===============                       ==============

       Exercisable, December 31, 2003                      2,493,000          0.33              1,220,000          1.02
                                                     ===============                       ==============




*On October 31, 2001, the Board of Directors approved a reduction in the exercise price of options held by employees and consultants providing services to the Company.


As of December 31, 2003 there were 496,000 options available for grant under the Stock Plan.

Compensation expense of $(103,000) and $103,000 is reflected in the accompanying consolidated statements of operations for the years ended December 31, 2003 and 2002, respectively, pursuant to variable accounting for certain options, resulting from the re-pricing in 2001.

Consulting fees of $22,000 are reflected in the accompanying consolidated statements of operations for the year ended December 31, 2003 relating to the issuance of warrants.

         The fair value of each warrant grant on the date of grant is estimated using the Black-Scholes option-pricing model reflecting the following weighted average assumptions for the year ended December 31, 2003:

           Volatility                                                 183%
           Expected life of options                                     5 years
           Risk-free interest rate                                      3%
           Dividend yield                                               0%

         The weighted average fair value of warrants granted during the year ended December 31, 2003 was $0.24.

         The following table summarizes information about stock options at December 31, 2003:

                                        Options Outstanding
                                 ----------------------------------
                                                         Weighted
                                                         Average
                                                        Remaining
                 Exercise              Number          Contractual           Number
                  Prices            Outstanding            Life           Exercisable
             --------------      ---------------      -------------     ---------------
             $0.15                       879,000          2 years               758,000
              0.25                     1,335,000          4 years             1,335,000
              0.50                       160,000          4 years               160,000
              1.00                       120,000          4 years               120,000
              1.50                       120,000          4 years               120,000
                                 ---------------                       ----------------

                                       2,614,000          3 years             2,493,000
                                 ===============                       ================


         The following table summarizes information about warrants at December 31, 2003:

                                         Warrants Outstanding
                                    --------------------------------
                                                         Weighted
                                                         Average
                                                        Remaining
                 Exercise              Number          Contractual           Number
                  Prices            Outstanding            Life           Exercisable
             --------------      ---------------      -------------     ---------------
             $0.20                        50,000          4 years                50,000
              0.25                        79,000          4 years                79,000
              0.30                       122,000          4 years               122,000
              0.40                        50,000          4 years                25,000
              0.63                        17,000          3 years                17,000
              0.75                       283,000          1 year                283,000
              1.25                       250,000          3 years               250,000
              1.26                       183,000          3 years               183,000
              1.50                        83,000          3 Years                75,000
              1.75                        80,000          4 years                80,000
              2.25                        33,000          2 years                25,000
              3.00                        38,000          2 years                31,000
                                 ---------------                       ----------------

                                       1,268,000          3 years             1,220,000
                                 ===============                       ================

NOTE K - COMMITMENTS AND OTHER MATTERS

[1]      Investment banking agreement:

         On August 1, 2002, the Company entered into an agreement with an investment-banking firm for the purpose of providing the Company with financial consulting services, investment banking and management consulting services. As part of the consideration for this agreement, the Company has issued 200,000 shares of its common stock. In addition, the Company has issued warrants to purchase 200,000 shares of the Company's common stock at exercise prices ranging from $1.25 to $1.75 per share.

[2] Consulting and advisory services agreement:

         In September 2002, the Company reached an agreement with an investor relations and public relations advisor to provide various advisory services. As part of the consideration for this agreement, the Company agreed to grant 120,000 restricted shares of its common stock to be earned and vested on a pro rata monthly basis over 12 months. In addition, the Company agreed to issue warrants to purchase 120,000 shares of the Company's common stock at an exercise price of $1.25 earned and vested on a pro rata monthly basis over 12 months. The Company has granted warrants for the purchase of 60,000 shares of common stock and has issued 60,000 shares of common stock at $0.50 per share pursuant to this agreement. This agreement was terminated by the parties prior to December 31, 2002.

         In September 2002, the Company entered into an agreement with a firm for the purpose of providing the Company with consulting services. As part of the consideration for this agreement, the Company agreed to pay a fee of $10,000 in cash or $16,000 in common shares per month to be paid over the 4 months ended December 2002. If paid in common shares, the price is based upon the five-day closing average prior to the payment date, but no less the $0.40 per share and no more than $1.00 per share. In 2002, the Company issued 135,000 shares of common stock pursuant to this agreement. As additional compensation pursuant to the agreement the Company has issued warrants for the purchase of 120,000 shares of common stock at $0.75; 90,000 shares at $1.25; and 30,000 shares at $1.75, exercisable over a period of three years.

         In September 2002, the Company entered into an agreement with a consultant to act as the Company's Chairman of the Board. The agreement calls for initial payments of $15,000 per month, to be adjusted for certain events, as defined. Compensation may be payable in common shares of the Company at the individual's option in the event that the Company does make above payments in cash at the end of each month. The rate at which common shares will be issued will be 150% of cash compensation due or restricted common shares at 200% of the cash compensation due. During 2003 the Company issued 1,013,000 shares of common stock as consideration for $105,000 of accrued compensation.

         Pursuant to a consulting agreement dated July 1, 2002 between the Company and one of its shareholders, the shareholder has agreed to serve as a consultant to the Company and to provide marketing and consulting services. As compensation for his services, the Company issued the shareholder a warrant to purchase 50,000 shares of common stock at an exercise price of $0.25 per share and issued 30,000 shares of common stock in 2002 and 30,000 shares in 2003.

         In September 2002, the Company entered into an agreement with an employee to act as the Company's President. The agreement calls for initial payments of $15,000 per month, to be adjusted for certain events, as defined. Compensation may be payable in common shares of the Company at the option of the individual in the event that the Company does not make above payments in cash at the end of each month. The rate at which common shares will be issued will be 150% of cash compensation due or restricted common shares at 200% of the cash compensation due. During 2003 the Company issued 1,138,000 shares of common stock as consideration for $120,000 of accrued compensation.

         The employee was also provided with options to purchase up to 400,000 common shares of the Company with 160,000 options exercisable at $0.50, 120,000 exercisable at $1.00 and 120,000 exercisable at $1.50. Such options will expire May 1, 2007. The Company may terminate the agreement upon providing 180 days written notice to the employee.

[3]      Litigation and settlement of claims:

         At December 31, 2001, the Company was a defendant in a lawsuit where the creditor was seeking recovery of future and past due lease payments on a lease, which was terminated by the parties. The Company entered into a settlement agreement on April 1, 2002, which required the payment of principal of $88,000 plus stipulated interest in ten installments commencing April 2002. During 2002, the Company issued 130,000 shares of common stock valued at $49,000 to an unrelated party that transferred noncash consideration to the creditor. In 2004 the Company agreed to pay $26,000 to the creditor to settle this matter.

         The Company has been involved in various other claims and lawsuits, primarily with former officers and employees, both for and against the Company. Management believes that there are no such matters outstanding that would have a material adverse effect on the Company's results of operations and financial position.

[4]      Write-off of advances:

         During the years ended December 31, 2000 and 2001, the former president of the Company (and the holder of 4,062,000 of the Nonexchanged Shares) received authorized and unauthorized advances in the amount of $338,000 from the Company. This former officer and director was terminated as president and member of the Board of Directors in July 2001. The amount of advances, net of authorized compensation and expenses, due at the time of termination was $180,000. The Company recovered $44,000 from Bank of America. The Company has recorded a valuation allowance for the remaining balance since the likelihood of collection is doubtful.

         During the year ended December 31, 2001, the Company advanced funds in the amount of $22,000 to a proposed merger candidate as part of a proposed acquisition that the Company decided not to pursue. A valuation allowance has been established for the advances, including interest in the amount of $3,000, since the likelihood of collection is doubtful.

[5]      Release of liabilities:

         In September 2002, substantially all of the officer stockholders and employee stockholders of the Company executed agreements, which released the Company of any liability for compensation accrued and unpaid, which was owed to the officers and employees through September 30, 2002. The reduction in liabilities resulting from the general releases in the amount of $1,447,000 has been credited to additional paid-in capital.

[6]      Liens and encumbrances:

         In October 2002, the Internal Revenue Service filed a tax lien against all of the assets of Agence. The lien in the amount of $143,000 represents delinquent payroll taxes for the period from September 19, 2000 (inception) to June 30, 2002. The accompanying financial statements include provision for all payroll taxes unpaid as of December 31, 2002, including estimated penalties and interest. Accrued payroll taxes at December 31, 2003 for the remaining unpaid balance was $88,000.

[7]      Other:

         In April 2003, the Company was contacted by an attorney representing a holder of certain Nonexchanged Shares claiming that such shares are exchangeable into shares of the Company's common stock. The Company believes that the shares are not exchangeable since the exchange agreement has expired. However, the Company cannot currently determine the ultimate outcome regarding the Nonexchanged Shares.


NOTE L - SUBSEQUENT EVENTS

[1]      Acquisition of SuperStock, Inc.:

         In February 2004, the Company completed the acquisition of SuperStock, Inc. ("SuperStock"), a licensor of stock images to primarily the advertising and publishing industries. SuperStock's primary assets include images that it either owns or licenses from third parties, a facility in Jacksonville, Florida ("SuperStock Facility"), accounts receivable and cash. In consideration for all of the outstanding common stock of SuperStock, the Company paid (i) $2,601,000 in cash; (ii) $1,576,000 in the form of a promissory note at an interest rate starting at LIBOR plus 1.9% ("Seller Note"); (iii) 1,667,000 shares of non-voting participating preferred stock of SuperStock ("Seller Preferred"), which is exchangable into 5,000,000 shares of the Company's common stock; and (iv) warrants to purchase 160,000 shares of the Company's common stock at $0.56 per share. The purchase price is subject to adjustments based on the finalization of SuperStock's closing balance sheet. The sellers may also receive up to an additional $1,500,000 if SuperStock's revenue exceeds projections for the four-year period after the date of the acquisition.

         In addition, the Company repaid a $1,700,000 credit facility of SuperStock and paid down $500,000 of a note secured by a first mortgage on the SuperStock Facility. This reduced the principal balance on the note secured by a first mortgage to $4,048,000 at an interest rate of LIBOR plus 1.9% payable monthly plus principal ("First Mortgage"). As part of the transaction, the sellers and their advisors also purchased 574,000 shares of the Company's common stock for $150,000.

         The aggregate purchase price was approximately $7 million. The Company has not completed its determination of the allocation of the purchase price to the assets acquired and liabilities assumed.

[2]      Financings:

         Subsequent to December 31, 2003, the Company received aggregate gross proceeds of $5,900,000 in equity and debt financings.

         The Company received proceeds of $3,000,000 and $600,000 of liabilities owed by the Company were exchanged in connection with the issuance of 18,000,000 shares of common stock along with 5,508,000 warrants exercisable at $0.20 per share and 19,829,000 callable warrants exercisable at prices between $.225 and $1.35 per share. Pursuant to a registration rights agreement these shareholders have certain registration rights, including a commitment by the Company to file a registration statement within 60 days of the closing of this transaction. The Company shall use its best efforts to cause the registration statement to be declared effective on the earlier of (i) 180 days following the closing date, (ii) 10 days following a "No Review" or similar letter from the SEC or (iii) the first day following the day the SEC determines that it is eligible to be declared effective or the Company shall pay liquidating damages at the rate of 12% per annum.


         In addition the Company issued 450,000 shares of common stock to an investment banking firm in connection with the placement of the equity.

         The liabilities that were exchanged included $475,000 of notes payable to shareholders and $125,000 of accrued compensation due to the Company's chairman and president, all of which were outstanding as of December 31, 2003.

         The Company received $1,250,000 in connection with the issuance of a 2-year convertible subordinated note which accrues interest at 12% for the first 6 months, 13.5% for the next 12 months, and 15% for the last 6 months and is convertible into the Company's common stock based on the fair value of the Company's stock at the time of conversion with a floor of $0.90 and a cap of $2.00 per share along with 938,000 callable warrants exercisable at prices between $.45 and $1.35 per share.

         The Company received $1,050,000 in connection with the issuance of unsecured debt, which accrues interest at 12% for up to 12 months along with 630,000 callable warrants at $0.45 per share. In addition, the Company issued 63,000 warrants exercisable at $0.45 per share to an investment banking firm in connection with the placement of the unsecured debt.

         Immediately after completing the acquisition and taking into account the related equity and debt financing, the Company had 38,074,000 common shares issued and outstanding, excluding potential common shares that may result from the exercise of warrants or the conversion of the Seller Preferred or convertible debt.

[3]      Other:

         In January 2004, the Company granted options to purchase 578,000 and 1,506,000 shares of common stock at $0.30 per share to its President and Chairman, respectively.

                           A21, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               AS OF DECEMBER 31, 2003 AND FOR THE YEAR THEN ENDED

The following pro forma condensed consolidated balance sheet as of December 31, 2003 and the pro forma condensed consolidated statement of operations for the year then ended give effect to the acquisition of 100% of the outstanding capital stock of SuperStock by a21. The pro forma information is based on the audited consolidated financial statements of a21 as of December 31, 2003 and for the year then ended and the reviewed consolidated financial statements of SuperStock as of February 29, 2004 and for the twelve months then ended and the adjustments described in the accompanying notes to the pro forma condensed consolidated financial statements.

The proforma adjustments reflects managements preliminary allocation of the purchase price of SuperStock. a21 has not yet commenced its appraisal to determine the allocation of the purchase price of SuperStock. The Company plans to retain an independent valuation firm to assist in the allocation.


                                                     A21, INC. AND SUBSIDIARIES
                                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                         DECEMBER 31, 2003

                                                       a21       SuperStock                                   Consolidated
                                                     12/31/03     02/29/04                      Adjustments   Proforma
                                                    ----------   ----------                     -----------   ------------

ASSETS
      Assets
        Current assets
          Cash and cash equivalents                  $     702   $1,150,653  t    370,410                   $ 1,521,765
          Accounts receivable                                     1,232,578                                   1,232,578
          Prepaid expenses & other current assets                   128,652                                     128,652
          Deferred income taxes                                     499,685                 b       499,685           0
                                                    ----------   ----------                                  ----------
              Total current assets                         702    3,011,568                                   2,882,995
                                                    ----------   ----------                                  ----------

        Property, plant & equipment, net                14,732   6,385,880   b  2,728,583                    10,886,544
                                                                             b  1,757,349

        Other assets
           Investment in Superstock, Inc                                     a  7,477,287   b     7,477,287           0

          Goodwill                                                           b  3,552,350                     3,552,350
          Advance to shareholder                        15,000                                                   15,000
          Notes receivable                                           70,448                                      70,448
          Intangibles, net                                          371,930                 b       371,930           0
          Deposits & other                                          221,018                                     221,018
                                                    ----------   ----------                                  ----------
              Total other assets                        15,000      663,396                                   3,858,816
                                                    ----------   ----------                                  ----------

              Total assets                          $   30,434   $10,060,844                                $17,628,355
                                                    ==========   ===========                                ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

       Current liabilities

         Accounts payable & accrued expenses        $  955,187  $ 1,537,600                 a        17,005 $ 2,614,792
                                                                                            e       105,000

         Revolving credit note                               -    1,700,000  c  1,700,000                             0

         Current portion of long-term debt                   -      153,593                                     153,593

         Contingent contact payable                          -                              a       300,000     300,000

         Unsecured notes payable to affiliates         584,266                                                  584,266

         Unsecured notes payable to other, net                                              e       731,426     731,426

         Income taxes payable                                       163,659                                     163,659
                                                    ----------   ----------                                  ----------

             Total current liabilities               1,539,453    3,554,852                                   4,547,736
                                                    ----------   ----------                                  ----------

       Deferred income taxes                                                                b     1,795,000   1,795,000
                                                                                                             ----------
       Long-term debt, net
         Note payable to bank                                     4,400,372   c   500,000                     3,900,372
         Note payable to sellers                                                            a     1,576,250   1,576,250
         Convertible notes payable, net                                                     g       943,998     943,998
                                                                 ----------                                  ----------
             Total long-term debt                                 4,400,372                                   6,420,620
                                                                 ----------                                  ----------
             Total long-term liabilities                          4,400,372                                   7,915,620
                                                                 ----------                                  ----------

     Minority Interest                                                                      a     2,800,085   2,800,085

     Shareholders' equity, net                      (1,509,019)   2,105,620  b  2,105,620   d     3,000,000   2,064,914
                                                                             d    210,000   e,f     551,076
                                                                                            a       232,857
                                                    ----------   ----------                                  ----------

           Total liabilities & shareholders' equity $   30,434  $ 10,060,844                                $16,536,295
                                                    ==========  ============                                ===========


                                                  A21, INC. AND SUBSIDIARIES
                              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                   FOR THE 12 MONTHS ENDED
                                                      DECEMBER 31, 2003

                                                     a21, Inc.  Superstock                                 Consolidated
                                                     12/31/03    02/29/04        Adjustments                 Proforma
                                                   -----------  -----------      --------------------------------------

INCOME
       Revenue                                     $         0  $ 9,027,599                                  $9,027,599

       Direct costs                                          0    2,323,502                                   2,323,502
                                                   -----------  -----------                                  ----------

       Gross Profit                                          0    6,704,097                                   6,704,097


       Selling, General & Admin expenses             1,143,539   5,659,186                                    6,802,725

       Depreciation and amortization                    35,723   1,156,708   p       60,240                   1,252,671

       Interest and finance expenses                    76,931     837,764   q      794,863   r     125,500   1,584,058

       Write off of investment                          76,700                                                   76,700
       Other income                                                189,698                                      189,698
                                                   -----------  -----------                                  ----------

                                                     1,332,893    7,843,356                                   9,905,852

                                                   -----------  -----------                                  ----------

       Loss before income taxes                     (1,332,893)  (1,139,259)                                 (3,201,755)

       Income tax benefit                                    0     (184,958)        567,096                           -

                                                  ------------  -----------                                ------------
       Net loss from continuing operations        $(1,332,893)  $ (364,512)                                $ (3,201,755)
                                                  ============  ===========                                ============


                                                                    Pro forma earnings (loss) per share       $   (0.09)
                                                                                                             ==========

                                                            Pro forma common shares outstanding              34,916,237
                                                                                                             ==========

The above presentation does not include the discontinued operations of SuperStock.


  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  BALANCE SHEET ADJUSTMENTS
a      Cost of the acquisition of SuperStock

       Cash paid to shareholders of SuperStock                       2,451,090
       Note payable to sellers                                       1,576,250
       Issuance of convertible preferred stock of
          SuperStock to sellers of Superstock                        2,800,085
       Deferred purchase price                                         300,000
       Exercised options by sellers of SuperStock                      149,535
       Warrants issued in connection with acquisition                   83,322
       Legal fees                                                      117,005
                                                                   ------------
            Total acquisition costs                                  7,477,287

b      Allocation of acquisition costs

          Net book value of SuperStock at acquisition date           2,105,620
             Adjustment for write off of prior goodwill               (871,615)
                                                                   ------------
                    Adjusted book value at acquisition               1,234,005
             Allocation based upon the value of real estate          2,728,583
             Allocation to original photo collection                 1,757,349
             Allocation to goodwill                                  3,552,350
             Deferred income taxes                                  (1,795,000)
                                                                   ------------
                                                                     7,477,287

c      Payment on Superstock notes payable
          Payoff revolving credit line                               1,700,000
          Paydown of long term debt                                    500,000
                                                                   ------------
                                                                     2,200,000

d      Financing from issuance of common stock                       3,000,000
          Placement cost charges to APIC                              (210,000)
                                                                   ------------
                                                                     2,790,000
                                                                   ------------
e      Financing from issuance of notes payable
          Unsecured notes payable                                    1,050,000
             Discount from issuance of warrants                       (245,074)
             Deferred placement costs                                  (73,500)
                                                                   ------------
                                                                       731,426
                                                                   ------------

SEE NOTES TO UNAUDITED PRO FORMA  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
(CONT)
g                 Convertible subordinated  notes payable            1,250,000
                     Discount from issuance of warrants               (306,002)
                                                                   ------------
                                                                       943,998
                                                                   ------------
STATEMENT OF OPERATIONS ADJUSTMENTS

p              Depreciation on allocation of acquisition costs          60,240
                                                                   ------------

q              Interest on unsecured notes payable,
                convertible subordinated notes
                payable and seller notes payable                       794,863
                                                                   ------------

r              Interest reduction from paydown of SuperStock
                  revolving credit line and long term debt             125,500
                                                                  ------------
s              Elimination of imcone tax beneift                       567,096
                                                                  ------------

OTHER INFORMATION

               Summary of cash receipts and disbursements
               Cash receipts
                  Proceeds from sale of common stock (d)             3,000,000
                  Proceeds from issuance of
                   unsecured notes payable to others(e)              1,050,000
                  Proceeds from issuance of
                   convertible subordinated notes payable(g)         1,250,000
                                                                   ------------
                                                                     5,300,000
                                                                   ------------
               Cash disbursements
                  Cash paid to sellers of SuperStock(a)              2,451,090
                  Paydown on revolving
                   credit line and long term debt(c)                 2,200,000
                  Legal fees(a)                                        100,000
                  Unsecured note payable placement costs(e)             73,500
                  Equity placement costs(d)                            105,000
                                                                   ------------
                                                                     4,929,590

                                                                   ------------
               Net increase in proforma cash balance                   370,410
                                                                   ------------

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                        YEARS ENDED MAY 31, 2003 AND 2002

                                TABLE OF CONTENTS

                                                                     PAGE
                                                                     NO.
                                                                    -----
AUDITORS' REPORT.................................................... F-46

PREVIOUS AUDITORS' REPORT........................................... F-47

FINANCIAL STATEMENTS

 Consolidated Balance Sheets........................................ F-48 - F49

 Consolidated Statements of Operations and Comprehensive Loss....... F-50

 Consolidated Statements of Changes in Stockholders' Equity......... F-51

 Consolidated Statements of Cash Flows.............................. F-52 - F53


NOTES TO FINANCIAL STATEMENTS......................................... F-54-F-55

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
SUPERSTOCK, INC. AND SUBSIDIARIES


We have audited the accompanying consolidated balance sheets of SuperStock, Inc. (a Florida corporation) and Subsidiaries as of May 31, 2003, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of SuperStock, Inc. and Subsidiaries for the year ended May 31, 2002, were audited by other accountants, whose report dated August 9, 2002, did not identify any material modifications that should be made to those financial statements in order for them to be in conformity with U.S. generally accepted accounting principles. We did not audit the May 31, 2003 financial statements of SuperStock Canada, Inc., SuperStock, Ltd., SuperStock, S.L., SuperStock Italy, S.R.L., SuperStock, S.A.R.L., SuperStock Bildagentur GMBH and SuperStock Polska Sp. z.o.o., subsidiaries, which statements reflect total assets of $940,590 for the year then ended. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion insofar as it relates to the amounts included for SuperStock Canada, Inc., SuperStock, Ltd., SuperStock S.L., SuperStock (HK) Ltd., SuperStock Italy, S.R.L., SuperStock, S.A.R.L., SuperStock Bildagentur GMBH and SuperStock Polska Sp. z.o.o. subsidiaries, as of May 31, 2003, and for the year ended is based solely on the reports of the other auditors.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financials statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SuperStock, Inc. and Subsidiaries as of May 31, 2003, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                             /s/   Howard & Company, CPAs, P.A
Jacksonville, Florida
August 1, 2003

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
SUPERSTOCK, INC. AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of SuperStock, Inc. (a Florida corporation) and Subsidiaries as of May 31, 2002, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the May 31, 2002 financial statements of SuperStock Canada, Inc., SuperStock, Ltd., SuperStock, S.L., SuperStock (HK) Ltd., SuperStock Italy, S.R.L., SuperStock, S.A.R.L., SuperStock Bildagentur GMBH, SuperStock Polska Sp. z.o.o., and SuperStock Foto Limitada, subsidiaries, which statements reflect total assets of $1,695,530 for the year then ended. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion insofar as it relates to the amounts included for SuperStock Canada, Inc., SuperStock, Ltd., SuperStock S.L., SuperStock (HK) Ltd., SuperStock Italy, S.R.L., SuperStock, S.A.R.L., SuperStock Bildagentur GMBH, SuperStock Polska Sp. z.o.o., and SuperStock Foto Limitada, subsidiaries, as of May 31, 2002, and for the year ended is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SuperStock, Inc. and Subsidiaries as of May 31, 2002, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        /s/ Grenadier, Howard & Associates, P.A.
                                        ----------------------------------------

Jacksonville, Florida
August 9, 2002


                        SUPERSTOCK, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                            May 31,
                                                                          --------------------------------------------
                                                                                 2003                    2002
                                                                          --------------------    --------------------
CURRENT ASSETS
     Cash                                                                        $  1,511,751             $   657,758
     Accounts receivable, less allowance for doubtful
        accounts of $50,000 in 2003 and 2002                                        1,538,664               2,791,103
     Advances to stockholders and others                                                7,667                   5,274
     Unbilled catalog production costs                                                124,244                  41,250
     Prepaid expenses and other current assets                                        108,696                 156,958
     Deferred tax asset                                                               247,120                  31,340
     Refundable income taxes                                                           27,258                 373,588
                                                                          --------------------    --------------------
                                                                                    3,565,400               4,057,271
                                                                          --------------------    --------------------

PROPERTY, PHOTOGRAPHS AND EQUIPMENT, net                                             7,198,701               8,545,860
                                                                          --------------------    --------------------

OTHER ASSETS
     Note receivable                                                                   76,535                  78,947
     Goodwill, less accumulated amortization
        of $205,240 in 2003 and $205,240 in 2002                                      330,977                 330,977
     Other intangible assets, less accumulated amortization
        of $207,039 in 2003 and $539,596 in 2002                                       53,887                  50,426
     Deposits and other                                                               221,704                 268,117
     Noncurrent deferred tax asset                                                     80,151                 927,182
     Deferred tax asset valuation allowance                                           (80,151)               (927,182)
                                                                          --------------------    --------------------

                                                                                      683,103                 728,467
                                                                          --------------------    --------------------

                                                                                 $ 11,447,204            $ 13,331,598
                                                                          ====================    ====================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                         May 31,
                                                                                 -------------------------
                                                                                   2003           2002
                                                                                 -----------   -----------
CURRENT LIABILITIES

     Note payable - Bank credit line                                             $ 1,700,000   $ 1,700,000
     Current portion of long-term debt                                               323,066       489,134
     Accounts payable and accrued expenses                                         1,245,798     1,441,434
     Withholding taxes payable                                                        38,249        48,983
     Royalties payable to photographers                                            1,215,897     1,224,361
                                                                                 -----------   -----------
                                                                                   4,523,010     4,903,912

DEFERRED TAX LIABILITY
                                                                                     226,052       364,928

LONG-TERM DEBT - Less current portion                                              4,515,158     4,828,523
                                                                                 -----------   -----------
                                                                                   9,264,220    10,097,363
                                                                                 -----------   -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Common stock, Class A - Voting $0.10 par value; 10,000 shares authorized,
        2,000 shares issued and outstanding
                                                                                         200           200
     Common Stock, Class B - Nonvoting $0.10 par value; 100,000 shares authorized, 63,656 issued and outstanding
                                                                                       6,366         6,366
     Additional paid-in capital
                                                                                      36,538        36,538
     Retained earnings                                                             1,864,200     3,017,101
     Accumulated other comprehensive income
                                                                                     275,680       174,030
                                                                                 -----------   -----------
                                                                                   2,182,984     3,234,235
                                                                                 -----------   -----------

                                                                                 $11,447,204   $13,331,598
                                                                                 ===========   ===========

See independent auditors' report and notes to financial statements


                        SUPERSTOCK, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                      Years Ended May 31,
                                                ----------------------------
                                                    2003            2002
                                                ------------    ------------

REVENUES
     Stock photography                          $  9,751,581    $ 11,168,236
     Catalog sales                                    32,244         115,931
                                                ------------    ------------
                                                   9,783,825      11,284,167
                                                ------------    ------------
DIRECT COSTS
     Royalties                                     2,427,200       2,390,538
     Catalog costs                                    78,826         171,287
                                                ------------    ------------
                                                   2,506,026       2,561,825
                                                ------------    ------------

GROSS PROFIT                                       7,277,799       8,722,342

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES       7,682,572       9,736,436
                                                ------------    ------------

OPERATING LOSS                                      (404,773)     (1,014,094)
                                                ------------    ------------

OTHER (EXPENSE) INCOME
     Interest expense                               (711,399)       (579,299)
     Legal settlements                               220,000              --
     Equity loss of subsidiary sold                  (15,372)        (45,466)
     (Loss) gain on investments                       (4,875)          5,000
     Other, net                                     (331,258)          1,689
                                                ------------    ------------

                                                    (842,904)       (618,076)
                                                ------------    ------------

LOSS BEFORE BENEFIT FOR INCOME TAXES              (1,247,677)     (1,632,170)

BENEFIT FOR INCOME TAXES                              94,776         289,630
                                                ------------    ------------

NET LOSS                                          (1,152,901)     (1,342,540)
                                                ------------    ------------

OTHER COMPREHENSIVE INCOME
     Foreign currency translation adjustments        101,650         273,456
                                                ------------    ------------

                                                     101,650         273,456
                                                ------------    ------------

NET LOSS AND COMPREHENSIVE LOSS                 $ (1,051,251)   $ (1,069,084)
                                                ============    ============

See independent auditors' report and notes to financial statements


                        SUPERSTOCK, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF CHANGES
                             IN STOCKHOLDERS' EQUITY

                        YEARS ENDED MAY 31, 2003 AND 2002

                                   Common         Common                                  Accumulated
                                   Stock -        Stock -     Additional                  Other
                                   Class A        Class B     Paid-in       Retained      Comprehensive
                                   Voting         Voting      Capital       Earnings      (Loss) Income    Total
                                 -----------   -----------   -----------   -----------    -----------    -----------
CONSOLIDATED
 BALANCES MAY 31, 2001           $       200   $     6,366   $    36,538   $ 4,359,641    $   (99,426)   $ 4,303,319

Comprehensive Income (Loss):

     Foreign Currency

        translation adjustment            --            --            --            --        273,456        273,456


     Net loss                             --            --            --    (1,342,540)            --     (1,342,540)
                                 -----------   -----------   -----------   -----------    -----------    -----------

CONSOLIDATED
BALANCES
                                                                                            3,017,101      3,234,235
MAY 31, 2002                             200         6,366        36,538       174,030

Comprehensive Income (Loss):

     Foreign Currency

        translation adjustment            --            --            --            --        101,650        101,650


     Net loss                             --            --            --    (1,152,901)            --     (1,152,901)
                                 -----------   -----------   -----------   -----------    -----------    -----------

CONSOLIDATED
BALANCES
MAY 31, 2003                     $       200   $     6,366   $    36,538   $ 1,864,200    $   275,680    $ 2,182,984
                                 ===========   ===========   ===========   ===========    ===========    ===========


See independent auditors' report and notes to financial statements



                        SUPERSTOCK, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          Years Ended May 31,
                                                                     --------------------------
                                                                        2003           2002
                                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES

     Comprehensive loss                                              $(1,051,251)   $(1,069,084)
     Adjustments to reconcile comprehensive loss to
        net cash provided by operating activities:

           Depreciation                                                1,345,173      1,454,418

           Amortization of goodwill and other intangibles                 30,984         90,442
           Loss on disposals of property,
            photographs and equipment                                     51,107         74,502

           Gain on sale of subsidiary                                         --         (5,000)
           Deferred income tax benefit                                  (138,876)       (66,011)
     Changes in assets and liabilities:

        Decrease (increase) in accounts receivable                     1,252,439        (44,188)

        (Increase) decrease in advances to stockholders and others        (1,952)         6,882

        Increase in unbilled catalog production costs                    (82,994)       (41,250)
        Decrease in prepaid expenses, other current
            assets and refundable income taxes                           183,371          5,833

        (Decrease) increase in accounts payable, accrued expenses,
            and royalties payable to photographers                       172,604       (204,101)

        Decrease in withholding taxes payable                            (10,734)       (18,619)
                                                                     -----------    -----------

           Net cash provided by operating activities                   1,373,166        560,529
                                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES

     Decrease (increase) in deposits                                      41,413        (88,809)

     Decrease (increase) in notes receivable                               2,412        (78,950)

     Increase in other intangible assets                                 (34,445)            --
     Proceeds from sales of property, photographs
        and equipment                                                      9,000          6,792

     Proceeds from sale of subsidiary                                          1          5,000

     Purchases of property, photographs and equipment                    (58,121)      (132,441)
                                                                     -----------    -----------

           Net cash used in investing activities                         (39,740)      (288,408)
                                                                     -----------    -----------

        See independent auditors' report and notes to financial statements


                                                         Years Ended May 31,
                                                    --------------------------
                                                       2003            2002
                                                    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES

     Decrease in bank credit line                   $        --    $  (200,000)
     Principal payments of long-term debt              (479,433)      (497,072)
                                                    -----------    -----------
           Net cash used in financing activities       (479,433)      (697,072)
                                                    -----------    -----------


                                                                      (424,951)
NET INCREASE (DECREASE) IN CASH                         853,993

                                                                     1,082,709
CASH - BEGINNING OF YEAR                                657,758
                                                    -----------    -----------

CASH - END OF YEAR                                  $ 1,511,751    $   657,758
                                                    ===========    ===========


SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION

     Cash paid during the year for interest expense $   563,032    $   578,637
                                                    ===========    ===========

     Cash paid during the year for income taxes     $     1,219    $       850
                                                    ===========    ===========

See independent auditors' report and notes to financial statements

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BUSINESS

      SuperStock, Inc. and subsidiaries ("The Company") produces and acquires stock photography for worldwide distribution to advertisers and publishers through license and sublicense agreements.

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of SuperStock, Inc. ("SSI"), and its subsidiaries, collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated. SSI's wholly-owned subsidiaries consist of the following:

                                               Percentage Ownership
                                                ------------------
                                                May 31,     May 31,
 Subsidiary                    Country           2003       2002
 ---------------------------   -------------     ----       ----
 SuperStock Canada, Inc.       Canada            100%       100%
 SuperStock, Ltd.              UnitedKingdom     100%       100%
 SuperStock, S.L.              Spain             100%       100%
 SuperStock (HK) Ltd.          Hong Kong           -        100%
 SuperStock Italy, S.R.L.      Italy             100%       100%
 SuperStock, S.A.R.L.          France            100%       100%
 SuperStock Bildagentur GMBH   Germany             -        100%
 SuperStock Polska Sp. z.o.o.  Poland              -        100%

      REVENUE RECOGNITION

      Licensing revenues are recognized when the Company is notified by its clients of the intended use of the reproduction or as of the date the Company's licensees invoice their client. Revenues from catalog sales are recognized when the product is shipped.

      PROPERTY, PHOTOGRAPHS AND EQUIPMENT

      Property, photographs and equipment, which include photographs owned by the Company, are stated at cost. The cost of photographs includes original photography production costs and costs for the purchase of photograph collections. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
      Continued

      PROPERTY, PHOTOGRAPHS AND EQUIPMENT - Continued
      Maintenance and repairs are charged to operations as incurred. Additions and improvements are capitalized. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in other income from operations.

      NEW ACCOUNTING STANDARDS

      In July of 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". SFAS No. 141 establishes accounting and reporting standards for business combinations, requiring future business combinations to be accounted for using the purchase method of accounting. The provision of this statement applies to all business combinations initiated after June 31, 2001. This statement also applies to all business combinations accounted for using the purchase method of accounting for which the date of acquisition is July 1, 2001 or later.

      SFAS No. 142 establishes accounting and reporting standards for goodwill and other intangible assets. With the adoption of this statement, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value based test. SFAS No. 142 has been adopted by the Company for the year beginning June 1, 2002.

      INCOME TAXES

      The Company provides for taxes on the basis of items included in the determination of income for financial reporting purposes regardless of when such items are reported for tax purposes. Deferred taxes result from temporary differences principally in the methods of accounting for compensated absences, allowance for doubtful accounts, depreciation and foreign tax credits.

      CASH AND CASH EQUIVALENTS

      For purposes of the statements of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

      USE OF ESTIMATES
      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

2.    GOODWILL AND OTHER INTANGIBLE ASSETS
      GOODWILL

      SUPERSTOCK CANADA, INC.
      On January 27, 1993, SSI acquired SuperStock Canada, Inc. ("SS Canada") in a business combination accounted for as a purchase. SS Canada is primarily engaged in the same business as SSI. The results of operations of SS Canada are included in the accompanying financial statements since the day of acquisition. The total cost of the acquisition was $168,305 plus liabilities assumed in excess of net book value of $122,558 which exceeded the fair value of the net assets of SS Canada by $279,096. The excess was being amortized on the straight-line method over twenty years but has ceased since implementation of SFAS 142. Amortization for the years ended May 31, 2003 and 2002 was $-0- and $13,955, respectively.

      SUPERSTOCK, LTD.
      The Company acquired 40% of the stock of a newly formed company, SuperStock, Ltd. in May 1995. During 1996, the Company suspended the equity method of accounting for its investment in SuperStock, Ltd. when the Company's share of losses equaled the carrying amount of the investment. In July 1996, the Company acquired the remaining 60% of the stock of SuperStock, Ltd. for $90,000 in a business combination accounted for as a purchase. At the time, the Company recognized previously suspended losses in excess of equity of $82,866. The $257,121 excess of the purchase price over the fair value of the net assets was being amortized over twenty years but has ceased since implementation of SFAS
      142. Amortization for the years ended May 31, 2003 and 2002 was $-0- and $12,856, respectively.

      SUPERSTOCK (HK) LTD.
      In April 1995, the Company acquired an 80% interest in SuperStock Hong Kong, Ltd. ("HK") by purchasing stock from HK's sole shareholder. HK is primarily engaged in the same business as SSI.

      In December 1996, the Company acquired the remaining 20% of the stock of HK for $15,000. The acquisition was recorded using the purchase method of accounting. The $38,241 excess of the purchase price over the fair value of the net assets is being amortized over twenty years. Amortization for each of the years ended May 31, 2003 and 2002 was $-0- and $1,912, respectively.

      HK's office was closed during the year ended May 31, 2002 and the remainder of the goodwill was written off as part of the equity loss from the subsidiary.

      OTHER INTANGIBLE ASSETS
      SUPERSTOCK ITALY, S.R.L.
      In June 1996, the Company formed SuperStock Italy, S.R.L. SuperStock Italy, S.R.L. purchased the mailing list from SSI's former Italian licensee. The original purchase price of the mailing list was $30,000 and is being amortized over five years. Amortization for the years ended May 31, 2003 and 2002 was $-0- and $750, respectively.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

2. GOODWILL AND OTHER INTANGIBLE ASSETS - Continued

      SUPERSTOCK, S.A.R.L.
      In January 1997, the Company established SuperStock, S.A.R.L. by forming a new corporation. SuperStock, S.A.R.L. purchased the mailing list from SSI's former French licensee. The original purchase price of the mailing list was $333,541 and is being amortized over five years. Amortization for each of the years ended May 31, 2003 and 2002 was $-0- and $38,913, respectively.

      As of May 31, 2003 and 2002, other intangible assets were amortized using the straight-line method and consisted of the following:


                                                                               May 31,             May 31,
      Intangible                                     Life                       2003                2002
      -------------------------------------------    ------------------    ----------------    ----------------
      Loan costs                                     3 to 10 years             $   120,151        $    102,396

      Mailing lists                                  5 years                             -             363,541
      Software                                       3 years                       140,775             124,085
                                                                           ----------------    ----------------
                                                                                   260,926             590,022
      Less accumulated amortization                                              (207,039)            (539,596)
                                                                           ----------------    ----------------
                                                                               $    53,887        $    50,426
                                                                           ================    ================

      Amortization expense for the years ended May 31, 2003 and 2002 was $30,984 and $90,442, respectively.

3.    PROPERTY, PHOTOGRAPHS AND EQUIPMENT
      Property, photographs and equipment consisted of the following at May 31:


                                                       Years               2003                    2002
                                                     -----------    -------------------    ---------------------

       Land                                              -                $    770,562           $     770,562
       Building                                          31                  5,314,386                5,314,386
       Furniture and equipment                          5-7                  3,730,133                4,015,115
       Photograph collections                             7                  7,581,404                7,581,404
                                                                    -------------------    ---------------------
                                                                            17,396,485               17,681,467
       Less accumulated depreciation                                       (10,197,784)              (9,135,607)
                                                                    -------------------    ---------------------
                                                                          $  7,198,701           $    8,545,860
                                                                    ===================    =====================


      Depreciation expense for the years ended May 31, 2003 and 2002 was $1,345,173 and $1,454,418, respectively. Substantially all of the above assets collateralize bank loans.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

4.    INVESTMENT IN SUBSIDIARIES

      SUPERSTOCK FOTO LIMITADA

      On February 15, 2002, the Company sold all of the common stock of Superstock Foto Limitada for cash and a note totaling $85,000. The transaction resulted in a gain of $5,000, which has been included in operations as of May 31, 2002. The Company's share of the losses of Superstock Foto Limitada for the years ending May 31, 2003 and 2002, through the date of sale, was $0 and $56,098, respectively, and is included in other (expense) income.

      SUPERSTOCK BILDAGENTUR GMBH

      As of April 30, 2003, the Company closed its office in Germany.

      SUPERSTOCK POLSKA SP. Z.O.O.

      On September 12, 2002, the Company sold all of the common stock of its subsidiary in Poland for $1. The Company's share of the (losses)/income of SuperStock Polska Sp. z.o.o. for the years ended May 31, 2003 and 2002, through the date of sale, was ($15,683) and $10,842, respectively, and is included in other (expense)income.

5.    NOTE PAYABLE - BANK CREDIT LINE

      The Company had a $2,000,000 revolving line of credit with a bank. The Company has entered into a forbearance agreement with the bank on this line of credit which expires August 29, 2003. Interest is payable monthly at the bank's prime rate plus 2.5%. The bank's obligation to make advances under this line of credit expired on May 15, 2002. The line of credit is guaranteed by the class A voting stockholders of the Company and is collateralized by substantially all assets of the Company. The Company is required to maintain a minimum tangible net worth of $5,122,000, a debt to tangible net worth ratio of not greater than 2.25 to 1, a debt to EBITDA ratio of not greater than 2.75 to 1, and fixed coverage charge ratio of at least 1.25 to 1. As of May 31, 2002, the Company was in default with respect to its covenants. As of May 31, 2003, the bank removed the covenant requirements.

      The amount available under the line of credit at May 31, 2003 and 2002 was $-0-.

      The total amount of interest expense related to this note payable and long term debt (see note 6) for the years ended May 31, 2003 and 2002 was $555,561 and $587,879, respectively.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

6.    LONG-TERM DEBT

      Long-term debt consisted of the following at May 31:

                                            2003                   2002
                                     -------------------    -------------------

Note payable bank (a)                       $ 4,650,960            $ 4,783,282


Note payable bank (b)                           178,125                534,375


Note payable ( c)                                 9,139                      -
                                     -------------------    -------------------
                                              4,838,224
                                                                     5,317,657
Less current portion                          (323,066)              (489,134)
                                     -------------------    -------------------
                                            $ 4,515,158            $ 4,828,523
                                     ===================    ===================

(a) The note payable to a bank is due in monthly installments of $44,648 including principal and interest with the remaining principal balance due October 2008. Interest on the note will be calculated based on an interest rate swap agreement. This agreement effectively fixes the interest rate on the loan at 8.42%. The note is collateralized by substantially all the assets of the Company.

(b) The note payable to a bank is due in monthly installments of $29,687 plus interest based on an interest rate swap agreement. This agreement effectively fixes the interest rate on the loan at 8.42%. The note is collateralized by substantially all the assets of the Company. See Note 14 for further discussion of the interest rate swap agreement.

(c) The note payable is due in monthly installments of $379 including principal and interest at 6.80%. The note is due August 2005 and is collateralized by an automobile.

         Maturities of long-term debt are as follows:

                                     May 31,
                                  ---------------
                                       2004                 $  323,066
                                       2005                    161,869
                                       2006                    172,871
                                       2007                    185,904
                                       2008                    201,457
                                    Thereafter               3,793,057
                                                      -----------------
                                                            $4,838,224
                                                      =================

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

7.    RELATED PARTY TRANSACTIONS

      Royalties incurred to related parties for the years ended May 31, 2003 and 2002 totaled $5,271 and $54,490, respectively. As of May 31, 2003 and 2002, royalties payable to related parties totaled to $727 and $18,499, respectively.

8.    REVENUES

      The Company's revenues from domestic and foreign sources for the years ended May 31, 2003 and 2002 are as follows:

                                    2003                     2002
                             --------------------    ---------------------
      Domestic revenues             $  6,264,256             $  6,742,602

      Foreign revenues                 3,519,569                4,808,191
                             --------------------    ---------------------
                                    $  9,783,825             $ 11,550,793
                             ====================    =====================


9.    PROFIT SHARING PLAN

      The Company has a profit sharing plan for all eligible officers and employees which provides that, at the option of the Board of Directors, an amount not to exceed that allowable as a deduction for income tax purposes under the Internal Revenue Code may be contributed to a profit sharing fund. The Company has made no contributions for the years ended May 31, 2003 and 2002, respectively.

10.   401(K) PLAN

      On June 1, 2000, the Company established a 401(k) plan. Full time employees hired prior to April 1, 2000 were eligible immediately. Future employees will be eligible upon completion of six months of service. The plan allows for employee contributions up to the limits allowed by the Internal Revenue Code. Employer matching contributions are discretionary. Employee contributions are vested 100% and employer contributions are vested ratably over 6 years. To receive an allocation of employer matching contributions, employees must have worked at least 1,000 hours during the Plan Year. For the years ended May 31, 2003 and May 31, 2002, the Company's contributions were $-0-.

11.   COMMITMENTS AND CONTINGENCIES

      LEASES
      The Company leases sales offices under noncancelable operating leases with monthly lease payments aggregating $13,877 in Canada, Spain, France, Italy and United Kingdom. The lease terms expire at various times through 2004.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

11.   COMMITMENTS AND CONTINGENCIES - Continued

      LEASES - Continued

      Rent expense for the years ended May 31, 2003 and 2002 amounted to $196,906 and $373,079, respectively. Approximate future minimum annual rental payments at May 31, 2003 are as follows:

                                       May 31,                 Facilities
                                  -------------------       -----------------
                                         2003                      $ 142,288

                                         2004                         22,693

                                         2005                              -

                                         2006                              -

                                         2007                              -

                                      Thereafter                           -
                                                            -----------------
                                                                   $ 164,981
                                                            =================

      LEGAL

      The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. The Company does not anticipate any material losses with respect to such claims and lawsuits pending at May 31, 2002 or 2003. Net income from settlements for the year ended May 31, 2003 was $220,000.

      STOCK PURCHASE

      During 1999, two stockholders of the Company entered into an agreement whereby one stockholder is required to purchase all of the non-voting common shares of the other ratably over a period of twenty years, beginning June 1999. The total purchase price is $2,500,000. Should the purchaser fail to perform under the terms of the agreement, the Company is required to purchase the stockholder's non-voting common shares under the same terms. As of May 31, 2003 and 2002, the purchaser has failed to perform. To date, no suit has been filed against the Company and the purchaser and seller are currently negotiating a settlement. The aggregate purchase price for the unpurchased stock is $375,000.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

12.   INCOME TAXES

      The use of different methods of accounting for compensated absences, allowance for doubtful accounts, foreign tax credits and differences in depreciation for financial accounting and income tax purposes are the principal sources of the temporary differences. The Company's total deferred tax asset, deferred tax liability and valuation allowance consisted of the following at May 31:

                                                    2003            2002
                                               --------------   --------------

Federal and state deferred tax assets:
      Allowance for doubtful accounts                $ 20,575         $ 20,575
      Employee benefits                                 7,758            8,240
      Contributions carryover                           2,525            2,525

      Capital loss carryover                          216,262                -
      State net operating loss carryforwards           80,151          143,146

      Foreign tax credit carryforward                       -          784,036
                                               --------------   --------------
                                                      327,271          958,522
Valuation allowance                                   (80,151)        (927,182)
                                               --------------   --------------
Net deferred tax asset                                247,120           31,340

Deferred federal and state tax liability:
         Depreciation                                (226,052)        (364,928)
                                               --------------   --------------
Net deferred tax liability                           $ 21,068      $  (333,588)
                                               ==============   ==============

      The valuation allowance was established since Management believes it is more likely than not that the entire noncurrent deferred tax asset will not be realized.

      As a result of income tax liabilities arising from amending prior years' tax returns, interest expense accrued and included in the accompanying financial statements for the years ending May 31, 2003 and 2002 was $153,479 and $-0-, respectively.


                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

12.   INCOME TAXES - Continued
      The components of income tax (benefit) expense are:

                                                                                       2003                 2002
                                                                                  ----------------    ------------------

      Currently payable (receivable):                               Federal            $(122,644)            $(222,151)
                                                                    Foreign              458,620                 1,004

                                                                    State                    728                 1,959
                                                                                  ----------------    ------------------
                                                                                         336,704              (219,188)
                                                                                  ----------------    ------------------
      Deferred liability due to temporary differences:
                                                                    Federal             (431,480)              (67,436)

                                                                    State                      -                (3,006)
                                                                                  ----------------    ------------------
                                                                                        (431,480)              (70,442)
                                                                                  ----------------    ------------------

                                                                                       $ (94,776)            $(289,630)
                                                                                  ================    ==================


       A reconciliation of income tax expense (benefit) at the statutory rate to income tax expense at the Company's effective rate is as follows:
                                                                                         2003                 2002
                                                                                  ----------------    ------------------
               Computed tax at the expected statutory rate                              $      -            $     -

               State income tax - net of federal tax benefits                                728               1,959
               Foreign taxes of subsidiaries                                             458,620               1,004
                 Foreign tax credit valuation adjustment                                (415,730)           (334,103)
                 Other                                                                  (138,394)             41,510
                                                                                  ----------------    -----------------
                 Net income tax (benefit) expense                                       $(94,776)         $ (289,630)
                                                                                  ================    =================


13.   ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

      Following is an analysis of the changes in accumulated other comprehensive income (loss) from foreign currency translation:

                                                                                         2003                2002
                                                                                   -----------------    ---------------
                Balance - Beginning of year                                               $ 174,030          $(99,426)
                Aggregate adjustment from translation of
                     foreign currency accounts into U.S. dollars                            101,650            273,456
                                                                                   -----------------    ---------------
                Balance - End of year                                                     $ 275,680           $174,030
                                                                                   =================    ===============


                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

14.   CREDIT RISK

      The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

      As discussed in Notes 1, 8 and 11, the Company does business on a worldwide basis. As of May 31, 2003, SSI had trade receivables due from non-U.S. licensees of $1,175,319.

      As discussed in Note 6, the Company has entered into interest rate swap agreements to reduce the impact of changes in interest rates on its variable-rate notes payable. The agreements change the interest rate on these notes to a fixed 8.42%. The Company is exposed to credit loss in the event of non-performance by the counter-party. However, the Company does not anticipate non-performance by the counter-party.

15.   GOING CONCERN

      As reflected in the accompanying financial statements, the Company incurred a net loss of $1,078,062 during the year ended May 31, 2003 and as of that date the Company's current liabilities exceeded its current assets by $962,610. This is the Company's fourth consecutive year of net operating losses. This has resulted in a decrease in stockholders' equity of $3,841,125 over the past four years and a default on debt covenants. As discussed in note 5, the bank has agreed to forbear on the revolving line of credit. The Company has also experienced declining revenues over the past three years from $19,275,387 for the year ended May 31, 2000 to $9,783,825 for the period ended May 31, 2003. These factors combined create an uncertainty as to the Company's ability to continue as a going concern.

      The Company developed a plan to reduce its liabilities and operating costs and increase its revenues. It has closed unprofitable foreign offices in Poland and Germany; and it has reduced dependence on catalogs and direct mail advertising by replacing them with more extensive internet marketing. Plans to increase revenue include expanding the royalty free product offering, implementing sales and customer relations training, seeking new sources of revenue by utilizing online "re-sellers" and other independent agencies and continuing overall product expansion. The ability of the Company to continue as a going concern is dependent upon the success of the plan. In addition, the Company is currently negotiating the sale of all its assets and capital stock to an outside party. As of the date of this report, a final purchase and sale agreement had not been executed. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

16.   RECLASSIFICATIONS

      Certain reclassifications have been made to the 2002 financial statements to conform to the classifications used in 2003. These reclassifications had no effect on net income.

17.   CORRECTION OF ERROR

      For the year ended May 31, 2002, the loss on disposition of subsidiaries was incorrectly stated. A loss was recorded on the Parent Company's financial statement and the common stock and additional paid in capital of the subsidiaries was recorded as other income in the Statement of Operations. The correct treatment is for the items to offset retained earnings directly. While this correction has no effect on the net loss recognized or the balance in retained earnings for the year ended May 31, 2002, the other (expense) income section of the Statement of Operations and the cash flows from operating and investing activities sections of the Statement of Cash Flows had to be restated to account for the correction.

18.   FOREIGN INCOME TAXES

      Income tax expense (see Note 12) includes a contingent liability as it relates to an income tax audit of the Company's subsidiary, SuperStock, S.A.R.L., of $462,904. The income tax audit is ongoing and management is in the process of providing additional documentation that should reduce the liability. Management believes the income tax liability will be substantially lower upon final resolution of the matter.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                            NINE MONTH PERIODS ENDED

                     FEBRUARY 29, 2004 AND FEBRUARY 28, 2003


                        SUPERSTOCK, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                February 29,             February 28,
                                                                             ------------------       ------------------
ASSETS                                                                             2004                     2003
                                                                             ------------------       ------------------
CURRENT ASSETS
       Cash                                                                      $   1,150,653            $   1,099,158
       Accounts receivable, less allowance for doubtful                              1,232,578                1,730,584
           accounts of $50,000 in 2004 and 2003
       Advances to stockholders and others                                               1,182                    5,672
       Unbilled catalog production costs                                                60,436                  122,304
       Prepaid expenses and other current assets                                        68,216                   70,964
       Deferred tax asset                                                              256,601                   31,340
       Refundable income taxes                                                               -                  109,323
                                                                             ------------------       ------------------
                                                                                     2,769,666                3,169,345
                                                                             ------------------       ------------------
PROPERTY,  PHOTOGRAPHS AND
       EQUIPMENT, net                                                                6,385,879                7,473,590
                                                                             ------------------       ------------------

OTHER ASSETS
       Note receivable                                                                  70,448                   78,796
       Goodwill, less accumulated amortization                                         330,977                  330,977
       Other intangible assets, less accumulated amortization                           40,953                   59,687
       Deposits and other                                                              221,018                  272,105
       Noncurrent deferred tax asset                                                   241,902                  927,182
       Deferred tax asset valuation allowance                                                -                 (927,182)
                                                                             ------------------       ------------------
                                                                                       905,298                  741,565
                                                                             ------------------       ------------------

                                                                                 $  10,060,843            $  11,384,500
                                                                             ==================       ==================



                                           SUPERSTOCK, INC. AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEETS
                                                      (UNAUDITED)


                                                           February 29,          February 28,
                                                         -----------------     -----------------
LIABILITIES                                                    2004                  2003
                                                         -----------------     -----------------
CURRENT LIABILITIES
     Note payable - Bank credit line                        $   1,700,000        $    1,700,000
     Current portion of long-term debt                            153,593               409,443
     Accounts payable and accrued expenses                        489,985               850,944
     Withholding taxes payable                                    163,596               240,366
     Royalties payable to photographers                         1,047,678             1,174,882
                                                         -----------------     -----------------
                                                                3,554,852             4,375,635
                                                         -----------------     -----------------

DEFERRED TAX LIABILITY                                                  -                     -

LONG -TERM DEBT-Less current portion                            4,400,371             4,557,613
                                                         -----------------     -----------------
                                                                7,955,223             8,933,248
                                                         -----------------     -----------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Common stock, Class A - Voting
         $0.10 par value; 10,000 shares authorized,
         2,000 shares issued and outstanding                          200                   200
     Common stock, Class B - Nonvoting
         $0.10 par value; 100,000 shares authorized,
         63,656 shares issued and outstanding                       6,366                 6,366
     Additional paid-in capital                                    36,538                36,538
     Retained earnings                                          2,070,928             2,435,436
     Accumulated other comprehensive (loss)                        (8,412)              (27,288)
                                                         -----------------     -----------------
                                                                2,105,620             2,451,252
                                                         -----------------     -----------------

                                                            $   10,060,843        $  11,384,500
                                                         =================     =================


                        SUPERSTOCK, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                   (UNAUDITED)

                                                     Nine Months Ended
                                            February 29,          February 28,
                                           -----------------------------------
                                               2004                   2003
                                           ------------           ------------
REVENUES
        Stock photography                  $  6,637,643           $  7,254,691
        Catalog sales                            31,637                 25,117
                                           ------------           ------------
                                              6,669,280              7,279,808
                                           ------------           ------------
DIRECT COSTS
        Royalties                             1,720,790              1,794,422
        Catalog costs                            31,281                 66,120
                                           ------------           ------------
                                              1,752,071              1,860,542
                                           ------------           ------------

GROSS PROFIT                                  4,917,209              5,419,266

SELLING, GENERAL AND
        ADMINISTRATIVE EXPENSES               4,878,965              5,620,118
                                           ------------           ------------

OPERATING INCOME/(LOSS)                          38,244               (200,852)
                                           ------------           ------------
OTHER EXPENSE
        Interest expense                        565,768                439,404
        Other, net                              162,901                100,443
                                           ------------           ------------
                                                728,669                539,847
                                           ------------           ------------

LOSS BEFORE BENEFIT FOR
        INCOME TAXES AND
        DISCONTINUED OPERATIONS                (690,425)              (740,699)

BENEFIT/(EXPENSE) FOR INCOME TAXES               85,726                 (4,457)
                                           ------------           ------------

NET LOSS FROM CONTINUING OPERATIONS            (604,699)              (745,156)


DISCONTINUED OPERATIONS                         550,932                (97,006)
                                           ------------           ------------

NET LOSS AND COMPREHENSIVE LOSS                 (53,767)              (842,162)
                                           ============           ============

                        SUPERSTOCK, INC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                      Nine Months Ended

                                                   February 29,  February 28,
                                                    ----------    ----------
                                                      2004          2003
                                                    ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES

        Net Income                                  $  (53,769)  $  (842,161)
      Adjustment for non-cash items:
          Depreciation & amortization                  872,069     1,091,517
          Loss on sales of property                     23,501        63,089
          Deferred taxes (benefit)/expense            (224,124)      255,688
      Changes in Operating Asset and Liabilities:
          Accounts receivable                          306,086     1,060,518

          Advances to shareholders & other               6,485           253

          Unbilled catalog production                   63,808       (81,054)

          Prepaid expenses & other current assets       40,480        (7,267)
          Payables                                  (1,024,734)     (712,325)
                                                    ----------    ----------

        Net cash provided by operating activities        9,802       828,258
                                                    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Changes in Operating Asset and Liabilities:

         Deposits & other                                  685        (3,986)

         Notes receivable                                6,087           151

         Purchase of intangible assets                 (17,460)      (31,619)

         Furniture & equipment                          12,093       (21,466)

         Photo/computer equipment                      (20,897)      (46,474)
                                                    ----------    ----------

       Net cash used in investing activities           (19,492)     (103,394)
                                                    ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
        Principal payment of long-term debt           (284,260)     (350,601)
                                                    ----------    ----------

        Net cash used in financing activities         (284,260)     (350,601)
                                                    ----------    ----------

       Effect of cumulative translation adjustment     (67,149)       67,138
                                                    ----------    ----------

NET INCREASE/(DECREASE) IN CASH                       (361,099)      441,401

CASH - BEGINNING OF PERIOD                           1,511,752       657,757
                                                    ----------    ----------

CASH - END OF PERIOD                                $1,150,653    $1,099,158
                                                    ==========    ==========

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BUSINESS

      SuperStock, Inc. and subsidiaries ("The Company") produces and acquires stock photography for worldwide distribution to advertisers and publishers through license and sublicense agreements.

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of SuperStock, Inc. ("SSI"), and its subsidiaries, collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated. SSI's wholly-owned subsidiaries consist of the following:


                                                                                    Percentage Ownership
                                                                            --------------------------------------
                                                                              February 29,         February 28,
                      Subsidiary                         Country                  2004                 2003
        ---------------------------------------    ---------------------    -----------------    -----------------

        SuperStock Canada, Inc                     Canada                         100%                 100%

        SuperStock, Ltd.                           United Kingdom                 100%                 100%

        SuperStock, S.L.                           Spain                           -                   100%

        SuperStock (HK) Ltd.                       Hong Kong                       -                    -

        SuperStock Italy, S.R.L.                   Italy                          100%                 100%

        SuperStock, S.A.R.L.                       France                          -                   100%

        SuperStock Bildagenture GMBH               Germany                         -                    -

        SuperStock Polska Sp. Z.o.o.               Poland                          -                    -


      REVENUE RECOGNITION

      Licensing revenues are recognized when the Company is notified by its clients of the intended use of the reproduction or as of the date the Company's licensees invoice their client. Revenues from catalog sales are recognized when the product is shipped.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


      NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      PROPERTY, PHOTOGRAPHS AND EQUIPMENT

      Maintenance and repairs are charged to operations as incurred. Additions and improvements are capitalized. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in other income from operations.

      NEW ACCOUNTING STANDARDS

      In May 2003, Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within SFAS No. 150's scope as a liability (or an asset in some circumstances) because the financial instrument embodies an obligation of the issuer. The Company believes that the adoption of SFAS No. 150 will not have a significant impact on its results of operations or financial position.

      INCOME TAXES

      The Company provides for taxes on the basis of items included in the determination of income for financial reporting purposes regardless of when such items are reported for tax purposes. Deferred taxes result from temporary differences principally in the methods of accounting for compensated absences, allowance for doubtful accounts, depreciation and foreign tax credits.

      USE OF ESTIMATES

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

2.    GOODWILL AND OTHER INTANGIBLE ASSETS
      GOODWILL

      SUPERSTOCK CANADA, INC.
      On January 27, 1993, SSI acquired SuperStock Canada, Inc. ("SS Canada") in a business combination accounted for as a purchase. SS Canada is primarily engaged in the same business as SSI. The results of operations of SS Canada are included in the accompanying financial statements since the day of acquisition. The total cost of the acquisition was $168,305 plus liabilities assumed in excess of net book value of $122,558 which exceeded the fair value of the net assets of SS Canada by $279,096. The excess was being amortized on the straight-line method over twenty years but has ceased since implementation of SFAS 142. Amortization for the period ended February 29, 2004 and February 28, 2003 was $-0- and $-0-, respectively.

      SUPERSTOCK, LTD.
      The Company acquired 40% of the stock of a newly formed company, SuperStock, Ltd. in May 1995. During 1996, the Company suspended the equity method of accounting for its investment in SuperStock, Ltd. when the Company's share of losses equaled the carrying amount of the investment. In July 1996, the Company acquired the remaining 60% of the stock of SuperStock, Ltd. for $90,000 in a business combination accounted for as a purchase. At the time, the Company recognized previously suspended losses in excess of equity of $82,866. The $257,121 excess of the purchase price over the fair value of the net assets was being amortized over twenty years but has ceased since implementation of SFAS
      142. Amortization for the period ended February 29, 2004 and February 28, 2003 was $-0- and $-0-, respectively.

      SUPERSTOCK (HK) LTD.
      In April 1995, the Company acquired an 80% interest in SuperStock Hong Kong, Ltd. ("HK") by purchasing stock from HK's sole shareholder. HK is primarily engaged in the same business as SSI.

      In December 1996, the Company acquired the remaining 20% of the stock of HK for $15,000. The acquisition was recorded using the purchase method of accounting. The $38,241 excess of the purchase price over the fair value of the net assets is being amortized over twenty years. Amortization for each of the years ended May 31, 2003 and 2002 was $-0- and $1,912, respectively.

      HK's office was closed during the year ended May 31, 2002 and the remainder of the goodwill was written off as part of the equity loss from the subsidiary.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

      OTHER INTANGIBLE ASSETS

      SUPERSTOCK, S.A.R.L.
      In January 1997, the Company established SuperStock, S.A.R.L. by forming a new corporation. SuperStock, S.A.R.L. purchased the mailing list from SSI's former French licensee. The original purchase price of the mailing list was $333,541 and is being amortized over five years. Amortization for the period ended February 29, 2004 and February 28, 2003 was $-0- and $-0-, respectively.

      As of February 29, 2004 and February 28, 2003, other intangible assets were amortized using the straight-line method and consisted of the following:


                                         Years                   2004                    2003
                                    -----------------     --------------------    --------------------


 Land                                                            $    770,562           $     770,562


 Building                                  31                       5,314,386               5,314,386


 Furniture and equipment                  5-7                       3,700,377               3,724,297


 Photograph collections                    7                        7,581,404               7,581,404
                                                          --------------------    --------------------
                                                                   17,366,729              17,390,649

 Less accumulated amortization                                    (10,980,850)             (9,917,059)
                                                          --------------------    --------------------

                                                                 $  6,385,879          $    7,473,590
                                                          ====================    ====================

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

3.    DISCONTINUED OPERATIONS

      SUPERSTOCK BILDAGENTUR GMBH

      As of April 30, 2003, the Company closed its office in Germany.

      SUPERSTOCK POLSKA SP. Z.O.O.

      On September 12, 2002, the Company sold all of the common stock of its subsidiary in Poland for $1.

      SUPERSTOCK , S.A.R.L.

      As of January 31, 2004, the Company closed its office in France.

      SUPERSTOCK , S.L.

      As of February 29, 2004, the Company closed its office in Spain.

      Included in income from discontinued operations for the nine months ended February 29, 2004, is the reversal of $382,000 of a previously assessed tax liability which was reassessed upon audit.

4.    NOTE PAYABLE - BANK CREDIT LINE

      The Company had a $2,000,000 revolving line of credit with a bank. The Company has entered into a forbearance agreement with the bank on this line of credit which expires August 29, 2003. Interest is payable monthly at the bank's prime rate plus 2.5%. The bank's obligation to make advances under this line of credit expired on May 15, 2002. The line of credit is guaranteed by the class A voting stockholders of the Company and is collateralized by substantially all assets of the Company. The Company is required to maintain a minimum tangible net worth of $5,122,000, a debt to tangible net worth ratio of not greater than 2.25 to 1, a debt to EBITDA ratio of not greater than 2.75 to 1, and a fixed coverage charge ratio of at least 1.25 to 1. As of May 31, 2002, the Company was in default with respect to its covenants. As of May 31, 2003, the bank removed the covenant requirements.

      The amount available under the line of credit at February 29, 2004 was $-0-.

      As of February 29, 2004, a21, Inc. ("a21") completed the acquisition of SuperStock, Inc. ("SuperStock"). In addition, a21 repaid a $1,700,000 credit facility of SuperStock and paid down $500,000 of a note secured by a first mortgage on the SuperStock Facility.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

5.    RELATED PARTY TRANSACTIONS

      Royalties incurred to related parties for the period ended February 29, 2004 and February 28, 2003 totaled $19,888 and $23,687, respectively. As of February 29, 2004 and February 28, 2003, royalties payable to related parties totaled $8,370 and $13,890, respectively.

6.    REVENUES

      The Company's revenues from domestic and foreign sources for the nine months ended February 29, 2004 and February 28, 2003 were:

                                          2004                   2003
                                  ---------------------   --------------------


      Domestic revenue                 $     4,455,775         $    4,691,982

      Foreign revenue                        2,213,505              2,759,627

                                  ---------------------   --------------------
                                       $     6,669,280         $    7,451,606
                                  =====================   ====================

7.    COMMITMENTS AND CONTINGENCIES

      LEGAL

      The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. The Company does not anticipate any material losses with respect to such claims and lawsuits pending as of February 29, 2004 and February 28, 2003.

      STOCK PURCHASE

      During 1999, two stockholders of the Company entered into an agreement whereby one stockholder is required to purchase all of the non-voting common shares of the other ratably over a period of twenty years, beginning June 1999. The total purchase price is $2,500,000. Should the purchaser fail to perform under the terms of the agreement, the Company is required to purchase the stockholder's non-voting common shares under the same terms. As of May 31, 2003 and 2002, the purchaser has failed to perform. To date, no suit has been filed against the Company and the purchaser and seller are currently negotiating a settlement. The aggregate purchase price for the unpurchased stock is $375,000.

      Subsequent Event: As of February 29, 2004, a21, Inc. ("a21") completed the acquisition of SuperStock, Inc. ("SuperStock"). In addition, a21 repaid a $1,700,000 credit facility of SuperStock and paid down $500,000 of a note secured by a first mortgage on the SuperStock Facility.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

8.    GOING CONCERN

      As reflected in the accompanying financial statements, the Company incurred a net loss of $53,767 during the period ending February 29, 2004 and as of that date the Company's current liabilities exceeded its current assets by $785,186. The Company had had four consecutive years of net operating losses. This has resulted in a decrease in stockholders' equity of over the past four years and a default on debt covenants. These factors combined create an uncertainty as to the Company's ability to continue as a going concern.

      The Company developed a plan to reduce its liabilities and operating costs and increase its revenues. It has closed unprofitable foreign offices in Poland, Germany, Spain and France; and it has reduced dependence on catalogs and direct mail advertising by replacing them with more extensive internet marketing. Plans to increase revenue include expanding the royalty free product offering, implementing sales and customer relations training, seeking new sources of revenue by utilizing online "re-sellers" and other independent agencies and continuing overall product expansion. The ability of the Company to continue as a going concern is dependent upon the success of the plan. In addition, the Company is currently negotiating the sale of all its assets and capital stock to an outside party. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

      Subsequent Event: As of February 29, 2004, a21, Inc. ("a21") completed the acquisition of SuperStock, Inc. ("SuperStock". In addition, a21 repaid a $1,700,000 credit facility of SuperStock and paid down $500,000 of a note secured by a first mortgage on the SuperStock Facility.

9.    CORRECTION OF ERROR

      For the year ended May 31, 2002, the loss on disposition of subsidiaries was incorrectly stated. A loss was recorded on the Parent Company's financial statement and the common stock and additional paid in capital of the subsidiaries was recorded as other income in the Statement of Operations. The correct treatment is for the items to offset retained earnings directly. While this correction has no effect on the net loss recognized or the balance in retained earnings for the year ended May 31, 2002, the other (expense) income section of the Statement of Operations and the cash flows from operating and investing activities sections of the Statement of Cash Flows had to be restated to account for the correction.

10.   FOREIGN INCOME TAXES

      Income tax expense includes a contingent liability as it relates to an income tax audit of the Company's subsidiary, SuperStock, S.A.R.L., of $462,904. The income tax audit is ongoing and management is in the process of providing additional documentation that should reduce the liability. Management believes the income tax liability will be substantially lower upon final resolution of the matter.

      Subsequent Event: As of February 29, 2004, the income tax audit was competed and yielded a total liability of $80,765.

                       52,943,129 SHARES OF COMMON STOCK

                                    a21, INC.

                                   PROSPECTUS



                                 [_____], 2004



      UNTIL ______, 2004 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

      a21's articles of incorporation provide that no director of a21 will be personally liable to a21 or any of its shareholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

      Pursuant to Texas corporation law, every Texas corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. a21's articles of incorporation contain provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by Texas corporation law.

ITEM 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The estimated expenses payable by a21 in connection with the distribution of the securities being registered are as follows:

                SEC Registration and Filing Fee              $ 1,679
                Legal Fees and Expenses*                      50,000
                Accounting Fees and Expenses*                 17,500
                EDGAR/Financial Printing*                      2,000
                Miscellaneous*                                 1,000
                                                             -------
                TOTAL                                        $72,179

                ---------------
                 * Estimated

      None of the foregoing expenses are being paid by the selling shareholders.

ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES

      The following represent sales of unregistered securities of a21 since April 30, 2002, which was the date a21 merged with Saratoga Holdings I, Inc.:

      a21 issued common stock to executive officers or entities controlled by them in lieu of accrued, unpaid cash compensation, in reliance on Section 4(2) of the Securities Act as follows:

         ------------------ ------------------ -----------------------
                Date         Number of shares   Value of compensation
         ------------------ ------------------ -----------------------
               2002
         ------------------ ------------------ -----------------------
             September            25,000            $  12,500
         ------------------ ------------------ -----------------------
              December           125,000               15,000
         ------------------ ------------------ -----------------------
               2003
         ------------------ ------------------ -----------------------
               June            1,013,005              105,000
         ------------------ ------------------ -----------------------
                               1,138,005              120,000
         ------------------ ------------------ -----------------------
                                  85,000               33,750
         ------------------ ------------------ -----------------------
              October             22,500                4,500
         ------------------ ------------------ -----------------------
               2004
         ------------------ ------------------ -----------------------
             February             22,500               11,250
         ------------------ ------------------ -----------------------
               June               22,500                6,975
         ------------------ ------------------ -----------------------

      a21 issued securities to directors or entities controlled by them, in reliance on Section 4(2) of the Securities Act as follows:

------------------ --------------------------------------------------- --------------------------
      Date                          Security; amount                        Purpose; value
------------------ --------------------------------------------------- --------------------------
      2002
------------------ --------------------------------------------------- --------------------------
    September      Warrants to purchase 240,000 shares at $.75 to      Industry consulting
                   $1.25 per share                                     services
------------------ --------------------------------------------------- --------------------------
                   30,000 shares of common stock; warrant to           Consulting services;
                   purchase 50,000 shares @ $.25 per share             $15,000
------------------ --------------------------------------------------- --------------------------
      2003
------------------ --------------------------------------------------- --------------------------
       May         120,000 shares of common stock (includes shares     Consulting services;
                   issued to a partner of a director)                  $28,000
------------------ --------------------------------------------------- --------------------------
      June         30,000 shares of common stock                       Consulting services;
                                                                       $2,400
------------------ --------------------------------------------------- --------------------------
                   50,000 shares of common stock; warrant to purchase  Consulting services;
                   50,000 shares of common stock @ $.40 per share      $4,000
------------------ --------------------------------------------------- --------------------------

      From May 2002 through March 2003, a21 issued notes payable in the amount of $336,000 and granted warrants for the purchase of 226,000 shares of common stock at exercise prices from $.20 to $1.25 to an entity controlled by a director, in which the Chairman and Chief Executive Officer owns a minority interest for cash consideration in the amount of $336,000.

      a21 issued securities stock to financial and legal advisors, in reliance on Section 4(2) of the Securities Act, based on the number and sophistication of the investors, as follows:

------------------ ----------------------------------- ------------------ -----------------------
      Date                  Security; amount           Class of investor      Purpose; value
------------------ ----------------------------------- ------------------ -----------------------
      2002
------------------ ----------------------------------- ------------------ -----------------------
       May         166,163 shares common stock         Investment bank    Services re reverse
                                                                          merger; $42,000
------------------ ----------------------------------- ------------------ -----------------------
                   100,000 shares common stock         Law firm           Services; $45,000
------------------ ----------------------------------- ------------------ -----------------------
     August        100,000 shares common stock;        Investment bank    Financial advisory
                   warrants to purchase 100,000                           services; $58,000
                   shares of common stock @ $1.25,
                   per August 2002 agreement
------------------ ----------------------------------- ------------------ -----------------------

------------------ ----------------------------------- ------------------ -----------------------
      Date                  Security; amount           Class of investor      Purpose; value
------------------ ----------------------------------- ------------------ -----------------------
    September      60,000 shares of common stock;      Investor           Investor
                   warrants to purchase 60,000         relations/public   relations/public
                   shares of common stock @ $1.25      relations firm     relations services;
                                                                          $30,000
------------------ ----------------------------------- ------------------ -----------------------
     October       50,000 shares common stock;         Investment bank    Financial advisory
                   warrants to purchase 50,000                            services; $25,000
                   shares of common stock @ $1.50,
                   per August 2002 agreement
------------------ ----------------------------------- ------------------ -----------------------
      2003
------------------ ----------------------------------- ------------------ -----------------------
     January       50,000 shares common stock;         Investment bank    Financial advisory
                   warrant to purchase 50,000 shares                      services; $15,000
                   common stock @ $1.75, per August
                   2002 agreement
------------------ ----------------------------------- ------------------ -----------------------
       May         50,000 shares common stock          Investment bank    Financial advisory
                                                                          services; $11,667
------------------ ----------------------------------- ------------------ -----------------------
                   375,000 shares common stock         Equity research    Financial research
                                                       firm               services; $87,500
------------------ ----------------------------------- ------------------ -----------------------
      June         45,100 shares common stock          Financial advisor  Financial advisory
                                                                          services; $4,961
------------------ ----------------------------------- ------------------ -----------------------
     August        200,000 shares common stock         Financial manager  Bookkeeping services;
                                                                          $22,000
------------------ ----------------------------------- ------------------ -----------------------
    September      125,000 shares common stock         Financial advisor  Financial advisory
                                                                          services; $12,500
------------------ ----------------------------------- ------------------ -----------------------

      a21 issued securities to accredited investors (other than executive officers and directors) for cash consideration to raise capital, in reliance on
Section 4(2) of the Securities Act, as follows:

------------------ ---------------------------------- -------------------- ----------------------
      Date                 Security; amount           Number of investors        Amount of
                                                                               consideration
------------------ ---------------------------------- -------------------- ----------------------
      2002
------------------ ---------------------------------- -------------------- ----------------------
      June         345,000 shares common stock;               Two                 $203,000
                   warrants to purchase 162,500
                   shares @ $.75 per share
------------------ ---------------------------------- -------------------- ----------------------
      2003
------------------ ---------------------------------- -------------------- ----------------------
      May          900,000 shares common stock                One                 $210,000
------------------ ---------------------------------- -------------------- ----------------------
    September      500,000 shares common stock                One                  $50,000
------------------ ---------------------------------- -------------------- ----------------------

      In February 2004, in connection with the acquisition of outstanding voting stock of SuperStock, Inc.,

      o a21 issued 18,000,000 shares of common stock and callable warrants to purchase 25,336,800 shares of common stock at prices between $.20 and $1.35 per share in consideration for a cash payment of $3,000,000 from Barron Partners, L.P., an investment firm, and retirement of $600,000 in debt owed to a director and affiliates of a21's Chairman and Chief Executive Officer, and President and a director, and a21 issued 450,000 shares of common stock to an investment bank, in consideration for its services in connection with the transaction;

      o a21 issued six-month 12% unsecured promissory notes and callable warrants to purchase 630,000 shares of common stock at a price of $.45 per share in consideration of cash payments totaling $1,050,000 from three (3) accredited investors and a21 issued a callable warrant to purchase 63,000 shares of common stock at a price of $.45 per share to an investment bank in consideration for the placement of the notes;

      o SuperStock issued and a21 guaranteed 24-month subordinated notes exchangeable for a21 common stock and callable warrants to purchase 937,500 shares of common stock at prices between $.45 and $1.35 in consideration of cash payments totaling $1,250,000 from five (5) accredited investors;

      o a21 issued a $1,576,250 14-month secured note and warrants to purchase 160,000 shares of a21 common stock at a price of $.56 per share to the five (5) sellers of the SuperStock voting stock; a21 sold to the sellers and one of their advisors 573,589 shares of a21 common stock in consideration for cash payments totaling $149,539; and

      o SuperStock issued to the sellers 1,667,717 shares of non-voting participating preferred stock, exchangeable for 5,000,151 shares of a21 common stock, upon recapitalization of SuperStock's outstanding non-voting common stock.

      a21 relied on Securities Act ss. 4(2) for exemption from registration of the above issuances, based on the identity and number of investors; SuperStock relied on Securities Act ss. 4(2) for exemption from the issuances it made as described above.

      In September 2002, a21 issued 191,300 shares of its common stock to a creditor for legal services, one creditor for financial advisory services, and two service providers in satisfaction of liabilities for prior services in the amount of $125,137; a21 converted certain notes payable in the amount of $130,000, plus accrued interest of $20,618, held by a director and two other accredited investors into 251,030 shares of common stock of a21; and a21 exercised its option to convert notes payable in the amount of $365,000, plus accrued interest of $54,047, held by a director and two other accredited investors into 228,768 shares of common stock of a21. a21 relied on Securities Act ss. 4(2) for exemption from registration of the issuance, based on the identities and number of investors.

      In December 2002, a21 issued 503,000 shares of its common stock to three former employees in payment for accrued, unpaid compensation and other liabilities. a21 relied on Securities Act ss. 4(2) for exemption from registration of the issuance, based on the number of employees and that, within six months of the issuance, no securities were issued for the same purpose, except to executive officers.

      In June 2003, a21 issued 100,000 shares of its common stock valued at $11,000 as a deposit on an acquisition that was abandoned. a21 relied on Securities Act ss. 4(2) for exemption from registration of the issuance, inasmuch as the shares were issued to a single person.

ITEM 27 - EXHIBITS

 EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT
--------- ----------------------------------------------------------------------
3.1(a) Articles of Incorporation of a21, Inc., as filed with the Secretary of State of the State of Texas on October 29, 1998 (1).

3.1(b) Amendment to Articles of Incorporation of a21, Inc., as filed with the Secretary of State of the State of Texas filed on May 2, 2002 (2).

3.2       Bylaws of a21, Inc., as amended to date (3).

5.1*      Opinion of Loeb & Loeb LLP.

10.1 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (4).

10.2 Amendment No. 1 to a21, Inc. 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (5).

10.3 Consulting Agreement, dated September 14, 2002, between the Registrant and Albert H. Pleus (6).

10.4 Employment Agreement, dated September 14, 2002, between the Registrant and Haim Ariav (6).

 EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT
--------- ----------------------------------------------------------------------
10.5 Consulting Agreement, dated July 1, 2002, between the Registrant and Thomas Butta (6).

10.6 Amended and Restated Stock Purchase and Recapitalization Agreement by and among a21, Inc. and SuperStock, Inc., and Sellers dated November 10, 2003, amended February 20, 2004, and amended and restated as of February 29, 2004 (7).

10.7 Amended and Restated Revolving Promissory Note dated as of February 29, 2004 (8).

10.8      Form of Non-Negotiable 12% Promissory Note (8).

10.9      Form of Convertible Promissory Note (8).

10.10 Stock Purchase Agreement between a21, Inc. and certain Investors (as listed on Schedule A) dated January 2, 2004 (8).

10.11     Registration Rights Agreement dated January 2, 2004 (8).

10.12     Mortgage and Security Agreement dated February 29, 2004 (8).

10.13     Intercreditor Agreement dated February 29, 2004 (8).

10.14 Sale and Purchase Agreement, dated as of April 1, 2004, by and between SuperStock, Inc., as Seller, and NL Ventures IV, L.P., as Purchaser
          (8).

10.15 Lease Agreement, dated as of June 30, 2004, between NL Ventures IV Centurion, L.P., as Landlord, and SuperStock, Inc., as Tenant. (9)

16.1      Letter of Marcum & Kliegman LLP (10).

16.2      Letter of Grassi & Co. CPAs, P.C. (11).

21.1*     Subsidiaries of the Registrant.

23.1*     Consent of Eisner LLP.

23.2*     Consent of Marcum & Kliegman LLP.

23.3*     Consent of Howard & Company, CPAs, P.A.

23.4*     Consent of Grenadier, Howard & Associates, P.A.

23.5*     Consent of Loeb & Loeb LLP (included in its opinion filed as Exhibit
          5.1).

24.1 Power of Attorney of Directors and Officers (included in the signature page).

--------------------
*     Filed herewith

(1) Incorporated herein by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form SB-2, filed on December 1, 1998.

(2) Incorporated herein by reference to Exhibit No. 3.2 to the Registrant's Current Report on Form 8-K dated April 30, 2002, filed on May 15, 2002.

(3) Incorporated herein by reference to Exhibit No. 3.2 to the Registrant's Registration Statement on Form SB-2, filed on December 1, 1998.

(4) Incorporated herein by reference to Exhibit No. 4.1 to the Registrant's Registration Statement on Form S-8, filed on April 25, 2002.

(5) Incorporated herein by reference to Exhibit No. 4.5 to the Registrant's Registration Statement on Form S-8, filed on July 18, 2002.

(6) Incorporated herein by reference to Exhibit No. 10 to the Registrant's Annual Report on Form 10-KSB, filed on May 20, 2003.

(7) Incorporated herein by reference to Exhibit No. 2.1 to the Registrant's Current Report on Form 8-K filed on March 15, 2004.

(8) Incorporated herein by reference to Exhibit No. 10 to the Registrant's Annual Report on Form 10-KSB, filed on April 14, 2004.

(9) Incorporated herein by reference to Exhibit 10.15 to the Registrant's Current Report on Form 8-K, filed on July 13, 2004.

(10) Incorporated herein by reference to Exhibit 16.1 to the Registrant's Current Report on Form 8-K, filed on March 9, 2004.

(11) Incorporated herein by reference to Exhibit 16.2 to the Registrant's Current Report on Form 8-K/A, filed on May 7, 2003.


ITEM 28 - UNDERTAKINGS

      The undersigned Registrant undertakes:

      (a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      (c) In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, State of Florida, on this 4th day of August, 2004.

                                        a21, INC.


                                        By: /s/ ALBERT H. PLEUS
                                            ------------------------------------
                                            ALBERT H. PLEUS
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert H. Pleus and Haim Ariav, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on this 4th day of August, 2004.

                  SIGNATURE                           TITLE (CAPACITY)
-------------------------------------  -----------------------------------------

/s/ ALBERT H. PLEUS                    Chairman and Chief Executive Officer
-------------------------------------  (Principal Executive Officer)
ALBERT H. PLEUS

/s/ THOMAS V. BUTTA                    Vice Chairman and Chief Strategic Officer
-------------------------------------
THOMAS V. BUTTA

/s/ HAIM ARIAV                         President and Director
-------------------------------------
HAIM ARIAV

/s/ JOSE PEREZ                         Vice President of Finance (Principal
-------------------------------------  Financial Officer)
JOSE PEREZ

/s/ LUKE A. ALLEN                      Director
-------------------------------------
LUKE A. ALLEN

/s/ VINCENT C. BUTTA                   Director
-------------------------------------
VINCENT C. BUTTA

/s/ PHILIP N. GARFINKLE                Director
-------------------------------------
PHILIP N. GARFINKLE

/s/ C. DONALD WIGGINS                  Director
-------------------------------------
C. DONALD WIGGINS

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT
--------- ----------------------------------------------------------------------
3.1(a) Articles of Incorporation of a21, Inc., as filed with the Secretary of State of the State of Texas on October 29, 1998 (1).

3.1(b) Amendment to Articles of Incorporation of a21, Inc., as filed with the Secretary of State of the State of Texas filed on May 2, 2002 (2).

3.2       Bylaws of a21, Inc., as amended to date (3).

5.1*      Opinion of Loeb & Loeb LLP.

10.1 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (4).

10.2 Amendment No. 1 to a21, Inc. 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (5).

10.3 Consulting Agreement, dated September 14, 2002, between the Registrant and Albert H. Pleus (6).

10.4 Employment Agreement, dated September 14, 2002, between the Registrant and Haim Ariav (6).

10.5 Consulting Agreement, dated July 1, 2002, between the Registrant and Thomas Butta (6).

10.6 Amended and Restated Stock Purchase and Recapitalization Agreement by and among a21, Inc. and SuperStock, Inc., and Sellers dated November 10, 2003, amended February 20, 2004, and amended and restated as of February 29, 2004 (7).

10.7 Amended and Restated Revolving Promissory Note dated as of February 29, 2004 (8).

10.8      Form of Non-Negotiable 12% Promissory Note (8).

10.9      Form of Convertible Promissory Note (8).

10.10 Stock Purchase Agreement between a21, Inc. and certain Investors (as listed on Schedule A) dated January 2, 2004 (8).

10.11     Registration Rights Agreement dated January 2, 2004 (8).

10.12     Mortgage and Security Agreement dated February 29, 2004 (8).

10.13     Intercreditor Agreement dated February 29, 2004 (8).

10.14 Sale and Purchase Agreement, dated as of April 1, 2004, by and between SuperStock, Inc., as Seller, and NL Ventures IV, L.P., as Purchaser
          (8).

10.15 Lease Agreement, dated as of June 30, 2004, between NL Ventures IV Centurion, L.P., as Landlord, and SuperStock, Inc., as Tenant. (9)

 EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT
--------- ----------------------------------------------------------------------
16.1      Letter of Marcum & Kliegman LLP (10).

16.2      Letter of Grassi & Co. CPAs, P.C. (11).

21.1*     Subsidiaries of the Registrant.

23.1*     Consent of Eisner LLP.

23.2*     Consent of Marcum & Kliegman LLP.

23.3*     Consent of Howard & Company, CPAs, P.A.

23.4*     Consent of Grenadier, Howard & Associates, P.A.

23.5*     Consent of Loeb & Loeb LLP (included in its opinion filed as Exhibit
          5.1).

24.1 Power of Attorney of Directors and Officers (included in the signature page).

--------------------
*     Filed herewith

(1) Incorporated herein by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form SB-2, filed on December 1, 1998.

(2) Incorporated herein by reference to Exhibit No. 3.2 to the Registrant's Current Report on Form 8-K dated April 30, 2002, filed on May 15, 2002.

(3) Incorporated herein by reference to Exhibit No. 3.2 to the Registrant's Registration Statement on Form SB-2, filed on December 1, 1998.

(4) Incorporated herein by reference to Exhibit No. 4.1 to the Registrant's Registration Statement on Form S-8, filed on April 25, 2002.

(5) Incorporated herein by reference to Exhibit No. 4.5 to the Registrant's Registration Statement on Form S-8, filed on July 18, 2002.

(6) Incorporated herein by reference to Exhibit No. 10 to the Registrant's Annual Report on Form 10-KSB, filed on May 20, 2003.

(7) Incorporated herein by reference to Exhibit No. 2.1 to the Registrant's Current Report on Form 8-K filed on March 15, 2004.

(8) Incorporated herein by reference to Exhibit No. 10 to the Registrant's Annual Report on Form 10-KSB, filed on April 14, 2004.

(9) Incorporated herein by reference to Exhibit 10.15 to the Registrant's Current Report on Form 8-K, filed on July 13, 2004.

(10) Incorporated herein by reference to Exhibit 16.1 to the Registrant's Current Report on Form 8-K, filed on March 9, 2004.

(11) Incorporated herein by reference to Exhibit 16.2 to the Registrant's Current Report on Form 8-K/A, filed on May 7, 2003.